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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                    CLEVELAND INDIANS BASEBALL COMPANY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                January 5, 2000

Dear Cleveland Indians Baseball Company, Inc. Shareholder:

     I cordially invite you to attend a special meeting of the shareholders of Cleveland Indians Baseball Company, Inc. (the "Company") to be held on February 7, 2000 at 10:00 a.m., local time at the Terrace Club, 2401 Ontario Street, Cleveland, Ohio 44115. At this meeting you will be asked to vote on a proposal to adopt the Agreement and Plan of Merger and Limited Partnership Interest Purchase Agreement dated as of November 3, 1999 by and among CBC Acquisition, LLC ("Buyer"), CIBC Merger Co. ("Merger Co."), the Company and Cleveland Baseball Corporation, pursuant to which, among other things, (i) Merger Co. will be merged with and into the Company, with the Company continuing as the surviving corporation and (ii) each Class A Common Share and Class B Common Share of the Company outstanding at the effective time of the merger (other than shares owned by Buyer or Merger Co. and other than shares as to which dissenters' rights are perfected) will be converted into the right to receive an amount of cash, without interest, determined pursuant to Section 2.3 of the merger agreement, currently estimated to be approximately $22.61 per share. Upon completion of the transactions contemplated by the merger agreement, the Company will be privately owned and Lawrence J. Dolan will be the controlling owner of the Cleveland Indians baseball team.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

     Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted in favor of adoption of the merger agreement. Not returning your card or not instructing your broker how to vote any shares held for you in "street name" will have the same effect as a vote against the merger agreement.

     On behalf of the Company's board of directors, I thank you for your support and urge you to vote "FOR" the proposal to adopt the merger agreement.

                                   Sincerely,

                                 /s/ Richard E. Jacobs
                                     Richard E. Jacobs
                                     Chairman of the Board, President and
                                     Chief Executive Officer

[CLEVELAND INDIANS LOGO]

       Jacobs Field    2401 Ontario Street    Cleveland,OH    44115-4003
                       www.indians.com    (216) 420-4200

                    CLEVELAND INDIANS BASEBALL COMPANY, INC.

                                  JACOBS FIELD
                              2401 ONTARIO STREET
                                CLEVELAND, OHIO

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON FEBRUARY 7, 2000

     Notice is hereby given that a special meeting of shareholders of Cleveland Indians Baseball Company, Inc., an Ohio corporation (the "Company"), will be held on February 7, 2000, at 10:00 a.m., local time, at the Terrace Club, 2401 Ontario Street, Cleveland, Ohio 44115, for the following purposes:

     1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger and Limited Partnership Interest Purchase Agreement, dated as of November 3, 1999, by and among CBC Acquisition, LLC ("Buyer"), CIBC Merger Co. ("Merger Co."), the Company and Cleveland Baseball Corporation, pursuant to which, among other things, (i) Merger Co. will be merged with and into the Company, with the Company continuing as the surviving corporation, and (ii) each Class A Common Share and Class B Common Share of the Company outstanding at the effective time of the merger (other than shares owned by Buyer or Merger Co. and other than shares as to which dissenters' rights are perfected) will be converted into the right to receive an amount of cash, without interest, determined pursuant to Section 2.3 of the merger agreement.

     2. To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

     The close of business on December 17, 1999 has been fixed as the record date for determining those shareholders entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

     Approval of the proposal described in Item 1 above requires the affirmative vote of the holders of a majority of the combined voting power of the outstanding Class A Common Shares and Class B Common Shares voting as a single class. Richard E. Jacobs, as sole trustee of two trusts, has entered into a voting agreement pursuant to which he has agreed to vote an aggregate of 133,200 Class A Common Shares and 2,281,667 Class B Common Shares (representing approximately 99.9% of the votes entitled to be cast at the meeting) in favor of the proposal to adopt the merger agreement. Accordingly, adoption of the merger agreement is assured. See "The Special Meeting -- Required Vote."

     Holders of Class A Common Shares who do not vote in favor of adoption of the merger agreement and who otherwise comply with the applicable statutory procedures of Section 1701.85 of the General Corporation Law of the State of Ohio will be entitled to dissenters' rights under Section 1701.85. See "The Merger -- Dissenters' Rights." The provisions governing your right to dissent are attached to this document as Appendix B.

     Whether or not you expect to attend the special meeting in person, we ask that you complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy would be appreciated. Your proxy will not affect your right to vote in person if you attend the special meeting. You can revoke your proxy at the special meeting as described under the caption "The Special Meeting -- Proxies; Revocation" on page 10 of the accompanying proxy statement. Simply attending the special meeting, however, will not revoke your proxy. Failure to return a properly executed proxy card or to vote in person at the special meeting will have the effect of a vote against the proposal to adopt the merger agreement.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

                                        By Order of the Board of Directors,

                                        /s/ David W. Pancoast
                                        DAVID W. PANCOAST
January 5, 2000                         Secretary

          PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.
   IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE
                               SURRENDER OF YOUR
 CERTIFICATES AND HOW REGISTERED HOLDERS MAY OBTAIN THEIR CANCELED CERTIFICATES
                               AFTER THE MERGER.

                            [CLEVELAND INDIANS LOGO]

                    CLEVELAND INDIANS BASEBALL COMPANY, INC.

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 7, 2000

     We are furnishing this proxy statement to shareholders of Cleveland Indians Baseball Company, Inc., an Ohio corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the board of directors of the Company for use at a special meeting of shareholders of the Company to be held at 10:00 a.m., local time, on February 7, 2000, at the Terrace Club, 2401 Ontario Street, Cleveland, Ohio 44115, and at any adjournments or postponements thereof.

     This proxy statement and the accompanying notice, proxy card and letter to the Company's shareholders are first being mailed on or about January 5, 2000 to holders of the Company's Class A Common Shares and Class B Common Shares as of the close of business on December 17, 1999, the record date for the special meeting.

     At this meeting, you will be asked to vote on a proposal to adopt the Agreement and Plan of Merger and Limited Partnership Interest Purchase Agreement dated as of November 3, 1999 by and among CBC Acquisition, LLC ("Buyer"), CIBC Merger Co. ("Merger Co."), the Company and Cleveland Baseball Corporation, pursuant to which, among other things, (i) Merger Co. will be merged with and into the Company, with the Company continuing as the surviving corporation, and
(ii) each Class A Common Share and Class B Common Share of the Company outstanding at the effective time of the merger (other than shares owned by Buyer or Merger Co. and other than shares as to which dissenters' rights are perfected) will be converted into the right to receive an amount of cash, without interest, determined pursuant to Section 2.3 of the merger agreement. The cash consideration is currently estimated to be approximately $22.61 per share. The final merger consideration could be more or less than that amount, but the Company does not expect the merger consideration to be less than $22.57 or greater than $22.65.

     Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the outstanding Class A Common Shares and Class B Common Shares voting as a single class. Richard E. Jacobs, as sole trustee of two trusts, has entered into a voting agreement pursuant to which he has agreed to vote an aggregate of 133,200 Class A Common Shares and 2,281,667 Class B Common Shares (representing approximately 99.9% of the votes entitled to be cast at the meeting) in favor of the proposal to adopt the merger agreement. Accordingly, adoption of the merger agreement is assured. See "The Special Meeting -- Required Vote."

     Holders of Class A Common Shares who do not vote in favor of adoption of the merger agreement and who otherwise comply with the applicable statutory procedures of Section 1701.85 of the General Corporation Law of the State of Ohio will be entitled to dissenters' rights under Section 1701.85. See "The Merger -- Dissenters' Rights."

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     All information contained in this proxy statement concerning Buyer, Merger Co. and their affiliates has been supplied by them and has not been independently verified by the Company. Except as otherwise indicated, all other information contained in this proxy statement or incorporated by reference herein has been supplied or prepared by the Company.

              The date of this proxy statement is January 5, 2000.

                               TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS..................................    1
QUESTIONS AND ANSWERS.......................................    1
SUMMARY.....................................................    3
  The Companies.............................................    3
  The Special Meeting.......................................    3
  Reasons for the Merger....................................    4
  Recommendation of the Board of Directors..................    4
  The Merger................................................    4
  Interests of Certain Persons in the Merger................    5
  What Needs to Be Done to Complete the Merger..............    6
  Termination of the Agreement; Liquidated Damages..........    7
  Regulatory Approvals......................................    8
  Dissenters' Rights........................................    8
  Certain Federal Income Tax Consequences...................    8
SUMMARY SELECTED FINANCIAL DATA.............................    9
THE SPECIAL MEETING.........................................   10
  General...................................................   10
  Record Date and Voting....................................   10
  Required Vote.............................................   10
  Proxies; Revocation.......................................   10
  Adjournments or Postponement..............................   11
THE MERGER..................................................   11
  Background of the Merger..................................   11
  Recommendation of the Board of Directors..................   13
  The Company's Reasons for the Merger; Factors Considered
     by the Board...........................................   14
  Interests of Certain Persons in the Merger................   15
  Financing of the Merger...................................   17
  Regulatory Approvals......................................   17
  Baseball Considerations...................................   17
  Material Federal Income Tax Consequences..................   17
  Dissenters' Rights........................................   18
THE MERGER AGREEMENT........................................   20
  The Merger................................................   20
  Conversion of Shares, Options and Share Units.............   20
  Redemption and Acquisition of Limited Partnership
     Interest...............................................   23
  Merger Consideration Payment Procedure....................   24
  Representations and Warranties............................   25
  Covenants.................................................   25
  Conditions to the Merger..................................   29
  Termination and Liquidated Damages........................   30
  Amendment and Waiver......................................   32
THE COMPANIES...............................................   33
  Cleveland Indians Baseball Company, Inc. and Cleveland
     Baseball Corporation...................................   33
  CBC Acquisition, LLC and CIBC Merger Co...................   33
MARKET PRICE OF COMMON SHARES AND DIVIDEND INFORMATION......   33
SHARE OWNERSHIP OF MANAGEMENT AND OTHERS....................   34
OTHER MATTERS...............................................   35
SHAREHOLDER PROPOSALS.......................................   35
WHERE YOU CAN FIND MORE INFORMATION.........................   35
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   36

Agreement and Plan of Merger and Limited Partnership Interest
  Purchase Agreement.................................. Appendix A
Dissenters' Rights.................................... Appendix B

                           FORWARD-LOOKING STATEMENTS

     This proxy statement (including information included or incorporated by reference herein) contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to estimates and assumptions as to the various components of the merger consideration, the estimated completion date for the merger, statements relating to Buyer's and Merger Co.'s financing plans for the merger, and other statements preceded or followed by or that include the words "believe," "intend," "expect," "anticipate," "estimate," "assume" or similar expressions.

     These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those stated, implied or contemplated by the forward-looking statements because of the following factors and other factors discussed elsewhere in this document: Major League Baseball's review of the transaction, the possibility that Major League Baseball will not approve the merger, and actual operating results of the Company through October 31, 1999 and transaction expenses relating to the merger, both of which could affect the final merger consideration.

     These forward-looking statements speak only as of the date of this document.

                             QUESTIONS AND ANSWERS

Q. WHAT AM I VOTING ON?

A. You are being asked to vote on adoption of the merger agreement by and among the Company, Cleveland Baseball Corporation, Buyer and Merger Co. Upon completion of the transactions contemplated by the merger agreement, the Company will be privately owned and Lawrence J. Dolan will be the controlling owner of the Cleveland Indians baseball team.

Q. WHY IS THE COMPANY PROPOSING TO MERGE WITH BUYER? HOW WILL I BENEFIT?

A. The board of directors believes that the merger presents a current opportunity for the Company's shareholders to realize a significant premium over market prices for their shares prevailing prior to the time the Company announced that it had engaged a financial advisor to identify potential buyers for the Cleveland Indians franchise.

Q. CAN I RETAIN MY INTEREST IN THE COMPANY?

A. No. If the merger is completed, your shares will be automatically converted into the right to receive the merger consideration.

Q. WHAT DO I NEED TO DO NOW?

A. Please complete, date and sign your proxy card and mail it in the enclosed postage-paid envelope as soon as possible, so that your shares may be represented at the special meeting.

Q. SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. If the merger is completed, we will send you a letter of transmittal and written instructions for exchanging your stock certificates for cash.

Q. IS IT POSSIBLE FOR ME TO OBTAIN MY CANCELED STOCK CERTIFICATE AFTER IT HAS BEEN SURRENDERED FOR PAYMENT?

A. Yes. If you are a registered holder of Class A Common Shares, if you check the appropriate box on the letter of transmittal that will be sent to you shortly after completion of the merger, and if you agree to pay a processing fee (if one is set forth in the letter of transmittal), your canceled stock certificate(s) will be returned to you after you have surrendered them to receive the merger consideration. This will not be available to you if your shares are held by your broker.

Q. WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We are working toward completing the merger as quickly as possible. We hope to complete the merger before the end of the first quarter of calendar year 2000. However, the merger is subject to a number of conditions that must be satisfied prior to its completion. As a result, there can be no assurance as to the timing of the merger.

Q. HOW DO I VOTE?

A. Complete and sign the enclosed proxy card and return it in the enclosed return envelope. We urge you to read this entire document carefully and to call the Company with any questions. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" herein.

Q. CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. Yes, you may change your vote by:

   - signing another proxy card and returning it to the Company's Secretary prior to the date of the special meeting;

   - sending a written notice of revocation to the Company's Secretary prior to the special meeting; or

   - giving notice of revocation to the Company in open meeting.

     Simply attending the special meeting will not revoke your proxy.

Q. WHAT VOTE IS REQUIRED FOR PASSAGE OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT?

A. Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the outstanding Class A Common Shares and Class B Common Shares voting as a single class. Richard E. Jacobs, as sole trustee of two trusts, has entered into a voting agreement pursuant to which he has agreed to vote an aggregate of 133,200 Class A Common Shares and 2,281,667 Class B Common Shares (representing approximately 99.9% of the votes entitled to be cast at the meeting) in favor of the proposal to adopt the merger agreement. Accordingly, adoption of the merger agreement is assured. See "The Special
   Meeting -- Required Vote."

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. You may call the Company's Shareholder Relations department at (216) 420-5000 or write to David W. Pancoast, Secretary, Cleveland Indians Baseball Company, Inc., 2401 Ontario Street, Cleveland, Ohio 44115 with any questions you have about the merger.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will only vote your shares if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Any failure to instruct your broker to vote in favor of the proposal to adopt the merger agreement will have the effect of a vote against the proposal.

Q. CAN I VOTE MY SHARES IN PERSON?

A. Yes. You may attend the special meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q. HOW WILL MY SHARES BE VOTED IF I RETURN A SIGNED, BLANK PROXY CARD?

A. If you sign and send in your proxy card and do not indicate how you want to vote, your shares will be voted in favor of the proposal to adopt the merger agreement.

Q. WHAT HAPPENS IF I DO NOT VOTE?

A. If you do not return your proxy card and do not vote at the special meeting, it will have the same effect as if you voted against the proposal to adopt the merger agreement.

Q: WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE MERGER?

A. Since your shares are exchangeable for cash, the merger will be a taxable transaction to shareholders. In general, each shareholder will recognize gain or loss equal to the difference between the amount of cash received in the transaction and the shareholder's adjusted basis in the shares exchanged. See "The Merger -- Material Federal Income Tax Consequences."

Q. WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A. The Company does not expect to ask you to vote on any other matter at the special meeting. However, if any other matter is brought before the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by properly executed proxies in accordance with their discretion and judgment.

                                    SUMMARY

     This brief summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. You should read carefully the entire proxy statement and the other documents to which this document refers to fully understand the merger. See "Where You Can Find More Information" on page 35.

THE COMPANIES

COMPANY                                         CLEVELAND BASEBALL CORPORATION
Cleveland Indians Baseball Company, Inc.        25425 Center Ridge Road
2401 Ontario Street                             Cleveland, Ohio 44145
Cleveland, Ohio 44115                           (440) 871-4800
(216) 420-5000

     The Company is an Ohio corporation and is the sole general partner of Cleveland Indians Baseball Company Limited Partnership, an Ohio limited partnership (the "Partnership"), which owns the Cleveland Indians baseball franchise and manages Jacobs Field, the Indians' home ballpark.

     Cleveland Baseball Corporation, an Ohio corporation, is the sole limited partner of the Partnership. Cleveland Baseball Corporation is owned by Richard
E. Jacobs, as sole trustee of the Trust established under the Declaration of Trust Dated April 23, 1987 (the "Richard Jacobs Trust"), and as sole trustee of the David H. Jacobs Marital Trust (the "David Jacobs Trust"). The Richard Jacobs Trust and the David Jacobs Trust are referred to in this proxy statement as the "Jacobs Family Trusts."

BUYER                                           MERGER CO.
CBC Acquisition, LLC                            CIBC Merger Co.
100 7th Avenue, Suite 150                       100 7th Avenue, Suite 150
Chardon, Ohio 44024                             Chardon, Ohio 44024
(440) 285-2242                                  (440) 285-2242

     Buyer is a newly formed Ohio limited liability company, formed for the purposes of the transactions contemplated by the merger agreement. At the effective time of the merger, Buyer will purchase from Cleveland Baseball Corporation all of the outstanding limited partnership interests in Cleveland Indians Baseball Company Limited Partnership.

     Merger Co. is a newly formed Ohio corporation, formed for the purposes of the transactions contemplated by the merger agreement. At the effective time of the merger, Merger Co. will merge with and into the Company, with the Company continuing as the surviving corporation.

     Buyer and Merger Co. are currently owned by LJD Baseball Limited, an Ohio limited liability company owned by Lawrence J. Dolan ("Mr. Dolan"). At the effective time of the merger, the non-voting equity interests in Buyer and Merger Co. will be owned by CFD Trust No. 8, of which Joseph R. Znidarsic is the trustee, and by Dolan Family LLC, all the membership interests of which are owned by four Dolan family trusts. Mr. Dolan will control 100% of the voting interests and 10% of the equity interests of Buyer and Merger Co. Dolan Family LLC will own 80% and CFD Trust No. 8 will own 10% of the equity interests of Buyer and Merger Co., but will have no voting rights. Accordingly, upon completion of the transactions contemplated by the merger agreement, the Company will be privately owned and Lawrence J. Dolan will be the controlling owner of the Cleveland Indians baseball team.

THE SPECIAL MEETING

     The special meeting will be held on February 7, 2000, at 10:00 a.m., local time, at the Terrace Club, 2401 Ontario Street, Cleveland, Ohio 44115. At the special meeting, you will be asked:

        (1) to consider a proposal to adopt the merger agreement; and

        (2) to consider such other business as may be properly brought before the special meeting.

     You can vote at the special meeting if you owned Class A Common Shares or Class B Common Shares of the Company (collectively, the "Common Shares") at the close of business on December 17, 1999, the record date for the special meeting. Holders of Class A Common Shares will be able to cast one vote for each Class A Common Share owned by such holder at that time. Holders of Class B Common Shares will be able to cast 10,000 votes for each Class B Common Share owned by such holder at that time. Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the outstanding Class A Common Share and Class B Common Shares voting as a single class. See "The Special Meeting." You can vote your shares by attending the special meeting and voting in person or by marking the enclosed proxy card with your vote, signing it and mailing it in the enclosed return envelope. You can revoke your proxy as late as the date of the meeting as described under the caption "The Special Meeting -- Proxies; Revocation." Simply attending the special meeting will not revoke your proxy. Richard E. Jacobs, as trustee of the Jacobs Family Trusts, has entered into a voting agreement to vote an aggregate of 133,200 Class A Common Shares and 2,281,667 Class B Common Shares (representing approximately 99.9% of the votes entitled to be cast at the meeting) in favor of the proposal to adopt the merger agreement. Accordingly, adoption of the merger agreement is assured.

REASONS FOR THE MERGER

     The merger presents a current opportunity for the Company's shareholders to realize a significant premium over market prices for their shares prevailing prior to the time the Company announced that it had engaged financial advisors to identify potential buyers for the Cleveland Indians franchise.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The board of directors of the Company has unanimously approved the merger agreement, believes that the merger is in your best interests as a shareholder of the Company and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement.

THE MERGER

     We have attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

     Timing. We hope to complete the merger by the end of the first quarter of calendar year 2000.

     Consideration. In the merger, each Class A Common Share and each Class B Common Share will be converted into the right to receive an amount of cash determined pursuant to Section 2.3 of the merger agreement. The final merger consideration will not be determined until shortly before the effective time of the merger, but the merger consideration is currently estimated to be approximately $22.61 per share in cash. The final merger consideration could be more or less than that amount, but the Company does not expect the merger consideration to be less than $22.57 or greater than $22.65. See "The Merger Agreement -- Conversion of Shares, Options and Share Units."

     Limited Partnership Redemption and Purchase. Immediately prior to completion of the merger, the Company will cause the Partnership to redeem from Cleveland Baseball Corporation a portion of Cleveland Baseball Corporation's limited partnership interest in the Partnership in exchange for the rights set forth in the Name Retention Agreement which includes the right to prohibit the Partnership from changing the name of the current Cleveland Indians baseball facility to any name other than "Jacobs Field" until October 31, 2006. See "The Merger -- Interests of Certain Persons in the Merger." In addition, as of the effective time of the merger, Cleveland Baseball Corporation will sell all of its limited partnership interest in the Partnership to Buyer for an amount of cash determined pursuant to Section 2.5 of the merger agreement. The final limited partnership consideration will not be determined until shortly before the effective time of the merger. However, the limited partnership consideration is substantially the same as the consideration for the Class A Common Shares and Class B Common Shares. See "The Merger Agreement -- Conversion of Shares, Options and Share Units." As a result of the merger, the redemption and the purchase of Cleveland Baseball Corporation's limited partnership interest in the Partnership, Buyer and Merger Co. will own, directly or indirectly, all of the interests in the Partnership, which is the owner of the Cleveland Indians baseball team.

     Voting Agreement. Mr. Jacobs, as trustee of the Jacobs Family Trusts, has entered into a voting agreement with Buyer and Merger Co. pursuant to which he has agreed to vote an aggregate of 133,200 Class A Common Shares and 2,281,667 Class B Common Shares owned by the Jacobs Family Trusts (representing approximately 99.9% of the votes entitled to be cast at the meeting) in favor of the proposal to adopt the merger agreement. Accordingly, adoption of the merger agreement is assured.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Company's executive officers and directors, including Mr. Jacobs, will receive payments and other benefits as a result of the merger which result in their having interests in the merger that are different from, or in addition to, the interests of other shareholders. See "The Merger -- Interests of Certain Persons in the Merger." The board was aware of these interests and considered them, among other things, in approving the merger agreement.

     Acquisition of Limited Partnership Interest. In addition to the terms of the merger of Merger Co. into the Company and the exchange of Common Shares for the merger consideration, at the effective time of the merger, Buyer will also purchase from Cleveland Baseball Corporation its limited partnership interest in the Partnership in exchange for an amount estimated to be approximately $127.6 million. Mr. Jacobs has an interest in this acquisition of the limited partnership interest because Cleveland Baseball Corporation is owned by Mr. Jacobs, as trustee of the Jacobs Family Trusts.

     Name Retention Agreement. Pursuant to the merger agreement, Cleveland Baseball Corporation and the Partnership will enter into a Name Retention Agreement which will provide for the redemption by the Partnership of a portion of Cleveland Baseball Corporation's limited partnership interest in the Partnership (valued at approximately $6.3 million) immediately prior to the effective time of the merger in exchange for the right of Cleveland Baseball Corporation to prohibit the Partnership from changing the name of the current Cleveland Indians baseball facility to any name other than "Jacobs Field" until October 31, 2006. The Name Retention Agreement also provides for the exclusive use of a luxury suite, related tickets and parking, other seats and certain parking privileges located at Jacobs Field by Mr. Jacobs during his lifetime and the exclusive use of a luxury suite, related tickets and parking by Barbara Jacobs, the surviving spouse of David H. Jacobs, during her lifetime. The redemption operates as a means by which Cleveland Baseball Corporation will apply $6.3 million of the proceeds it would otherwise have received from the sale of its limited partnership interest in the Partnership to the transfer of the rights set forth in the Name Retention Agreement. In other words, Cleveland Baseball Corporation is effectively paying Buyer and Merger Co. $6.3 million for these rights.

     Stock Option Plan. The Company has previously issued options to acquire Common Shares to its executive officers and directors under its stock option plan. The merger agreement provides that as of the effective time of the merger, each option to acquire Common Shares will be converted (whether or not then exercisable) into the right to receive a cash payment equal to the number of Common Shares issuable upon exercise of the option multiplied by the excess of the per share merger consideration over the per share price at which the option is exercisable. Each payment will be made net of applicable withholding taxes.

     Deferred Compensation Plan. The Company has a deferred compensation plan pursuant to which certain directors have elected to defer payment of their directors' fees and credit such fees to an account consisting of units that are equivalent in value to Class A Common Shares ("Share Units"). The merger agreement provides that as of the effective time of the merger, each Share Unit will be canceled in exchange for the right to receive a cash payment equal to the per share merger consideration.

     Broker's Fee. McDonald Investments Inc. will receive a fee for services provided in connection with the transactions contemplated by the merger agreement. William B. Summers, Jr., a director of the Company, is Chairman and Chief Executive Officer of McDonald Investments Inc.

     Legal Fees. Baker & Hostetler LLP will receive fees for its services in connection with the transactions contemplated by the merger agreement. Edward G. Ptaszek, Jr., a director of the Company, is a partner of Baker & Hostetler LLP.

     Agreement with Mr. Hart. Pursuant to an employment agreement between the Company and John Hart, the Company's Executive Vice President and General Manager, Mr. Hart is entitled to a bonus upon the sale of substantially all of the assets of the Company or the sale of the ownership of the Cleveland Indians franchise or the Partnership. As a result, at the effective time of the merger, Mr. Hart will be paid a bonus of $600,000.

     Indemnification and Continuation of Liability Insurance. The merger agreement contains provisions with respect to indemnification of the Company's directors and officers after the merger and the continuation of director and officer liability insurance for these individuals.

WHAT NEEDS TO BE DONE TO COMPLETE THE MERGER

     The completion of the merger depends on a number of conditions being met (or waived by the party for whose benefit the condition exists). These conditions include:

  Mutual Conditions

     1. Approval by the shareholders of the proposal to adopt the merger agreement.

     2. The absence of any injunction or legal restraint blocking the merger.

     3. The absence of any government proceedings trying to block the merger or statute, rule or regulation preventing the merger.

     4. Approval of the merger by Major League Baseball which consists of the approval of at least 75% of the owners of the American League clubs and at least a majority of the owners of the National League clubs.

  Additional Conditions to Obligations of the Company

     1. Buyer's and Merger Co.'s representations and warranties being true and correct unless the failure of the representations and warranties to be true and correct would not have a material adverse effect on the ability of Buyer and Merger Co. to consummate the merger.

     2. The material performance by Buyer and Merger Co. of each of their obligations, agreements and covenants under the merger agreement.

     3. The purchase by Buyer of Cleveland Baseball Corporation's limited partnership interest in the Partnership.

  Additional Conditions to Obligations of Buyer and Merger Co.

     1. The Company's and Cleveland Baseball Corporation's representations and warranties being true and correct unless the failure of the representations and warranties to be true and correct would not have a material adverse effect on the Company and the Partnership taken together and would not have a material adverse effect on the ability of the Company or Cleveland Baseball Corporation to consummate the transactions contemplated by the merger agreement.

     2. The material performance by the Company and Cleveland Baseball Corporation of each of their obligations, agreements and covenants under the merger agreement.

     3. The redemption by the Partnership from Cleveland Baseball Corporation of a portion of Cleveland Baseball Corporation's limited partnership interest in the Partnership in exchange for the rights under the Name Retention Agreement.

     4. The sale to Buyer by Cleveland Baseball Corporation of Cleveland Baseball Corporation's limited partnership interest in the Partnership.

     5. The termination of the management agreement between The Richard E. Jacobs Group, Inc. (the "Jacobs Group") and the Company pursuant to which the Jacobs Group manages certain funds of the Company.

     We cannot be certain when (or if) the conditions to the merger will be satisfied or waived, or that the merger will be completed. Neither Buyer, Merger Co. nor the Company has any present intention to waive any condition to the closing of the merger.

TERMINATION OF THE AGREEMENT; LIQUIDATED DAMAGES

     The Company and Buyer may mutually agree at any time to terminate the merger agreement even if the shareholders of the Company have adopted it. The merger agreement may also be terminated as follows:

     1. By the Company or Buyer if the closing is not consummated on or before April 30, 2000, unless extended by the boards of directors of Buyer, Merger Co., the Company and Cleveland Baseball Corporation. This right to terminate will not be available to the Company if, at the time of termination, the representations and warranties of the Company and Cleveland Baseball Corporation or their performance of covenants do not satisfy the standards for Buyer's and Merger Co.'s conditions to closing. This termination right will not be available to Buyer if, at the time of termination, the representations and warranties of Buyer and Merger Co. and their performance of covenants do not satisfy the standards for the Company's conditions to closing or if Merger Co. has not delivered to the Company a notice by April 27, 2000 indicating that it has the financing necessary to consummate the merger.

     2. By the Company or Buyer if a court having jurisdiction or other governmental entity issues a final and nonappealable order, decree, or ruling, or takes any other action which has the effect of permanently restraining, enjoining or otherwise prohibiting the merger or Buyer's purchase of the limited partnership interest in the Partnership.

     3. By Buyer or Merger Co. if there occurs a breach of any representation, warranty or covenant of the Company or Cleveland Baseball Corporation (or a material breach by Mr. Jacobs, as trustee of the Jacobs Family Trusts, under the voting agreement) such that the representations and warranties of the Company and Cleveland Baseball Corporation and their performance of covenants do not satisfy the standards for Buyer's and Merger Co.'s conditions to closing, and would be incapable of satisfying those standards within 30 days after the giving of written notice of such failure.

     4. By the Company or Cleveland Baseball Corporation if there occurs a breach of any representation, warranty or covenant of Buyer or Merger Co. such that the representations and warranties of Buyer and Merger Co. and their performance of covenants do not satisfy the standards for the Company's conditions to closing, and would be incapable of satisfying those standards within 30 days after the giving of written notice of such failure.

     5. By the Company or Buyer if the merger has not been approved by Major League Baseball (consisting of the approval of at least 75% of the owners of the American League clubs and at least a majority of the owners of the National League clubs) on or before April 30, 2000.

     If any party terminates the merger agreement pursuant to the termination provisions described above, all obligations of the parties will terminate without any liability of any party to any other party, except in the following circumstances:

     a. If the merger agreement is terminated as a result of a party's breach of the merger agreement, that party will not be relieved of liability for that breach.

     b. If the merger agreement is terminated pursuant to items 1 or 4 above, the Company is entitled to receive $30 million from Buyer and Merger Co. as liquidated damages so long as (i) shareholder approval has been obtained, Major League Baseball approval has been obtained and no court order or law prohibits the merger (except for the failure of any such condition to be met due to any breach of the merger agreement by Buyer or Merger Co.) and (ii) Buyer and Merger Co. do not have the right to terminate the merger agreement pursuant to item 3 above.

     c. If the merger agreement is terminated pursuant to item 3 above, regarding a breach by the Company or Cleveland Baseball Corporation of the merger agreement, Buyer and Merger Co. are entitled to damages available under law.

See "The Merger Agreement -- Termination and Liquidated Damages."

REGULATORY APPROVALS

     Consummation of the merger does not require the approval of any governmental agency.

DISSENTERS' RIGHTS

     The Company is organized under Ohio law. If you do not vote in favor of the adoption of the merger agreement and if you follow certain procedures mandated by Ohio law, including the filing of specific notices at particular times, you will be entitled to receive the "fair cash value" of your shares instead of the merger consideration provided for in the merger agreement. The provisions of Ohio law governing your right to dissent are attached to this document as Appendix B.

     For more information about the steps to be taken by Company shareholders who wish to exercise their dissenters' rights, see "The Merger -- Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash by the Company's shareholders pursuant to the merger will be a taxable transaction for federal income tax purposes and may be taxable under applicable state, local and foreign income and other tax laws. Generally, for federal income tax purposes, you will recognize a gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the Common Shares surrendered for which cash was received. The gain or loss will be long-term capital gain or loss if the holding period for such shares is greater than one year. THE ACTUAL TAX CONSEQUENCES TO YOU WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON FACTORS NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES.

                        SUMMARY SELECTED FINANCIAL DATA

     The following table sets forth consolidated selected financial data for the Company and historical combined financial data for the combined operations of the Partnership and Ballpark Management Company (the "Predecessor Group"). The financial data for the five years ended December 31, 1998 have been derived from the Company's audited consolidated and combined financial statements. The financial data for the nine-month periods ended September 30, 1999 and 1998 have been derived from unaudited consolidated and combined financial statements. The unaudited consolidated and combined financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. The financial data should be read in connection with the Company's previously filed financial statements and related notes. See "Incorporation of Certain Documents by Reference."

                                                            PREDECESSOR       THE
                                   THE COMPANY(a)              GROUP      COMPANY (a)
                            -----------------------------   -----------   ------------

                             NINE MONTHS       PERIOD         PERIOD         PERIOD
                                ENDED         JUNE 9 TO      JANUARY 1     JUNE 9 TO
                            SEPTEMBER 30,   SEPTEMBER 30,   TO JUNE 8,    DECEMBER 31,
                                1999            1998           1998           1998
                            -------------   -------------   -----------   ------------
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING STATEMENT DATA:
  Total revenues..........    $136,141         $80,177        $44,321       $99,988
  Operating income
    (loss)................       4,306          17,062         (9,478)       22,140
  Net income (loss).......       4,343           4,987         (9,658)        7,185
  Net income per share:
    Basic.................    $   0.68         $  0.78                      $  1.12
    Diluted...............    $   0.67         $  0.78                      $  1.12


                                                 PREDECESSOR GROUP
                            -----------------------------------------------------------
                                                        FOR THE YEAR ENDED
                               PERIOD       -------------------------------------------
                              JANUARY 1             DECEMBER 31,
                             TO JUNE 8,     -----------------------------   OCTOBER 31,
                                1998          1997       1996     1995(c)   1994(b)(c)
                            -------------   --------   --------   -------   -----------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING STATEMENT DATA:
  Total revenues..........     $44,321      $140,030   $114,197   $97,651     $59,281
  Operating income
    (loss)................      (9,478)        8,217      7,733     7,022      (5,036)
  Net income (loss).......      (9,658)       22,570     10,159     6,746      (4,886)
  Net income per share:

                                                              THE COMPANY                         PREDECESSOR GROUP
                                                       -------------------------    ---------------------------------------------
                                                                                       DECEMBER 31,
                                                       SEPTEMBER 30,    ------------------------------------------    OCTOBER 31,
                                                           1999           1998        1997       1996       1995         1994
                                                       -------------    --------    --------    -------    -------    -----------
BALANCE SHEET DATA:
  Total assets.......................................    $121,746       $122,023    $118,152    $87,272    $79,991      $43,032
  Long-term liabilities..............................      61,427         57,951      47,393     33,458     26,182       25,671
  Shareholders'/owners' equity.......................         766         (6,505)     (2,550)    (8,310)   (14,537)     (18,431)

---------------

(a) The Company was formed to acquire the 51% sole general partnership interest of, and controlling interest in, the Partnership. The Partnership was formed to acquire, own, maintain, operate and control the membership of the Cleveland Indians Baseball Club in the American League and to operate and manage Jacobs Field under a long-term management agreement with Gateway Economic Development Corporation of Greater Cleveland. The historical financial information prior to June 9, 1998 includes the combined operations of the Predecessor Group.

(b) A players' strike during 1995 and 1994 resulted in the cancellation of 18 games of the 1995 season and 45 games of the regular season and the entire post-season of 1994.

(c) Includes the assets, liabilities and results of operations for the Predecessor Group as of October 31, 1994 and for the year then ended. The results of operations for the Predecessor Group for the two-month period ended December 31, 1994, which are not reflected in the above combined financial data, were as follows:

Revenues..........................................    $   578
Operating loss....................................     (2,205)
Net loss..........................................     (2,476)

                              THE SPECIAL MEETING

GENERAL

     We are furnishing this proxy statement to shareholders of the Company in connection with the solicitation of proxies on behalf of the board of directors of the Company for use at a special meeting of shareholders of the Company to be held on February 7, 2000, at 10:00 a.m. local time, at the Terrace Club, 2401 Ontario Street, Cleveland, Ohio 44115, and at any adjournments or postponements thereof. The purpose of the special meeting is for the shareholders to consider and vote on a proposal to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Appendix A.

RECORD DATE AND VOTING

     Holders of record of Class A Common Shares and Class B Common Shares (together referred to as "Common Shares") of the Company as of the close of business on December 17, 1999, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date there were 4,142,810 Class A Common Shares and 2,283,957 Class B Common Shares outstanding and entitled to vote at the special meeting. Class A Common Shares are entitled to one vote per share, and Class B Common Shares are entitled to 10,000 votes per share. Accordingly, there were a total of 22,843,712,810 votes represented by shares entitled to vote as of the record date.

REQUIRED VOTE

     Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the combined voting power of the outstanding Class A Common Shares and Class B Common Shares voting as a single class. You may vote your shares by returning the enclosed proxy or by appearing at the special meeting and voting in person. Richard E. Jacobs, as trustee of the Jacobs Family Trusts, has entered into a voting agreement to vote an aggregate of 133,200 Class A Common Shares and 2,281,667 Class B Common Shares (representing approximately 99.9% of the votes entitled to be cast at the meeting) in favor of the proposal to adopt the merger agreement. Accordingly, adoption of the merger agreement by the Company's shareholders is assured.

     As of the record date, the directors and executive officers of the Company (including Mr. Jacobs) owned, in the aggregate, 510,477 Class A Common Shares and 2,283,957 Class B Common Shares, or 99.9% of the outstanding voting power of the Company on that date. The directors and executive officers have informed the Company that they intend to vote all of their Common Shares for the proposal to adopt the merger agreement.

PROXIES; REVOCATION

     If you vote your Common Shares by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your Common Shares will be voted for the adoption of the merger agreement. You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the Secretary of the Company, Mr. Pancoast, at 2401 Ontario Street, Cleveland, Ohio 44115 or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. A proxy may also be revoked by giving us notice of revocation in open meeting. However, simply attending the special meeting will not revoke a proxy.

     Your board is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

     The Company and Buyer will share the costs associated with printing, filing and mailing this proxy statement and the costs of soliciting proxies for the special meeting. Officers and employees of the Company may solicit proxies by telephone or in person. However, they will not be paid for soliciting proxies. The Company also will request that persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services.

ADJOURNMENTS OR POSTPONEMENT

     Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the outstanding voting power of the Company present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by the Company will be voted in favor of an adjournment or postponement in these circumstances unless a written note on the proxy by the shareholder directs otherwise. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Company shareholders who have already sent in their proxies to revoke them at any time prior to their use.

                                   THE MERGER

     The discussion in this proxy statement of the merger is subject to, and qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement as Appendix A, and is incorporated herein by reference.

BACKGROUND OF THE MERGER

     In late April and early May 1999, Mr. Jacobs, the Chairman of the Board, President, Chief Executive Officer and controlling shareholder of the Company, consulted with his financial and legal advisors about the possibility of selling the Cleveland Indians franchise. At a special telephonic meeting of the board of directors of the Company held on May 12, 1999, the board of directors unanimously approved the engagement of Goldman, Sachs & Co. and McDonald Investments Inc. to assist the Company in finding potential buyers for the franchise. On May 13, 1999, the Company made a public announcement that it had retained those firms for that purpose.

     During the few months following the public announcement, Goldman, Sachs & Co. and McDonald Investments Inc. conducted a competitive bidding process for the Company. The process included identifying and contacting a number of potential buyers that had been approved by the Company, determining their levels of interest and ability to finance an acquisition, sharing information with the potential buyers that executed a confidentiality agreement, making management presentations to interested parties and providing a form acquisition agreement for interested parties to consider. Throughout the process, Mr. Jacobs and members of the board of directors of the Company were periodically advised as to the status of the process by the Company's financial and legal advisors. The process culminated in the execution of the merger agreement with Buyer and Merger Co. on November 3, 1999.

     Discussions with Buyer and Merger Co. first began shortly after the public announcement when Paul Dolan, the son of Lawrence J. Dolan ("Mr. Dolan"), contacted Goldman, Sachs & Co. to express Mr. Dolan's interest in acquiring the Indians. In early July, in response to a request from Goldman, Sachs & Co. that Mr. Dolan submit a preliminary non-binding indication of the range of purchase price he would be willing to pay, counsel for Mr. Dolan verbally expressed a willingness on behalf of Mr. Dolan to consider a transaction with a purchase price for all of the outstanding equity interests in the Company and the Partnership ranging from $250 million to $300 million. This oral expression of interest was based solely on public information concerning the Company and the Partnership and was subject to due diligence and execution of definitive documentation.

     Following the preliminary indication of interest, Mr. Dolan and his representatives conducted preliminary due diligence and attended a presentation made by the Company's senior management. On September 16, 1999, Mr. Dolan delivered to Goldman, Sachs & Co. a formal proposal to purchase all of the equity interests in the Company and the Partnership for approximately $240 million, plus a working capital adjustment estimated in the proposal to be approximately $10 million. The proposal included a condition that Mr. Jacobs execute an agreement to vote in favor of the transaction. On September 17, Goldman, Sachs & Co. contacted representatives of Thrasher, Dinsmore & Dolan, Mr. Dolan's Ohio counsel, to advise them that Mr. Dolan had been eliminated from the bidding process based on the inadequacy of his proposed purchase price.

     Shortly thereafter, Mr. Dolan's counsel advised Goldman, Sachs & Co. of Mr. Dolan's ability to substantially increase his purchase price. During the last two weeks of September and the first week of October, representatives of Goldman, Sachs & Co. and counsel for Mr. Dolan had several telephone discussions concerning valuation and balance sheet adjustments to the point where Mr. Dolan had proposed a base purchase price of $265 million and Goldman, Sachs & Co., on behalf of the Company, had proposed a base purchase price of $270 million. In each case the purchase price would be subject to adjustment based on the excess of selected assets over selected liabilities as of October 31, 1999, estimated to be approximately $17 million. On September 30, in a telephone conversation with Mr. Dolan's counsel, Goldman, Sachs & Co. raised the possibility of the Jacobs family using a portion of their proceeds from a sale transaction to acquire the right to prohibit the Company and the Partnership from changing the name of Jacobs Field, the Cleveland Indians' home ballpark, for some period of time.

     On October 3, 1999, Goldman, Sachs & Co. and Mr. Dolan's counsel further discussed valuation, and Goldman, Sachs & Co. proposed that Mr. Dolan present two transaction structures, one that would be his final base equity purchase price assuming that the Partnership retained any naming rights it had with respect to Jacobs Field, and one that used the same base purchase price but assumed that Mr. Jacobs would purchase the right to prohibit the Company or the Partnership from changing the name of Jacobs Field for some period of time as part of the transaction.

     On October 3 and 4, representatives of Goldman, Sachs & Co., Baker & Hostetler LLP (the Company's legal counsel), Thrasher, Dinsmore & Dolan and Debevoise & Plimpton (Mr. Dolan's special counsel) discussed structural issues affecting the proposed transaction, including Mr. Dolan's plans for financing the acquisition and the items that would be included in the balance sheet adjustments as of October 31, 1999 in determining adjusted net worth for purposes of calculating the purchase price.

     On October 8, representatives of Mr. Dolan made a final proposal of a base purchase price of $267.5 million, plus the amount of adjusted net worth as of October 31. The base purchase price was applicable whether the Partnership retained the naming rights it held for Jacobs Field or whether the rights were purchased by the Jacobs family. Mr. Dolan proposed, through his counsel, three alternative structures for the naming rights: (i) a fourteen-year right to keep the ballpark named Jacobs Field for $10 million, (ii) a seven-year right for $6.3 million, and (iii) a four-year right for $4 million. After conferring with Mr. Jacobs and his financial and legal advisors, Goldman, Sachs & Co. advised Thrasher, Dinsmore & Dolan that the Company was prepared to move forward to negotiate and execute a definitive agreement with Mr. Dolan based on the $267.5 million base purchase price and that Mr. Jacobs was interested in the seven-year naming rights arrangement. In addition, Goldman, Sachs & Co. and representatives of Mr. Dolan's working group had conversations regarding Mr. Dolan's financing of the acquisition. See "The Merger -- Financing of the Merger."

     On October 15, the Company's board of directors held a special meeting to discuss the status of the negotiations with Mr. Dolan. At that meeting, Goldman, Sachs & Co. reviewed for the directors the competitive bidding process Goldman, Sachs & Co. had used to identify potential buyers and the negotiations with Mr. Dolan's representatives. Goldman, Sachs & Co. also reviewed for the directors the means by which Mr. Dolan intended to finance the transaction, the anticipated timing to complete the financing and Goldman, Sachs & Co.'s perspective regarding the risks that the financing could not be obtained. No formal action was taken at the meeting, but there was a consensus among the directors that the Company's financial and legal advisors should continue to negotiate the terms of a definitive agreement with Mr. Dolan, so long as there was not an inappropriate risk that financing for the acquisition would not be obtained and so long as the agreement contained appropriate protection for the Company in the event the acquisition could not be completed because of the failure of Mr. Dolan to obtain financing.

     In the afternoon and evening of October 15 and the morning of October 16, representatives of Goldman, Sachs & Co., Baker & Hostetler LLP, Thrasher, Dinsmore & Dolan, and Debevoise & Plimpton discussed the terms of a definitive acquisition agreement. In addition, Goldman, Sachs & Co. advised the Dolan working group that it would need to provide adequate assurance to the Company that Mr. Dolan could secure financing for the acquisition.

     On October 22, counsel for Mr. Dolan proposed a series of provisions regarding liquidated damages, secured by an irrevocable letter of credit, to protect the Company against the possibility that the transaction might not be completed. Over the next several days, the parties negotiated the terms of the liquidated damages provisions, including the amount thereof and the circumstances under which they would be paid, and other terms of the transaction. On October 25, the parties agreed in concept on the structure of the liquidated damages provisions generally as they are set forth in the merger agreement. During the next several days the parties and their counsel negotiated the final terms of the definitive merger agreement and related documentation, including the final adjustments to the merger consideration.

     On November 3, Raymond P. Park and Robert W. Brown, M.D., two members of the board of directors, met with representatives of Goldman, Sachs & Co. and Baker & Hostetler LLP to consider the terms of the Name Retention Agreement pursuant to which Cleveland Baseball Corporation, on behalf of the Jacobs Family Trusts, would acquire, among other things, the right to prohibit the Company and the Partnership from changing the name of Jacobs Field until October 31, 2006. Mr. Park and Dr. Brown were selected for this purpose because they are unaffiliated with Mr. Jacobs and have no material interest in the completion of the transactions contemplated by the merger agreement, other than their interest as holders of Class A Common Shares and stock options. At this meeting, Goldman, Sachs & Co. reviewed the negotiations for the naming rights arrangements and the seating package included in the Name Retention Agreement, and information relating to other naming rights transactions Goldman, Sachs & Co. had obtained from published sources. In addition, Baker & Hostetler LLP reviewed for Mr. Park and Dr. Brown the terms of the Name Retention Agreement, including the fact that it did not involve any right to change the name of the ballpark, but only the right to prohibit the Company from changing the name of the ballpark until October 31, 2006. Baker & Hostetler LLP also reviewed for the two directors the terms of the existing naming rights held by the Partnership and potential limitations on the ability of the Partnership to change the name of the ballpark to any name other than Jacobs Field. At the conclusion of the meeting, Mr. Park and Dr. Brown concluded that the process for establishing the value of the naming rights and the seating package was fair and had been conducted at arm's length. Neither these directors, Goldman, Sachs & Co., nor any other party appraised or otherwise valued the rights to be transferred pursuant to the Name Retention Agreement.

     Later, on November 3, the full board of directors of the Company met to consider the merger agreement and related documentation. At the meeting, Goldman, Sachs & Co. reviewed the financial terms of the transaction, as well as publicly available information regarding sales of baseball teams and naming rights agreements. In addition, Baker & Hostetler LLP reviewed the terms of the final merger agreement, the Name Retention Agreement and the voting agreement and other matters. At the meeting, the board of directors determined that the merger agreement was fair to and in the best interests of the Company's shareholders, unanimously approved the merger agreement and the related transactions, and unanimously determined to recommend the adoption of the merger agreement by the Company's shareholders.

     Following the board meeting, during the evening of November 3, the parties executed the merger agreement, Mr. Jacobs, as trustee of the Jacobs Family Trusts, Buyer and Merger Co. executed the voting agreement, and Buyer and Merger Co. delivered the irrevocable letter of credit to the Company as well as copies of commitment letters for their financing of the transactions contemplated by the merger agreement. On November 4, 1999, the Company and Mr. Dolan issued a joint press release announcing the transaction.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.

THE COMPANY'S REASONS FOR THE MERGER; FACTORS CONSIDERED BY THE BOARD

     In reaching its decision to approve the merger agreement, the Company's board of directors considered, with the assistance of its financial and legal advisors, a number of factors, including the following:

     - The merger consideration, which will be payable entirely in cash, will provide the Company's shareholders with a premium of approximately 50% over the $15.00 per share price in the Company's initial public offering in June 1998 and a premium of approximately 127% over the closing price of the Company's Class A Common Shares on May 12, 1999, the day before the Company announced that it had retained financial advisors to help the Company identify buyers for the Cleveland Indians. See "Market Price of Common Shares and Dividend Information." The purchase price being paid by Buyer and Merger Co. for all of the equity interests in the Company and the Partnership represents an enterprise value of approximately $320 million, before deducting assumed debt of $35.5 million and transaction expenses.

     - The Company had thoroughly explored the market for interest in the acquisition of the Company through the process conducted by Goldman, Sachs & Co. and McDonald Investments Inc.

     - The presentations made to the Company's board of directors by Goldman, Sachs & Co. describing, among other things, other transactions involving the sale of baseball franchises.

     - An assessment of the likelihood that the transactions contemplated by the merger agreement will be completed, including the likelihood that Major League Baseball approval will be obtained in a timely manner and that Buyer and Merger Co. will be able to secure financing for the acquisition. See "The Merger -- Baseball Considerations" and "The
       Merger -- Financing of the Merger."

     - Certain of the factors relating to professional baseball, including rising player salaries, uncertainties relating to future revenue growth, increased competition for local, regional and national sports dollars and potential labor unrest upon expiration of the current collective bargaining agreement with the baseball players' union in 2000 or 2001 (if extended by the players' union).

     - The terms of the merger agreement, including the limited number of conditions to Buyer's and Merger Co.'s obligation to consummate the merger, the absence of a contractual financing contingency, and the right of the Company to receive substantial liquidated damages (which right is secured by a $30 million irrevocable standby letter of credit) if the merger agreement is terminated under certain circumstances.

     - Mr. Jacobs, in his capacity as trustee of the Jacobs Family Trusts that hold more than 99% of the voting power of the Company's Common Shares, supports the transaction and has agreed to vote all of the shares held by him as trustee of such trusts in favor of the merger agreement. Mr. Jacobs' support for the transaction is based, in part, on his desire to have a role during his lifetime in selecting the new owner of the team and in insuring an orderly transition of management oversight.

     - Following the merger, the Cleveland Indians franchise will be owned and controlled by a long-time resident of Greater Cleveland.

     The Company's board of directors also considered certain negative factors in its determination to approve the merger agreement, including the following:

     - The inability of the board of directors to terminate the merger agreement, even if superior acquisition proposals are received, both because the merger agreement prohibits it and because Mr. Jacobs would nonetheless be obligated to vote his Common Shares in favor of adoption of the merger agreement.

     - If the merger is not consummated under certain circumstances, the Company's sole remedy will be to draw on the letter of credit, and under certain other circumstances (such as the failure to obtain Major League Baseball approval by April 30, 2000), the Company may have no remedy.

     - Following the merger, the Company's shareholders will cease to have any interest in the Company or the Cleveland Indians franchise and will no longer benefit from any increase in the value of the Company.

     The foregoing discussion of the information and factors considered by the board of directors is not intended to be exhaustive but is believed to include all material factors considered by the board in making its decision. In view of the wide variety of factors considered by the Company's board of directors and the complexity of such matters, the Company's directors did not consider it practicable to, nor did they attempt to, quantify, rank or otherwise assign particular or relative weight to the factors they considered. In addition, in considering the factors described above, the individual directors may have given different weight to different factors. The board of directors' determination was based on all of the information presented to and considered by it.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Company's board of directors that the shareholders vote in favor of adoption of the merger agreement, shareholders should be aware that the Company's executive officers and directors will receive payments and other benefits, as described herein, as a result of the merger which result in their having interests in the merger that are different from, or in addition to, the interests of other shareholders. The board was aware of these interests and considered them in approving the merger agreement.

     Under the terms of the merger agreement, at the effective time of the merger, Buyer will purchase from Cleveland Baseball Corporation, and Cleveland Baseball Corporation will sell to Buyer, all of Cleveland Baseball Corporation's limited partnership interest in the Partnership in exchange for the right to receive an amount of cash equal to the Limited Partner Unit Price multiplied by the number of limited partner units of the Partnership outstanding immediately prior to the effective time of the merger (after giving effect to the redemption described in the next paragraph). See "The Merger Agreement -- Redemption and Acquisition of Limited Partnership Interest." The Limited Partner Unit Price will be substantially the same price as the per share merger consideration because each limited partnership unit is convertible into one Class A Common Share. See "The Merger Agreement -- Redemption and Acquisition of Limited Partnership Interest." Cleveland Baseball Corporation is a corporation all of the shares of which are held by Mr. Jacobs, as trustee of the Jacobs Family Trusts. Cleveland Baseball Corporation is expected to receive approximately $127.6 million in exchange for the limited partnership interest in Cleveland Baseball Corporation.

     The merger agreement also provides that, immediately prior to the effective time of the merger, the Partnership and Cleveland Baseball Corporation will enter into a Name Retention Agreement pursuant to which the Partnership will redeem a number of limited partnership units equal to $6.3 million divided by the Limited Partner Unit Price in exchange for the rights set forth in the Name Retention Agreement. See "The Merger Agreement -- Redemption and Acquisition of Limited Partnership Interest." The Name Retention Agreement prohibits the Partnership from changing the name of the current Cleveland Indians baseball facility to any name other than "Jacobs Field" until October 31, 2006. Cleveland Baseball Corporation may, at its option, at any time during the term of the Name Retention Agreement, elect to surrender its right to prohibit the Partnership from changing the name of Jacobs Field in exchange for a cash payment from the Partnership. The amount the Partnership would pay in exchange for the surrender of those rights under the agreement varies depending upon when Cleveland Baseball Corporation were to exercise such right. The Name Retention Agreement also provides for (i) the exclusive use of a luxury suite, related tickets and parking, eleven club seats, twelve field boxes and parking located in the baseball facility by Mr. Jacobs during his lifetime, and (ii) the exclusive use of a luxury suite, related tickets and parking by Barbara Jacobs, the surviving spouse of David H. Jacobs, during her lifetime. Mr. Jacobs and Mrs. Barbara Jacobs will also be entitled to membership in the Terrace Club, a private dining club located at Jacobs Field, for the remainder of their respective lives. The redemption operates as a means by which Cleveland Baseball Corporation will apply $6.3 million of the proceeds it would otherwise have received from the sale of its limited partnership interest in the Partnership to the transfer of the rights set forth in the Name Retention Agreement. In other words, Cleveland Baseball Corporation is effectively paying Buyer and Merger Co. $6.3 million for these rights.

     The Company has previously issued options to acquire Common Shares to its executive officers and directors under its stock option plan. The merger agreement provides that as of the effective time of the merger, each outstanding option to acquire Common Shares will be converted (whether or not then exercisable) into the right to receive a cash payment equal to the number of Common Shares issuable upon exercise of the option multiplied by the excess of the per share merger consideration over the per share price at which the option is exercisable. Each payment will be made net of applicable withholding taxes. It is estimated that a total of approximately $1.9 million will be paid to employees (including executive officers) and directors of the Company in connection with the conversion of their outstanding stock options (prior to reduction for any amounts required to be withheld for taxes) assuming a final merger consideration of $22.61 per share.

     The following table shows, for each of the executive officers and directors of the Company, the aggregate amount that will be paid to him immediately prior to the effective time of the merger in cancellation of options (whether or not exercisable) held by him on the date of this proxy statement. No additional options will be granted to any director, executive officer or other employee of the Company prior to the effective time of the merger.

                                                                                         CASH PAYMENT
          NAME OF EXECUTIVE                                                              FOR OPTIONS*
         OFFICER OR DIRECTOR                         TITLE/POSITION                  (BEFORE WITHHOLDING)
         -------------------                         --------------                  ---------------------
Robert W. Brown......................  Director..................................          $114,150
Martin J. Cleary.....................  Director..................................          $114,150
Raymond P. Park......................  Director..................................          $114,150
Edward G. Ptaszek, Jr................  Director..................................          $114,150
William B. Summers, Jr...............  Director..................................          $114,150
John H. Hart.........................  Executive Vice President, General
                                       Manager...................................          $114,150
Dennis Lehman........................  Executive Vice President, Business........          $114,150
Kenneth E. Stefanov..................  Vice President, Finance...................          $ 57,075
Jeffry L. Overton....................  Vice President, Marketing and
                                       Communications............................          $ 57,075
Mark A. Shapiro......................  Vice President, Baseball Operations,
                                       Assistant General Manager.................          $ 38,050
                                                                                           --------
                                       TOTAL:....................................          $951,250

---------------

* Estimated based upon an assumed final merger consideration of $22.61 per Common Share. The final merger consideration may be more or less than this amount. See "The Merger Agreement -- Conversion of Shares, Options and Share Units."

     The Company has a directors' deferred compensation plan pursuant to which eligible directors may elect to defer payment of their directors' fees and credit such fees to an account consisting of share units that are equivalent in value to Class A Common Shares ("Share Units"). The merger agreement provides that as of the effective time, each of the 8,073 outstanding Share Units will be canceled in exchange for the right to receive cash equal to the per share merger consideration. The three directors participating in the plan are Messrs. Cleary, Ptaszek and Summers. Based upon an assumed final merger consideration of $22.61 per Common Share, each of them will be paid $60,844 (before withholding) upon the cancellation of their Share Units. The merger agreement provides that no additional Share Units will be granted to any director of the Company prior to the effective time of the merger.

     McDonald Investments Inc. will receive a fee for services provided in connection with the transactions contemplated by the merger agreement. Mr. Summers, a director of the Company, is Chairman and Chief Executive Officer of McDonald Investments Inc.

     Baker & Hostetler LLP will receive a fee for services provided in connection with the transactions contemplated by the merger agreement. Mr. Ptaszek, a director of the Company, is a partner of Baker & Hostetler LLP.

     After the merger is completed, the surviving corporation will continue to provide, for a period of six years after the merger, indemnification to current directors and officers of the Company to the same extent as currently provided in the applicable charter documents of the Company for actions based on matters and events occurring prior to the merger. The merger agreement requires the surviving corporation to provide to the current officers and directors of the Company, for a period of six years after the merger, director and officer liability insurance substantially similar to the insurance currently provided by the Company. See "The Merger Agreement -- Covenants."

     Pursuant to an employment agreement between the Company and Mr. Hart, the Company's Executive Vice President and General Manager, Mr. Hart is entitled to a bonus upon the sale of substantially all of the assets of the Company or the sale of the ownership of the Cleveland Indians franchise or the Partnership. As a result, at the effective time of the merger, Mr. Hart will receive a bonus of $600,000.

FINANCING OF THE MERGER

     Buyer and Merger Co. have obtained a commitment letter (the "Commitment Letter") from a bank to provide up to $100 million of debt financing for a portion of the funds needed to complete the transactions contemplated by the merger agreement and for the Partnership's working capital needs after the merger. The Commitment Letter provides for a $20 million five-year revolving credit facility and a five-year term loan facility of up to $80 million. Both of these facilities will be secured by substantially all of the assets of the Company and the Partnership.

     Buyer and Merger Co. are expected to obtain the remaining portion of the funds needed to complete the transactions contemplated by the merger agreement as equity contributions from Mr. Dolan, CFD Trust No. 8 and Dolan Family LLC. These funds, in turn, are expected to be obtained by Dolan Family LLC pursuant to a financing arrangement that has been entered into with an investment banking firm (the "Equity Financing Arrangement").

     There are numerous conditions to the Commitment Letter and the Equity Financing Arrangement and there can be no assurance that those conditions will be satisfied or waived or that ultimately the financing will be made available to Buyer and Merger Co. Although financing is not a condition to the merger, if Buyer and Merger Co. are unable to obtain the requisite financing, the merger will not take place and the Company may only be entitled to liquidated damages pursuant to the terms and conditions of the merger agreement. See "The Merger Agreement -- Termination and Liquidated Damages."

REGULATORY APPROVALS

     Consummation of the merger does not require the approval of any governmental agency.

BASEBALL CONSIDERATIONS

     The Major League Agreement, the Constitution of the American League and the bulletin issued by the Ownership Committee of Baseball regarding "Control Interest Transfers -- Guidelines and Procedures" require the approval of Major League Baseball, which consists of the approval of at least 75% of the owners of the American League clubs and at least a majority of the owners of the National League clubs, for the ownership of the franchise to be transferred to Buyer. The Commissioner of Baseball and the President of the American League have been notified of the execution of the merger agreement and application has been made for approval of the merger and related transactions in accordance with the governing documents listed in this paragraph and any other applicable rules, guidelines, regulations and requirements of Major League Baseball. Buyer and the Company will take any additional action that may be necessary, proper or advisable to obtain the approval of Major League Baseball and the Commissioner of Baseball.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the merger to the Company's shareholders. This discussion does not address all aspects of taxation that may be relevant to particular shareholders or to particular types of shareholders subject to special tax treatment under the federal income tax laws (including, without limitation, tax exempt organizations, insurance companies, financial institutions, broker-dealers, foreign corporations, and persons who are not citizens of the United States), nor does it address the impact of state, local or foreign tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Department of Treasury regulations ("Treasury Regulations"), judicial authority and administrative rulings and practice, all as of the date of this proxy statement and all of which are subject to change (possibly retroactively).

     SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER, AND OPERATION OF AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     The receipt of cash in exchange for Common Shares pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A shareholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the consideration received by the shareholder in the merger and the shareholder's adjusted tax basis in that shareholder's Common Shares. The gain or loss with respect to Common Shares exchanged by a shareholder will be treated as long-term capital gain or loss if, at the effective time of the merger, the Common Shares were held for more than one year. In the case of individuals, any long-term capital gain will be subject to federal income tax at a maximum rate of 20% and any short-term capital gains will be subject to federal income tax at a maximum rate of 39.6%.

     The Company will report to each shareholder and to the Internal Revenue Service ("IRS") the amount of merger consideration received by that shareholder and the amount of tax withheld, if any. Under certain circumstances, a shareholder may be subject to backup withholding at a rate of 31% with respect to the merger consideration paid. Backup withholding will apply only if the shareholder (i) fails to furnish or certify its correct taxpayer identification number ("TIN") to the Company in the manner required by the Treasury Regulations, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends, or (iv) under certain circumstances fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax exempt organizations. Shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a shareholder will be allowed as a credit against such shareholder's United States federal income tax liability and may entitle such shareholder to a refund, provided that the required information is furnished to the IRS.

DISSENTERS' RIGHTS

     Section 1701.84 of the Ohio Revised Code provides that all Company shareholders entitled to vote on the merger may exercise dissenters' rights with respect to the merger. Shareholders that do not vote in favor of adoption of the merger agreement and that comply with all of the requirements of Section 1701.85 of the Ohio Revised Code will be entitled to be paid the "fair cash value" of their shares as defined in Section 1701.85. The following is a summary of the principal steps a shareholder must take to perfect dissenters' rights under
Section 1701.85 of the Ohio Revised Code. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio Revised Code, a copy of which is attached as Appendix B to this proxy statement. Any shareholder considering the exercise of dissenters' rights is urged to review carefully such provisions and to consult an attorney, since dissenters' rights will be lost if the procedural requirements under Section 1701.85 of the Ohio Revised Code are not fully and precisely satisfied. To perfect dissenters' rights, a shareholder must satisfy each of the following conditions:

     (1) Must Be a Holder on the Record Date. Such shareholder must have been a record holder on December 17, 1999, the record date for the special meeting, of the Class A Common Shares as to which such shareholder seeks to exercise dissenters' rights.

     (2) No Vote in Favor of the Merger Proposal. Class A Common Shares of the Company held by the dissenting shareholder must not be voted at the special meeting in favor of the proposal to adopt the merger agreement. A vote in favor of adoption of the merger agreement at the special meeting will constitute a waiver of dissenters' rights. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of adoption of the merger agreement and will constitute a waiver of dissenters' rights.

     (3) Filing Written Demand. Not later than ten days after the taking of the vote on the merger, a dissenting shareholder must deliver to the Company a written demand for payment of the fair cash value of such shareholder's dissenting shares. The demand should be delivered to the Company at 2401 Ontario Street, Cleveland, Ohio 44115, Attention:
         Secretary. The demand is required to state the dissenting shareholder's address, the number and class of the Common Shares as to which the dissenting shareholder seeks dissenters' rights, and the amount claimed by such dissenting shareholder as the fair cash value of those shares. It is recommended, although not required, that the demand be sent by registered or certified mail, return receipt requested. Voting against adoption of the merger agreement will not itself constitute a demand. The Company will not send any further notice to shareholders as to the date on which such ten-day period expires.

     A beneficial owner of shares must, in all cases, have the record holder submit the demand in respect of such owner's dissenting shares. The demand must be signed by the shareholder of record (or by the duly authorized representative of that shareholder) exactly as the shareholder's name appears on the shareholder records of the Company. A demand with respect to dissenting Common Shares owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a demand on behalf of a partnership or corporation or in any other representative capacity (such as an attorney-in-fact, executor, administrator, trustee or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign the demand.

     If the Company sends a request to the dissenting shareholder for the certificates representing the dissenting Common Shares, the dissenting shareholder must deliver the requested certificates to the Company within fifteen days so that the Company may endorse the certificates with a legend to the effect that demand for the fair cash value of the dissenting Common Shares has been made. The Company will promptly return the endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver the certificates as requested by the Company will result in the loss of such dissenting shareholder's rights under Section 1701.85.

     If a record shareholder does not satisfy, in a timely manner, all of the conditions outlined in Section 1701.85 of the Ohio Revised Code, the dissenters' rights for all of the shares held by that shareholder will be lost.

     (4) Petitions to Be Filed in Court. Within three months after the service of the demand, if the Company and the dissenting shareholder do not reach an agreement on the fair cash value of such shareholder's dissenting shares, the dissenting shareholder or the Company may file a complaint in the Court of Common Pleas of Cuyahoga County, Ohio, or join or be joined in an action similarly brought by another dissenting shareholder, for a judicial determination of the fair cash value of such shareholder's dissenting shares. The Company does not intend to file any complaint for a judicial determination of the fair cash value of any dissenting shares.

     Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the dissenting shareholder is entitled to be paid the fair cash value of such shareholder's dissenting shares. If the Common Pleas Court finds that the dissenting shareholder is so entitled, it may appoint one or more appraisers to receive evidence by which to recommend a decision on the amount of such value. The Common Pleas Court is required to make a finding as to the fair cash value of the dissenting shares and to render a judgment against the Company for the payment of the fair cash value, with interest at such rate and from such date as the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the dissenting shares is required to be made within 30 days after the date of final determination of such value or the effective time of the merger, whichever is later, only upon surrender to the Company of the certificates representing the dissenting shares for which payment is made.

     "Fair cash value" is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to purchase, would be willing to pay, but in no event may the fair cash value for a shareholder exceed the amount specified in that shareholder's demand. The fair cash value is to be determined as of the date prior to the day of the vote on the merger. In computing this value, any appreciation or depreciation in the market value of the dissenting shares resulting from the merger is excluded. The fair cash value may ultimately be more or less than the per share merger consideration.

     The dissenters' rights of any dissenting shareholder will terminate if, among other things, (1) such dissenting shareholder has not complied with
Section 1701.85 of the Ohio Revised Code (unless the Company's board of directors waives compliance, which the board does not expect to do), (2) the merger is abandoned or otherwise not carried out or such dissenting shareholder withdraws its demand with the consent of the Company's board of directors, or
(3) no agreement has been reached between the Company and the dissenting shareholder with respect to the fair cash value of such shareholder's dissenting shares and no complaint has been timely filed in the Common Pleas Court. If a dissenting shareholder's dissenters' rights are terminated, all rights of the shareholder to receive the per share merger consideration, without interest, otherwise available to all Company shareholders will be restored.

                              THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the merger agreement, a copy of which is set forth as Appendix A. All references to and summaries of the merger agreement in this proxy statement are qualified in their entirety by reference to the merger agreement. We urge you to read the entire merger agreement for a more complete understanding of the merger's terms and conditions.

THE MERGER

     The merger agreement provides that, subject to the approval of the merger by shareholders, approval of Major League Baseball, which consists of the approval of at least 75% of the owners of the American League clubs and at least a majority of the owners of the National League clubs, and satisfaction of certain other conditions, Merger Co. will merge with and into the Company. After the merger, Merger Co. will no longer be a separate corporation. The Company will survive the merger. The merger, if it occurs, will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Ohio. For accounting purposes, the merger will be accounted for as a purchase.

     The merger will take place within three business days after the later of
(i) the approval of the merger by shareholders and Major League Baseball and the absence of any legal bar to the merger, (ii) the delivery of notice by Merger Co. to the Company that Buyer and Merger Co. have the financing available for the completion of the transactions contemplated by the merger agreement and
(iii) the determination of the Aggregate Additional Conversion Price, a component of the merger consideration (described in "The Merger Agreement -- Conversion of Shares, Options and Share Units" below).

CONVERSION OF SHARES, OPTIONS AND SHARE UNITS

     Common Shares. At and as of the effective time of the merger, each outstanding Class A Common Share and Class B Common Share (other than shares held in treasury by the Company, shares as to which dissenters' rights are perfected and shares owned by Buyer or Merger Co.) will be converted into the right to receive a cash payment from Merger Co. equal to the Merger Consideration, as defined below. The determination of the Merger Consideration is based on several technical definitions set forth in full in the merger agreement, which is attached hereto as Appendix A. At the time the Company announced that it had entered into the merger agreement, the Company estimated that each outstanding Class A Common Share and each Class B Common Share would be converted into the right to receive between $22.25 and $22.75 per share. That estimate was based, in part, upon a purchase price adjustment for the Adjusted Net Worth of the Company assumed to be $14,674,000. The Company now estimates that the Adjusted Net Worth will be approximately $16,620,000 and that the Merger Consideration will be approximately $22.61 per share. The determination of the final Merger Consideration will not be made until shortly before the effective time of the merger. Accordingly, the final

Merger Consideration could be more or less than $22.61. However, the Company does not believe that the final Merger Consideration will be less than $22.57 or greater than $22.65.

     The definitions used in the merger agreement to calculate the Merger Consideration are described below.

- The "Merger Consideration" is equal to the difference between (A) the sum of the Conversion Price, the Additional Conversion Price and the Tax Refund Conversion Price and (B) the Company Expenses Reduction.

     - The "Conversion Price" is the quotient of (A) the sum of $267.5 million and the Aggregate Option Exercise Amount divided by (B) the number of Fully-diluted Common Shares.

        - "Aggregate Option Exercise Amount" is the aggregate amount of the exercise price for all options to acquire Class A Common Shares (whether or not they are vested or exercisable) outstanding immediately prior to the effective time of the merger. As of December 22, 1999, there were 249,952 options outstanding, all of which are exercisable for $15.00 per share.

          ASSUMING NO CHANGE IN THE NUMBER OF OPTIONS OUTSTANDING FROM DECEMBER 22, 1999 TO THE EFFECTIVE TIME OF THE MERGER, THE AGGREGATE OPTION EXERCISE AMOUNT WILL BE $3,749,280 AS OF THE EFFECTIVE TIME OF THE MERGER.

        - "Fully-diluted Common Shares" means the number of Common Shares outstanding immediately prior to the effective time of the merger (other than shares owned by Buyer or Merger Co.) on a fully-diluted basis, assuming that:

           - all 6,043,333 limited partner units of the Partnership are exchanged for 6,043,333 Common Shares;

           - all 8,073 outstanding Share Units are treated as 8,073 Common Shares; and

           - all outstanding options are exercised.

          ASSUMING NO CHANGE IN THE NUMBER OF OPTIONS OUTSTANDING FROM DECEMBER 22, 1999 TO THE EFFECTIVE TIME OF THE MERGER, THE NUMBER OF FULLY-DILUTED COMMON SHARES WILL BE 12,728,125 AS OF THE EFFECTIVE TIME OF THE MERGER, CALCULABLE AS FOLLOWS:

                Class A Common Shares outstanding.......................   4,142,810
                Class B Common Shares outstanding.......................   2,283,957
                Limited partner units of the Partnership................   6,043,333
                Share Units.............................................       8,073
                Options outstanding.....................................     249,952
                                                                          ----------
                          Total Fully-diluted Common Shares.............  12,728,125

       BASED ON THE ASSUMPTIONS SET FORTH ABOVE, THE AMOUNT OF THE CONVERSION PRICE IS EXPECTED TO BE $21.31 AS OF THE EFFECTIVE TIME OF THE MERGER, CALCULABLE AS FOLLOWS:

                                     $267,500,000 + $3,749,280
                                     ------------------------- = $21.31
                                     12,728,125

     - The "Additional Conversion Price" is the Aggregate Additional Conversion Price divided by the number of Fully-diluted Common Shares. The "Aggregate Additional Conversion Price" is equal to the Adjusted Net Worth as finally determined pursuant to the procedures set forth in
       Section 2.8 of the merger agreement. The "Adjusted Net Worth" is the difference between Selected Assets and Selected Liabilities of the Company and the Partnership as of October 31, 1999. "Selected Assets" and "Selected Liabilities" are specific defined terms in the merger agreement that include or exclude certain categories of assets and liabilities (for instance, Selected Assets excludes the 1998 tax refund referred to below and Selected Liabilities excludes long-term debt). In general, Selected Assets and Selected Liabilities are defined using the principle that assets and liabilities attributable to the 1999 baseball season are included in Selected Assets and Selected Liabilities, respectively, and assets and liabilities attributable to periods after the 1999 season are excluded from Selected Assets and Selected Liabilities, respectively. Based on these defined terms and the status of the procedures set forth in Section 2.8 of the merger agreement, the Company estimates that the Adjusted Net Worth and, therefore, the Aggregate Additional Conversion Price will be between $16,320,000 and $16,920,000.

       ASSUMING A FINAL AGGREGATE ADDITIONAL CONVERSION PRICE OF $16,620,000 (THE MIDPOINT OF THE ESTIMATED RANGE DISCUSSED ABOVE) AND BASED ON THE ASSUMPTIONS WITH RESPECT TO THE NUMBER OF FULLY-DILUTED COMMON SHARES SET FORTH ABOVE, THE ADDITIONAL CONVERSION PRICE IS EXPECTED TO BE $1.31 AS OF THE EFFECTIVE TIME OF THE MERGER, CALCULABLE AS FOLLOWS:

                                $16,620,000
                                ----------- = $1.31
                                12,728,125

     - The "Tax Refund Conversion Price" is the aggregate amount of the federal and state tax refund of the Company for the 1998 tax year divided by the number of Fully-diluted Common Shares (excluding 6,043,333 Common Shares issuable upon the exchange of the limited partner units of the Partnership). The amount of the refund is estimated to be approximately $3,000,000. This element of the Merger Consideration will only be payable to the Company's shareholders and will not be received by Cleveland Baseball Corporation as part of the Limited Partner Unit Price (as described below).

       ASSUMING THE AMOUNT OF THE TAX REFUND IS $3,000,000 AND THE NUMBER OF FULLY-DILUTED COMMON SHARES IS AS DETERMINED ABOVE LESS 6,043,333 COMMON SHARES, THE TAX REFUND CONVERSION PRICE IS EXPECTED TO BE $0.45 AS OF THE EFFECTIVE TIME OF THE MERGER, CALCULABLE AS FOLLOWS:

                                       $3,000,000
                                ------------------------ = $0.45
                                12,728,125 - 6,043,333

     - The "Company Expenses Reduction" is the amount of all of the fees and expenses incurred or payable by the Company or the Partnership in connection with the transactions contemplated by the merger agreement divided by the number of Fully-diluted Common Shares. The amount of such fees and expenses is estimated to be between $5,600,000 and $6,000,000.

       ASSUMING THE AMOUNT OF SUCH FEES AND EXPENSES IS $5,800,000 (THE MIDPOINT OF THE ESTIMATED RANGE DISCUSSED ABOVE) AND THE NUMBER OF FULLY-DILUTED COMMON SHARES IS AS DETERMINED ABOVE, THE COMPANY EXPENSES REDUCTION IS EXPECTED TO BE $0.46 AS OF THE EFFECTIVE TIME OF THE MERGER, CALCULABLE AS FOLLOWS:

                                $5,800,000
                                ---------- = $0.46
                                12,728,125

       BASED ON THE FOREGOING ASSUMPTIONS AND ESTIMATES, THE AMOUNT OF THE MERGER CONSIDERATION IS EXPECTED TO BE $22.61 AT THE EFFECTIVE TIME OF THE MERGER, CALCULABLE AS FOLLOWS:

Conversion Price...........................................   $21.31
Additional Conversion Price................................    +1.31
Tax Refund Conversion Price................................    +0.45
Company Expenses Reduction.................................    -0.46
                                                              ------
     Expected Merger Consideration.........................   $22.61

     The number of options outstanding at the effective time of the merger, the amount of the 1998 tax refund, the amount of the Adjusted Net Worth and the amount of the fees and expenses associated with the merger, all of which were estimated in the above calculations, are subject to final determination at or near the effective time of the merger. There can be no assurance that the actual numbers or amounts as finally determined will not be materially different from those used above. However, the Company does not believe that the final Merger Consideration will be less than $22.57 or greater than $22.65.

     At the effective time of the merger, each Common Share owned by Buyer or Merger Co. or held in treasury by the Company will be canceled and no consideration will be delivered in exchange therefor. Also as of the effective time of the merger, all Common Shares will automatically be canceled and cease to exist, and each holder of a certificate that formerly represented Common Shares will cease to have any rights related to the Common Shares, except the right to receive the Merger Consideration (or, in the case of shares as to which dissenters' rights are perfected, the rights accorded under the Ohio General Corporation Law (see "The Merger -- Dissenters' Rights").

     Options and Share Units. At and as of the effective time of the merger, each outstanding option to acquire Common Shares (whether or not vested or exercisable) will be converted into the right to receive a cash payment (subject to applicable withholding tax) equal to the number of Common Shares issuable upon the exercise of the option multiplied by the excess of the Merger Consideration over the per share price at which the option is exercisable. All of the outstanding options are exercisable for $15.00 per share. Assuming the amount of the Merger Consideration is as determined above, option holders will be entitled to receive $7.61 per Common Share issuable upon exercise of the option, less applicable withholding tax. Option holders will have no further rights related to the options following this payment.

     The Company has a Directors' Deferred Compensation Plan pursuant to which eligible directors may elect to defer payment of directors' fees and may elect to have such payment credited to an account consisting of units that are equivalent in value to Class A Common Shares ("Share Units"). As of the date hereof, there are 8,073 Share Units outstanding under this plan for the benefit of three directors. At the effective time of the merger, each Share Unit will be canceled in exchange for the right to receive a cash payment equal to the Merger Consideration, subject to applicable withholding tax.

     Interest on Consideration. If, by March 1, 2000, certain conditions set forth in the merger agreement have been satisfied but the merger has not occurred, then the Merger Consideration to be paid for each Common Share, each outstanding option, each Share Unit and each limited partnership unit (as described below) will be increased by an amount equal to interest, at a fixed rate of 8% annually, on $267.5 million divided by the number of Fully-diluted Common Shares, accruing from March 1, 2000 (unless certain conditions set forth in the merger agreement are not satisfied by March 1, 2000, then accruing from the date those conditions are satisfied) to the date that is three business days after Merger Co. notifies the Company that Buyer and Merger Co. have the financing available for completion of the transactions contemplated by the merger agreement. Accordingly, assuming that all the requisite conditions have been satisfied as of March 1, 2000 and that the number of Fully-diluted Common Shares is as determined above, then the Merger Consideration to be paid for each Common Share, outstanding option, Share Unit and limited partnership unit will be increased by $0.0046 per day after March 1, 2000 until three business days after Merger Co. notifies the Company of the availability of financing, calculable as follows:

                                $267,500,000 X 0.08
                                ------------------- [divided by] 365 = $0.0046
                                12,728,125

REDEMPTION AND ACQUISITION OF LIMITED PARTNERSHIP INTEREST

     The merger agreement provides that, immediately prior to the effective time of the merger, the Partnership will redeem from Cleveland Baseball Corporation a number of limited partner units of the Partnership equal to $6.3 million divided by the Limited Partner Unit Price (described below), in exchange for the transfer and distribution to Cleveland Baseball Corporation of the rights set forth in the Name Retention Agreement. See "The Merger -- Interests of Certain Persons in the Merger." The redemption operates as a means by which Cleveland Baseball Corporation will apply $6.3 million of the proceeds it would otherwise have received from the sale of its limited partnership interest in the Partnership to the transfer of the rights set forth in the Name Retention Agreement. In other words, Cleveland Baseball Corporation is effectively paying Buyer and Merger Co. $6.3 million for these rights.

     The "Limited Partner Unit Price" is equal to (A) the sum of the Conversion Price and the Additional Conversion Price minus (B) the sum of the Company Expenses Reduction and the per unit share of the aggregate amount of any distributions made by the Partnership to Cleveland Baseball Corporation, as the limited partner of the Partnership, between November 1, 1999 and the effective time of the merger. In other words, the Limited Partner Unit Price is determined in the same manner as the Merger Consideration, except that it does not include the Tax Refund Conversion Price and it is reduced by the per unit amount of any distributions made by the Partnership to Cleveland Baseball Corporation after November 1, 1999 and prior to the effective time of the merger. The Company does not expect the Partnership to make any such distribution.

     Subject to the terms of the merger agreement, at the effective time of the merger (and after the redemption described above), Cleveland Baseball Corporation will transfer to Buyer its limited partnership interest in the Partnership, and Buyer will pay to Cleveland Baseball Corporation an amount equal to the Limited Partner Unit Price multiplied by the number of limited partner units of the Partnership outstanding immediately prior to the effective time of the merger (after giving effect to the redemption described above).

BASED ON THE ASSUMPTIONS USED TO CALCULATE THE MERGER CONSIDERATION WITH RESPECT TO COMMON SHARES, AND ASSUMING THAT NO DISTRIBUTIONS ARE MADE TO CLEVELAND BASEBALL CORPORATION BETWEEN NOVEMBER 1, 1999 AND THE EFFECTIVE TIME OF THE MERGER, THE LIMITED PARTNER UNIT PRICE WILL BE $22.16 AT THE EFFECTIVE TIME OF THE MERGER, CALCULABLE AS FOLLOWS:

Conversion Price...........................................   $21.31
Additional Conversion Price................................    +1.31
Company Expenses Reduction.................................    -0.46
Per unit amount of aggregate distributions.................    -0.00
                                                              ------
     Limited Partner Unit Price............................   $22.16

     The final amount of the Limited Partner Unit Price may be more or less than $22.16, but the Company does not believe that the final Limited Partner Unit Price will be less than $22.12 or more than $22.20. Assuming the Limited Partner Unit Price is as determined above, the aggregate purchase price Buyer will pay to Cleveland Baseball Corporation for the redemption and the purchase of the limited partnership interest in the Partnership will be approximately $127.6 million, plus the rights set forth in the Name Retention Agreement.

MERGER CONSIDERATION PAYMENT PROCEDURE

     Within three business days after the effective time of the merger, the payment agent will send to each holder of certificates formerly evidencing Common Shares a letter of transmittal and instructions for surrendering certificates in exchange for the consideration to be paid for the certificates. Upon the surrender of the certificate and the presentment of the letter of transmittal (duly executed and completed in accordance with the instructions included with the letter), the holder of the certificate will be entitled to receive the consideration payable pursuant to the merger agreement. If payment is to be made to a person other than the person in whose name the certificate is registered, that certificate must first be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and the person requesting payment must first pay any transfer or other taxes required. No holder of Common Shares will be entitled to interest or earnings on the amounts deposited with the payment agent pending distribution after the merger.

     Upon surrender to the payment agent, the certificates formerly representing Common Shares will be canceled. However, any registered holder of Common Shares may request, by checking an appropriate box on the letter of transmittal, the return of the canceled certificate (which will be prominently marked "canceled") previously registered in the name of that holder.

     If any certificate representing Common Shares is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate has been lost, stolen or destroyed and, if required by the surviving corporation, the posting of a bond as indemnity against any claim that may be made related to the certificate, the payment agent will pay the consideration to which the holder of the certificate is entitled.

     The payment agent is entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement the amount that is required to be deducted and withheld under any provisions of federal, state, local or foreign tax law.

     Holders who do not surrender certificates for their Common Shares will nonetheless cease to have any interest in the Company as of the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties of each of the Company, the Partnership, Cleveland Baseball Corporation, Buyer and Merger Co. that are customary in transactions of this kind. None of these representations and warranties will survive consummation of the merger.

COVENANTS

     Mutual Covenants. The merger agreement contains certain agreements among the parties, including those requiring the parties to:

     - use commercially reasonable efforts to consummate and make effective the transactions contemplated by the merger agreement (including satisfying the conditions precedent to the merger);

     - take any actions necessary, proper or advisable to obtain authorizations, consents, and approvals of third parties (including Major League Baseball);

     - take any actions necessary, proper or advisable in connection with any other notices, filings, authorizations, consents and approvals of governmental entities; and

     - cooperate in the preparation of this proxy statement.

As of the date of this proxy statement, the parties have submitted materials to Major League Baseball required to obtain Major League Baseball approval.

     Buyer Covenants. Buyer and/or Merger Co. have also agreed to the following:

     - Indemnification of Directors and Officers. The surviving corporation has agreed that the articles of incorporation and code of regulations of the corporation surviving the merger will provide for the indemnification of present and former directors and officers, employees, and agents of the Company to the extent currently provided in the articles of incorporation and code of regulations of the Company, and that such indemnification provisions will not be amended or repealed for six years after the effective time of the merger. The surviving corporation will also cause the continuation of the directors' and officers' liability insurance policies ("D&O Insurance") under which persons serving as directors and officers of the Company immediately prior to the effective time of the merger are covered. However, the surviving corporation will not be required to expend more than 150% of the amount currently expended by the Company for such insurance. Further, if the existing D&O Insurance expires, is terminated or canceled during the six-year period, the surviving corporation will use all commercially reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of the period for an annual premium not in excess of 150% of the amount currently expended by the Company for such insurance.

     - Employee Benefits. After the merger is completed, the employees of the Company and the Partnership who are employed by the surviving corporation will, at the option of the surviving corporation, either (1) continue to be eligible to participate in the Company's or the Partnership's employee benefit plans if they are continued, or (2) be eligible to participate in a plan established, sponsored or maintained by the surviving corporation which provides comparable benefits. From and after the effective time of the merger, for purposes of eligibility, vesting and entitlement to benefits provided by plans not formerly maintained by the Company or the Partnership, the surviving corporation will recognize prior service with the Company or the Partnership as service under the surviving corporation's plans. The surviving corporation will waive any pre-existing condition exclusions. Beginning at the effective time of the merger, the surviving corporation will give employees of the Company and the Partnership credit for the plan year in which they begin participation in the surviving corporation's plans toward applicable deductibles and copayments for expenses incurred prior to the commencement of participation.

     - Buyer and Merger Co. will promptly advise the Company and the Partnership of the occurrence of any event that would prevent Buyer or Merger Co. from satisfying any of the conditions to closing contained in the merger agreement.

     Covenants of the Company and Cleveland Baseball Corporation. The Company and Cleveland Baseball Corporation have also agreed that:

     - Shareholder Meeting; Recommendation. As soon as practicable, the Company will call a shareholders meeting to consider approval of the merger agreement. The materials to be sent to shareholders are required to contain the recommendation of the board of directors of the Company in favor of the merger and approval of the merger agreement. This proxy statement satisfies that requirement.

     - No Solicitation. The Company will not solicit or encourage any inquiries or proposals or, except as described below, engage in discussions with any person related to any takeover proposal. A takeover proposal is any inquiry, proposal or offer relating to any:

        - direct or indirect acquisition or purchase of a substantial portion of the assets of the Company or the Partnership;

        - direct or indirect acquisition or purchase of 10% or more of any class of equity securities of the Company or the Partnership;

        - tender offer or exchange offer that, if consummated, would result in a person beneficially owning 10% or more of any class of equity securities of the Company or the Partnership; or

        - merger, consolidation or other business combination or reorganization involving the Company or the Partnership.

        The Company, the Partnership and Cleveland Baseball Corporation also agreed to end any inquiries, discussions or negotiations with persons other than Buyer and Merger Co. that were begun prior to the date of the merger agreement. The Company agreed to promptly notify Buyer of any takeover proposals and to update Buyer with respect to any takeover proposal.

        The Company may provide information to, or enter into negotiations with, persons presenting certain takeover proposals if the board of directors of the Company determines in good faith, after consultation with its outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable law. The Company agreed to provide prompt notice to Buyer if it is acting upon a takeover proposal and to keep Buyer fully informed of the status and details of any such takeover proposal.

        The board of directors of the Company may withdraw or modify its recommendation of the merger and the merger agreement only if (i) after receiving a superior proposal, the board determines in good faith, after consultation and based on the advice of its outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's shareholders under applicable law and
     (ii) the Company delivers a legal opinion from the Company's outside counsel to Buyer, stating that, notwithstanding such withdrawal or modification, the special meeting can take place as planned and the merger will be valid under the laws of the State of Ohio. The board of directors of the Company may not, however, under any circumstances, revoke its approval of the merger or terminate the merger agreement based on the receipt of a takeover proposal. A superior proposal is a bona fide takeover proposal to acquire, directly or indirectly, more than 50% of the equity or voting power of the Company and the Partnership or all or substantially all the assets of the Company and the Partnership, on terms which the board of directors of the Company determines in its good faith reasonable judgment to be more favorable to the Company's shareholders from a financial point of view than the merger (based on the written opinion from the Company's independent financial advisor), includes committed financing for the transactions contemplated by that acquisition proposal (or in the good faith reasonable judgment of the board of directors, based on the advice from the Company's independent financial advisor, is reasonably capable of being financed) and which the board of directors determines, in its good faith reasonable judgment, is reasonably likely to be consummated without undue delay. The board of directors of the Company may also take a position on a tender offer if it determines in good faith, after consultation with its outside counsel, that the failure to do so would be in violation of its obligations under applicable law.

     - Conduct of Business. The merger agreement requires the Company on its own behalf to, and to cause the Partnership to, carry on their respective operations in the ordinary course as currently conducted, comply with all applicable laws and to use commercially reasonable best efforts to preserve intact their respective business organizations, keep available the services of their current officers and key employees and preserve satisfactory relationships with those persons with whom they have material business relationships.

     The Company has also agreed, with certain exceptions, that during the period prior to the closing it will not, and will not permit the Partnership to:

     - amend the Company's articles of incorporation, the Company's code of regulations or the Partnership's partnership agreement;

     - issue, pledge or sell any of its capital stock or other equity interest of the Company, including Share Units (other than with respect to the conversion of Class B Common Shares into Class A Common Shares and other than the issuance of Common Shares upon the exercise of outstanding Options), or the Partnership or other equity interests of the Partnership;

     - issue any securities convertible into or exchangeable for or representing the right to purchase or receive its capital stock, partnership interests or other equity interests;

     - split, combine or reclassify any of its capital stock or partnership interests;

     - declare, set aside or pay any dividend or other distribution or redemption in respect of its capital stock or partnership interests;

     - redeem or otherwise acquire any of its securities;

     - incur any indebtedness except for borrowings in the ordinary course of business of less than $1 million in the aggregate under a credit agreement of the Partnership, or permit any modifications or amendments of any agreements related to any such indebtedness;

     - assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person or permit the renewal or extension of any contract that is the subject of a third-party guarantee or similar obligation;

     - make any material loans, advances or capital contributions to, or investments in, any other person;

     - enter into any material contract, or amend or modify any existing material contract, except in the ordinary course of business (which includes the trading or signing of ballplayers);

     - adopt or amend any bonus, profit sharing, compensation, termination, stock option, pension, severance or similar agreement, arrangement or plan of any director, consultant, officer or employee, other than the team manager, players and coaches with some exceptions;

     - increase in any manner the compensation or fringe benefits of any director, consultant, officer or employee (other than players or coaches) or pay any material benefit not required by any material employee benefit plan of the Company or the Partnership;

     - acquire, sell, mortgage, lease or otherwise encumber or dispose of any assets with a value greater than $50,000 outside the ordinary course of business;

     - change any of its accounting policies or practices;

     - make any material tax election, or settle or compromise any material federal, state, local or foreign income tax liability;

     - pay, discharge or satisfy any material claims, liabilities or obligations other than in the ordinary course of business;

     - settle or compromise any litigation unless such settlement consists only of a payment not exceeding $50,000, provided that the aggregate amount of such settlements does not exceed $200,000;

     - hold any meeting of its shareholders or partnership interests except as contemplated in the merger agreement;

     - cause or allow aggregate specified expenditures (generally, operating expenses plus capital expenditures) incurred or likely to be incurred by the Company or the Partnership to materially exceed (i) for fiscal year 1999, the expenses forecasted for 1999 and (ii) for fiscal year 2000, 110% of the expenses forecasted for 1999; or

     - agree in writing or otherwise do any of the foregoing, or do any action which would make any representations and warranties regarding the Company and the Partnership contained in the merger agreement untrue or incorrect in any material respect or which would cause any condition to closing not to be satisfied.

     Covenants of Cleveland Baseball Corporation Pending the Closing.

     During the period from the date of the agreement to closing, Cleveland Baseball Corporation will not:

     - sell, assign, dispose, transfer, mortgage, pledge or otherwise encumber any of the limited partnership interest; or

     - agree in writing or otherwise do any of the foregoing, or take any action which would make any representations and warranties of Cleveland Baseball Corporation contained in the merger agreement untrue or incorrect in any material respect or which would cause any condition to closing not to be satisfied.

     Ownership Transition Plan. In accordance with the merger agreement, the Company is developing and implementing an ownership transition plan with designated representatives of Buyer. The plan permits the Buyer representatives to have reasonable access, through the Company's chief executive officer or his designee, to the premises, management personnel and records of the Company and the Partnership. The plan also provides for the Company to assist the Buyer representatives in understanding the business practices, policies and methodologies used by the Company and the Partnership.

     In addition, after Major League Baseball has approved the merger (see "The Merger -- Baseball Considerations"), the Company will invite the Buyer representatives to participate in meetings during which decisions are likely to be made by the Company's chief executive officer or his designee on the following:

     - the adoption of, or material revision to, any operating or capital budget;

     - the execution of, or material revision to, any agreement or contract regarding the occupancy, use or management of Jacobs Field or the team's spring training facility;

     - any contract for food, beverage or merchandise concessions or catering at Jacobs Field or the team's spring training facility;

     - the broadcast and other electronic distribution of the team's games;

     - material employment matters relating to any major league player or the team manager or coaches, but, with respect to any such player only, only to the extent that the "average annual value" (as determined under the Basic Agreement between the National League clubs, the American League clubs and the Major League Baseball Players Association) of any such player is greater than $1,000,000;

     - the Partnership's right to occupy, use or manage any retail premises other than Jacobs Field or the team's spring training facility; and

     - employment matters relating to executive personnel.

Prior to the approval of the merger by Major League Baseball (see "The
Merger -- Baseball Considerations"), the Company will not, in any event, take any action on the matters listed above without first reviewing such action with Buyer. After the approval of the merger by Major League Baseball, the Company has agreed not to take any action on the matters listed above without first receiving the written consent of Buyer.

     Certain Other Covenants. The merger agreement also contains certain other agreements of the Company and Cleveland Baseball Corporation, including those requiring:

     - the Company and Cleveland Baseball Corporation to take all actions necessary to ensure that specified agreements with affiliates of the Company or the Partnership that are not on terms available to the public relating to seats and suites within Jacobs Field are terminated upon the effective time of the merger;

     - the Company and Cleveland Baseball Corporation to give prompt notice to Buyer and Merger Co. of the occurrence of any event that would prevent the Company, the Partnership or Cleveland Baseball Corporation from satisfying any of the conditions to closing contained in the merger agreement;

     - the Company to keep Merger Co. advised regarding the defense of any shareholder litigation against the Company or its directors relating to the transactions contemplated by the merger agreement and not to settle any such litigation without the prior written consent of Merger Co; and

     - the Company and the Partnership, three business days prior to the closing, to deliver to Merger Co. and Buyer a statement reasonably detailing expenses incurred or expected to be incurred by the Company through the date of the closing of the merger, certified by the chief financial officer of the Company and the Partnership.

CONDITIONS TO THE MERGER

     There are a number of conditions that must be met (or waived by the party for whose benefit the condition exists) for the merger to be completed.

     Conditions to the Obligations of the Parties. The conditions to all of the parties' obligations to effect the merger are:

     - approval by the shareholders of the proposal to adopt the merger agreement;

     - no court or other governmental authority having jurisdiction over the parties issuing a temporary restraining order or preliminary or permanent injunction or other order or decree which would prevent the closing of the transactions as contemplated by the merger agreement;

     - no statute, rule, or regulation being enacted by any state or federal government or government agency that would prevent the closing of the transactions as contemplated by the merger agreement; and

     - obtaining the approval of Major League Baseball, which consists of the approval of at least 75% of the owners of the American League clubs and at least a majority of the owners of the National League clubs. The parties cannot waive this condition.

     Additional Conditions to Obligations of the Company. The further conditions to the Company's obligations to effect the merger are:

     - the performance in all material respects by Buyer and Merger Co. of each of their obligations, agreements and covenants contained in the merger agreement, and each of the representations and warranties in the merger agreement being true and correct except where the failure of the representations and warranties to be true and correct would not have a material adverse effect on the ability of Buyer and Merger Co. to consummate the transactions contemplated by the merger agreement, and each of Buyer and Merger Co. delivering a certificate of certain officers certifying to that effect; and

     - Buyer having purchased the limited partnership interest in the Partnership from Cleveland Baseball Corporation concurrently with the filing of the certificate of merger.

     Additional Conditions to Obligations of Buyer and Merger Co. The further conditions to Buyer's and Merger Co.'s obligations to effect the merger are:

     - the performance in all material respects by the Company and Cleveland Baseball Corporation of each of their obligations, agreements and covenants contained in the merger agreement at or prior to the time the merger is completed, other than some aspects of the development and implementation of the ownership transition plan, the Company and Cleveland Baseball Corporation not having willfully or in bad faith failed to comply with the covenants in the ownership transition plan, and each of the representations and warranties in the merger agreement being true and correct except where the failure of the representations and warranties to be true and correct would not have a material adverse effect on the Company or the Partnership or a material adverse effect on the ability of the Company or Cleveland Baseball Corporation to consummate the transactions contemplated by the merger agreement, and each of the Company and Cleveland Baseball Corporation delivering a certificate of certain officers certifying to that effect;

     - the redemption of the limited partner units in the Partnership (see "The Merger Agreement -- Redemption and Acquisition of Limited Partnership Interest");

     - Cleveland Baseball Corporation having sold the limited partnership interest in the Partnership to Buyer concurrently with the filing of the certificate of merger;

     - the termination of the management agreement between the Jacobs Group and the Company pursuant to which the Jacobs Group manages certain funds of the Company;

     - the Company and Cleveland Baseball Corporation having furnished to Buyer the affidavits and certificates necessary to exempt the transactions contemplated by the merger agreement from Section 1445 of the Internal Revenue Code; and

     - the Company having delivered to Buyer for cancellation the letter of credit that secures Buyer's and Merger Co.'s obligation to pay liquidated damages under certain circumstances.

TERMINATION AND LIQUIDATED DAMAGES

     The merger agreement may be terminated prior to the time the merger is completed under certain circumstances. Confidentiality agreements among the parties will survive any termination. No party will be relieved of any liability for termination if the merger agreement is terminated as a result of such party's breach of the merger agreement.

     The circumstances under which the merger agreement may be terminated and the damages, if any, payable to the Company or Buyer upon termination are summarized in the following table:

--------------------------------------------------------------------------------------------
                                        AGREEMENT                DAMAGES AVAILABLE/
               EVENT                  TERMINABLE BY          LIQUIDATED DAMAGES PAYABLE
--------------------------------------------------------------------------------------------
Upon mutual written consent of the       Written        None
Company and Buyer                     consent of the
                                       Company and
                                          Buyer
--------------------------------------------------------------------------------------------
Closing not consummated on or before  The Company or    $30 million liquidated damages
April 30, 2000, unless extended by        Buyer         payable to the Company so long as
the boards of directors of Buyer,                       (i) shareholder approval has been
Merger Co., the Company and                             obtained, Major League Baseball
Cleveland Baseball Corporation;                         approval has been obtained and no
provided, however, that this right                      court order or law prohibits the
to terminate will not be available                      merger (except for the failure of
to the Company if, at the time of                       any such condition to be met due to
termination, the representations and                    any breach of the merger agreement
warranties of the Company and                           by Buyer or Merger Co.) and (ii)
Cleveland Baseball Corporation and                      Buyer and Merger Co. do not have the
their performance of covenants do                       right to terminate the merger
not satisfy                                             agreement because of a breach of any

--------------------------------------------------------------------------------------------
                                        AGREEMENT                DAMAGES AVAILABLE/
               EVENT                  TERMINABLE BY          LIQUIDATED DAMAGES PAYABLE
--------------------------------------------------------------------------------------------
the standards for Buyer's and Merger                    representation, warranty or covenant
Co.'s conditions to closing. This                       of Cleveland Baseball Corporation or
termination right will not be                           the Company (or a material breach by
available to Buyer if, at the time                      the Jacobs Family Trusts of the
of termination, the representations                     voting agreement) such that the
and warranties of Buyer and Merger                      standards for Buyer's and Merger
Co. and their performance of                            Co.'s conditions to closing are not
covenants do not satisfy the                            satisfied, or would be incapable of
standards for the Company's                             being satisfied within 30 days.
conditions to closing or if Merger
Co. has not delivered to the Company
a notice by April 27, 2000
indicating that it has the financing
necessary to consummate the merger.
In addition, if the adjusted net
worth has not been finally
determined by April 30, 2000, then
the termination right will not be
available until four business days
after the Aggregate Additional
Conversion Price has been finally
determined.
--------------------------------------------------------------------------------------------
A court having jurisdiction or other  The Company or    None
governmental entity issues a final        Buyer
and nonappealable order, decree, or
ruling, or takes any other action
which has the effect of permanently
retraining, enjoining or otherwise
prohibiting the merger or Buyer's
purchase of the limited partnership
interest in the Partnership.
--------------------------------------------------------------------------------------------
A breach of any representation,          Buyer or       Damages available under law
warranty or covenant of Cleveland       Merger Co.
Baseball Corporation or the Company
(or a material breach by Mr. Jacobs,
as trustee of the Jacobs Family
Trusts, under the voting agreement)
such that the representations and
warranties of the Company and
Cleveland Baseball Corporation and
their performance of covenants do
not satisfy the standards for
Buyer's and Merger Co.'s conditions
to closing, or would be incapable of
satisfying such standards within 30
days after receiving written notice
of such failure.
--------------------------------------------------------------------------------------------
A breach of any representation,       The Company or    $30 million liquidated damages
warranty or covenant of Buyer or        Cleveland       payable to the Company so long as
Merger Co. such that the                 Baseball       (i) shareholder approval has been
representations and warranties of      Corporation      obtained, Major League Baseball
Buyer and Merger Co. and their                          approval has been obtained and no
performance of covenants do not                         court order or law prohibits the
satisfy the standards for the                           merger (except for the failure of
Company's conditions to closing, or                     any such condition to be met due to
would be incapable of satisfying                        any breach of the merger agreement
such standards                                          by Buyer or Merger

--------------------------------------------------------------------------------------------
                                        AGREEMENT                DAMAGES AVAILABLE/
               EVENT                  TERMINABLE BY          LIQUIDATED DAMAGES PAYABLE
--------------------------------------------------------------------------------------------
within 30 days after receiving                          Co.) and (ii) Buyer and Merger Co.
written notice of such failure.                         do not have the right to terminate
                                                        the merger agreement because of a
                                                        breach of any representation,
                                                        warranty or covenant of Cleveland
                                                        Baseball Corporation or the Company
                                                        (or a material breach by the Jacobs
                                                        Family Trusts of the voting
                                                        agreement) such that the standards
                                                        for Buyer's and Merger Co.'s
                                                        conditions to closing are not
                                                        satisfied, or would be incapable of
                                                        being satisfied within 30 days.
--------------------------------------------------------------------------------------------
The merger has not been approved by   The Company or)   None
Major League Baseball on or before    Buyer (at any
April 30, 2000.                         time after
                                      April 30, 2000
--------------------------------------------------------------------------------------------

     The merger agreement also provides that the Company has the right to terminate the merger agreement at any time after January 31, 2000 if certain specified actions have not been taken by Buyer and Merger Co. with respect to the Equity Financing Arrangement by that date. Buyer and Merger Co. have already taken those specified actions. As a result this termination right is no longer available to the Company.

AMENDMENT AND WAIVER

     The merger agreement may be amended by the written, signed agreement of all the parties. Any amendment must be approved by Major League Baseball.

     The waiver by any party of any default, misrepresentation, or breach of warranty or covenant contained in the merger agreement will not be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant contained in the merger agreement or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

                                 THE COMPANIES

CLEVELAND INDIANS BASEBALL COMPANY, INC. AND CLEVELAND BASEBALL CORPORATION

     The Company is an Ohio corporation and is the sole general partner of Cleveland Indians Baseball Company Limited Partnership, an Ohio limited partnership, which owns the Cleveland Indians baseball franchise and manages Jacobs Field, the Indians' home ballpark.

     Cleveland Baseball Corporation, an Ohio corporation, is the sole limited partner of the Partnership. Cleveland Baseball Corporation is owned by Richard
E. Jacobs, as trustee of two Jacobs Family Trusts.

CBC ACQUISITION, LLC AND CIBC MERGER CO.

     Buyer is a newly formed Ohio limited liability company, formed for the purposes of the transactions contemplated by the merger agreement. At the effective time of the merger, Buyer will purchase all of the outstanding limited partnership interest in Cleveland Indians Baseball Company Limited Partnership.

     Merger Co. is a newly formed Ohio corporation, formed for the purposes of the transactions contemplated by the merger agreement. At the effective time of the merger, Merger Co. will merge with and into the Company, with the Company as the surviving corporation.

     Buyer and Merger Co. are currently owned by LJD Baseball Limited, an Ohio limited liability company owned by Lawrence J. Dolan ("Mr. Dolan"). As of the effective time of the merger, the non-voting equity interest in Buyer and Merger Co. will be owned by CFD Trust No. 8, of which Joseph R. Znidarsic is the trustee, and by Dolan Family LLC, all of the membership interests of which are owned by four Dolan family trusts. Mr. Dolan will control 100% of the voting interests and 10% of the equity interests of Buyer and Merger Co. Dolan Family LLC will own 80% and CFD Trust No. 8 will own 10% of the equity interests of Buyer and Merger Co., but will have no voting rights.

                         MARKET PRICE OF COMMON SHARES
                            AND DIVIDEND INFORMATION

     The Class A Common Shares are traded on the Nasdaq National Market under the ticker symbol "CLEV." On December 31, 1999, the last trading day before the printing of this proxy statement, the high and low sales prices of Class A Common Shares were $20 15/16 and $20 3/4, respectively. On November 2, 1999, the last trading day before the public announcement of the merger agreement, the high and low sales prices of Class A Common Shares were $18 1/16 and $17 7/8, respectively, and on May 12, 1999, the last trading day before the Company's public announcement that it had retained financial advisors to assist it in finding buyers for the Cleveland Indians franchise, the high and low sales price of Class A Common Shares were $10 1/8 and $9 3/4, respectively. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR CLASS A COMMON SHARES.

     The table below sets forth by fiscal quarter, since the time of the Company's initial public offering, the high and low sales prices of Common Shares reported by the Nasdaq National Market. The Company has not declared or paid cash dividends to the shareholders of the Company since the Company's initial public offering.

                                                                HIGH    LOW
                                                                ----    ---
1999
     First Quarter..........................................    $ 8 1/2 $ 7
     Second Quarter.........................................     19 1/4   8
     Third Quarter..........................................     19 1/2  17 1/4
     Fourth Quarter.........................................     21 5/16 16 15/16
1998
     Second Quarter (from June 4, 1998).....................    $15 1/4 $ 9 7/8
     Third Quarter..........................................     10 7/8   6 3/16
     Fourth Quarter.........................................      8 3/8   5 3/8

                    SHARE OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth certain information regarding the beneficial ownership of Class A Common Shares and Class B Common Shares as of the record date (except as otherwise disclosed in the notes below), by (a) each of the Company's directors, (b) each other person who is known by the Company to own beneficially more than 5% of the Class A Common Shares or Class B Common Shares,
(c) the Company's Chief Executive Officer and the other executive officers of the Company named in the Company's proxy statement for the 1999 Annual Meeting of Shareholders, and (d) all of the Company's executive officers and directors as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their names.

                                     CLASS A COMMON SHARES     CLASS B COMMON SHARES
                                    -----------------------    ---------------------
                                                   PERCENT      NUMBER      PERCENT        TOTAL
                                    NUMBER OF        OF           OF           OF        PERCENTAGE
                                    SHARES(1)     CLASS(1)      SHARES       CLASS      VOTING POWER
                                    ----------    ---------    ---------    --------    ------------
Richard E. Jacobs (2).............   133,200         3.2%      2,281,667     99.9%          99.9%
25425 Center Ridge Road
Cleveland, Ohio 44145
McDonald Investments Inc.,........   574,517(3)     13.8%              0         *             *
  a KeyCorp Company
800 Superior Avenue
Cleveland, Ohio 44114
Martin J. Cleary..................    11,176(4)        *           2,290         *             *
Robert W. Brown, M.D..............     5,500(4)        *               0         *             *
Edward G. Ptaszek, Jr.............     6,100(4)        *               0         *             *
William B. Summers, Jr. (5).......    25,000(4)        *               0         *             *
Raymond P. Park (6)...............   349,334(4)      8.3%              0         *             *
6200 Riverside Drive
Cleveland, Ohio 44135
John H. Hart......................     5,000(4)        *               0         *             *
Dennis Lehman.....................     5,500(4)        *               0         *             *
Kenneth E. Stefanov...............     3,100(7)        *               0         *             *
Jeffry L. Overton.................     2,500(7)        *               0         *             *
All directors and executive
  officers as a Group (thirteen
  persons)........................   550,477        13.3%      2,283,957      100%         99.99%

---------------

* Less than 1%

(1) Class B Common Shares can be converted on a share-for-share basis into Class A Common Shares at any time. As a result, a holder of Class B Common Shares is deemed to beneficially own an equal number of Class A Common Shares. However, so that the Company doesn't overstate aggregate beneficial ownership, the listed Class A Common Shares do not include Class A Common Shares which the holder can acquire by converting Class B Common Shares into Class A Common Shares. Similarly, the percentages of listed outstanding Class A Common Shares have been determined with respect to the total number of Class A Common Shares outstanding on the record date, not including Class A Common Shares which the holder can acquire by converting Class B Common Shares into Class A Common Shares.

(2) Consists of shares held by Richard E. Jacobs as sole trustee under Declaration of Trust dated April 23, 1987 (the "Richard Jacobs Trust"), and as sole trustee of the David H. Jacobs Marital Trust (the "David Jacobs Trust"). Of the shares listed, 75% are held by the Richard Jacobs Trust, of which Mr. Jacobs is currently the sole beneficiary, and 25% are held by the David Jacobs Trust, of which the heirs of David H. Jacobs are the beneficiaries. Does not include 6,043,333 Class A Common Shares issuable to Cleveland Baseball Corporation (of which the Jacobs Family Trusts are the sole shareholders) upon exchange of limited partnership interests in the Cleveland Indians Baseball Company Limited Partnership, of which the Company is sole general partner.

(3) According to a report on Schedule 13G dated March 8, 1999, filed with the Securities and Exchange Commission, McDonald Investments Inc., an investment banking firm, beneficially owned 574,517 of the outstanding Class A Common Shares as of December 31, 1998. McDonald Investments Inc. disclosed in such
    Schedule 13G that it has sole dispositive and voting power with respect to all of such Class A Common Shares.

(4) Includes 5,000 Class A Common Shares subject to options currently exercisable or exercisable within 60 days. Does not include 10,000 Class A Common Shares subject to unvested options that will vest immediately prior to the effective time of the merger pursuant to the merger agreement.

(5) Does not include the 574,517 shares held directly by McDonald Investments Inc., a KeyCorp Company. Mr. Summers, a director of the Company, is Chairman and Chief Executive Officer of McDonald Investments Inc.

(6) Consists of shares held by Park Corporation, a corporation controlled by Mr. Park and his children.

(7) Includes 2,500 Class A Common Shares subject to options currently exercisable or exercisable within 60 days. Does not include 5,000 Class A Common Shares subject to unvested options that will vest immediately prior to the effective time of the merger pursuant to the merger agreement.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Company's board of directors knows of no other matter that will be presented for consideration at the special meeting. If any other matter shall properly come before the special meeting or any adjournment or postponement thereof and be voted upon, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment. The individuals named as proxies intend to vote or not vote in accordance with the recommendation of the management of the Company.

                             SHAREHOLDER PROPOSALS

     If the merger is not consummated, the Company will hold a 2000 Annual Meeting of Shareholders. If this 2000 meeting is held, any shareholder proposals meeting the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934 which are intended to be presented at the 2000 meeting must have been received by the Company's Secretary at 2401 Ontario Street, Cleveland, Ohio 44115 on or before December 19, 1999, to be included in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders. For those shareholder proposals which are not submitted in accordance with Rule 14a-8 (such as a proposal to be submitted at the next Annual Meeting of Shareholders but not submitted for inclusion in the Company's proxy statement), our designated proxies may exercise their discretionary voting authority, without any discussion of the proposal in our proxy materials, for any proposal which is received by us after March 5, 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Shareholders may read and copy any reports, statements or other information that the Company files at the public reference facilities of the Securities and Exchange Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Shareholders may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

Reports, proxy statements and other information filed by the Company with NASDAQ may also be inspected at the offices of the National Association of Security Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows the Company to "incorporate by reference" information into this proxy statement, which means that the Company can disclose important information to shareholders by referring them to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that the Company has previously filed with the Securities and Exchange Commission. These documents contain important information about the Company and its finances.

THE COMPANY'S SECURITIES AND EXCHANGE
COMMISSION FILINGS (FILE NO. 0-24377)                  PERIOD
-------------------------------------  ---------------------------------------
Annual Report on Form 10-K             Year ended December 31, 1998
Quarterly Reports on Form 10-Q         Quarters ended March 31, 1999, June 30,
                                       1999 and September 30, 1999

     The Company is also hereby incorporating by reference additional documents that it files with the Securities and Exchange Commission between the date of this proxy statement and the date of the special meeting.

     Any person receiving a copy of this proxy statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference except for exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Cleveland Indians Baseball Company, Inc., 2401 Ontario Street, Cleveland, Ohio 44115, attention: Kenneth E. Stefanov (telephone number:
216-420-5000). A copy will be provided by first class mail or other equally prompt means within one business day after receipt of your request.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER, THE COMPANY OR THE PARTNERSHIP THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS WE HAVE PUBLICLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     THIS PROXY STATEMENT IS DATED JANUARY 5, 2000. SHAREHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                        AND LIMITED PARTNERSHIP INTEREST
                               PURCHASE AGREEMENT

                                     AMONG

                             CBC ACQUISITION, LLC,

                                CIBC MERGER CO.,

                    CLEVELAND INDIANS BASEBALL COMPANY, INC.

                                      AND

                         CLEVELAND BASEBALL CORPORATION

                                NOVEMBER 3, 1999

                          AGREEMENT AND PLAN OF MERGER
              AND LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT

     This Agreement and Plan of Merger and Limited Partnership Interest Purchase Agreement (this "Agreement") is entered into as of November 3, 1999 by and among CBC ACQUISITION, LLC, an Ohio limited liability company ("Buyer"), CIBC MERGER CO., an Ohio corporation ("Merger Co."), CLEVELAND INDIANS BASEBALL COMPANY, INC., an Ohio corporation (the "Company"), and CLEVELAND BASEBALL CORPORATION, an Ohio corporation ("CBC"). Buyer, Merger Co., the Company and CBC are referred to herein collectively as the "Parties," and individually as a "Party."

                                    RECITALS

     A. The Company owns a 51% interest in, and is the sole general partner of, Cleveland Indians Baseball Company Limited Partnership, an Ohio limited partnership (the "Partnership"), which is the owner and operator of the Cleveland Indians Baseball Club (the "Indians"), the Cleveland, Ohio, membership and franchise in The American League of Professional Baseball Clubs (the "League").

     B. CBC owns a 49% interest in, and is the sole limited partner of, the Partnership.

     C. As a condition of the willingness of Buyer and Merger Co. to enter into this Agreement, contemporaneously with the execution of this Agreement, Richard
E. Jacobs (the "Trustee"), as Trustee under Declaration of Trust dated April 23, 1987 (the "REJ Trust"), and as Trustee of the David H. Jacobs Marital Trust (the "DHJ Trust" and, together with the REJ Trust, the "Trusts"), as the holder of 99.88% of the voting power of the Company and 100% of the voting power of CBC, has entered into the Voting Agreement, dated as of the date hereof (the "Voting Agreement"), with Buyer and Merger Co., which provides, among other things, that the Trustee will (i) vote the Common Shares held in the Trusts in favor of the Merger and the approval and adoption of this Agreement and (ii) not rescind his approval of the sale by CBC of the Limited Partnership Interest to Buyer.

     D. The respective boards of directors of the Company and Merger Co. have determined that the acquisition of the Company pursuant to a cash merger of Merger Co. into the Company is desirable and, by resolutions duly adopted, have approved and adopted this Agreement.

     E. The respective boards of directors of Buyer and CBC have determined that the acquisition by Buyer of CBC's Limited Partnership Interest in the Partnership is desirable and, by resolutions duly adopted, have approved and adopted this Agreement.

                                   ARTICLE I

                                  DEFINITIONS

     "1999 FORECAST" means the Partnership's Forecast of Operations -- Accrual & Cash Basis -- 1999, dated October 16, 1999, a copy of which is attached to
Section 4.3(c) of the Disclosure Schedule.

     "1999 FORECAST AMOUNT" means the sum of the amounts set forth opposite the following line items under the column labeled "1999 Forecast" in the 1999
Forecast: (A) "Negative Cash: Capital Expenditures," (B) "Negative Cash: Retail Expansion" and (C) "Total Operating Expenses."

     "ACQUISITION AGREEMENT" has the meaning set forth in Section 4.3(b)(iii).

     "ADDITIONAL CONVERSION PRICE" means the quotient of (i) the Aggregate Additional Conversion Price divided by (ii) the number of Fully-diluted Common Shares.

     "ADJUSTED NET WORTH" has the meaning set forth in Section 2.8(b).

     "ADJUSTMENT PRINCIPLE" has the meaning set forth in Section 2.8 of the Disclosure Schedule.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations of the SEC promulgated under the Exchange Act.

     "AGGREGATE ADDITIONAL CONVERSION PRICE" means the Adjusted Net Worth as finally determined pursuant to Section 2.8.

     "AGGREGATE OPTION EXERCISE AMOUNT" means the aggregate amount of the exercise price for all Options determined as of the close of business on the business day immediately preceding the Closing Date.

     "BALLPARK" means Jacobs Field, situated in Cleveland, Ohio.

     "BASIC AGREEMENT" means the Basic Agreement between the clubs comprising the National League, the clubs comprising the American League and the Major League Baseball Players Association, dated December 7, 1996.

     "BEAR, STEARNS" has the meaning set forth in Section 3.3(e).

     "BEAR, STEARNS LETTER" has the meaning set forth in Section 3.3(e).

     "BUYER" has the meaning set forth in the first paragraph of this Agreement.

     "BUYER DISCLOSURE SCHEDULE" has the meaning set forth in Section 3.3(c).

     "BUYER-OWNED SHARE" means any Common Share that Buyer, Merger Co. or any of their respective Affiliates owns beneficially within the meaning of Rule 13(d)(3) under the Exchange Act (including any Common Share that Merger Co. owns beneficially); provided, however, that in no event will any Common Share subject to the Voting Agreement be deemed a Buyer-Owned Share.

     "BUYER REPRESENTATIVES" has the meaning set forth in Section 4.3(e)(i).

     "CBC" has the meaning set forth in the first paragraph of this Agreement.

     "CBC ARTICLES" means the Articles of Incorporation, as amended, of CBC as filed with the Secretary of State of the State of Ohio.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2.7.

     "CHASE" has the meaning set forth in Section 2.4(a).

     "CLASS A COMMON SHARES" means the Company's Class A Common Shares, without par value.

     "CLASS B COMMON SHARES" means the Company's Class B Common Shares, without par value.

     "CLOSING" has the meaning set forth in Section 2.7.

     "CLOSING DATE" has the meaning set forth in Section 2.7.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON SHARE" means any Class A Common Share or Class B Common Share.

     "COMPANY" has the meaning set forth in the first paragraph of this Agreement.

     "COMPANY ARTICLES" means the Amended and Restated Articles of Incorporation, as amended, of the Company as filed with the Secretary of State of the State of Ohio.

     "COMPANY EXPENSES" means all of the fees and expenses incurred or payable by the Company or the Partnership in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of attorneys, accountants, investment bankers and other professionals, the portion of the fees and expenses of the Third Party Accountants attributable to the Company pursuant to Section 2.8(c) and the amounts described in Section 3.1(j), Item 3 of the Disclosure Schedule; provided, however, that Company Expenses shall not include any such fees and expenses accrued on the October Balance Sheet or paid prior to October 31, 1999.

     "COMPANY EXPENSES REDUCTION" means the quotient of (i) the amount of Company Expenses divided by (ii) the number of Fully-diluted Common Shares.

     "COMPANY NOTICE" has the meaning set forth in Section 4.3(b)(i).

     "COMPANY REGULATIONS" means the Code of Regulations of the Company as in effect on the date hereof.

     "COMPANY SUPERIOR PROPOSAL" has the meaning set forth in the Section 4.3(b)(iii).

     "COMPANY TAX REFUND AMOUNT" means the aggregate amount of the federal and state tax refund received or receivable by the Company with respect to the 1998 tax year.

     "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section 4.3(e)(i).

     "CONTRACTS" has the meaning set forth in Section 3.1(l).

     "CONVERSION PRICE" means the quotient of (A) the sum of $267.5 million and the Aggregate Option Exercise Amount divided by (B) the number of Fully-diluted Common Shares.

     "DEFERRED COMPENSATION PLAN" has the meaning set forth in Section 2.3(d).

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3.1.

     "DISSENTING SHARE" means any Common Share held of record by a Shareholder who has properly exercised dissenters' rights under the Ohio General Corporation Law; provided, however, that if such holder for any reason fails to perfect such dissenters' rights, such holder's Common Shares shall cease to constitute Dissenting Shares.

     "EFFECTIVE TIME" has the meaning set forth in Section 2.7.

     "ENVIRONMENTAL CLAIM" means any claim, action, cause of action or investigation of which the Company or the Partnership is aware, or written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from circumstances or events forming the basis of any violation, or alleged violation, of any Environmental Law.

     "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations and restrictions of any Governmental Entity relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time.

     "FINANCING NOTICE" has the meaning set forth in Section 2.1(a).

     "FULLY-DILUTED COMMON SHARES" means the Common Shares outstanding immediately prior to the Effective Time (other than Buyer-Owned Shares) on a fully-diluted basis, assuming the exchange of all Limited Partner Units for Common Shares before giving effect to the redemption provided for in Section 2.5(a), treating each Share Unit as a full Common Share and assuming the exercise of all outstanding Options. A calculation of the number of Fully-diluted Common Shares as of October 29, 1999 is set forth in Section 2.3 of the Disclosure Schedule.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GENERAL PARTNER UNITS" has the meaning set forth in Section 3.1(e).

     "GOVERNMENTAL ENTITY" has the meaning set forth in Section 3.1(j).

     "HSR ACT" has the meaning set forth in Section 3.1(j).

     "INDIANS" has the meaning set forth in the Recitals to this Agreement.

     "LEAGUE" has the meaning set forth in the Recitals to this Agreement.

     "LEASES" has the meaning set forth in Section 3.1(m).

     "LETTER OF CREDIT" has the meaning set forth in Section 6.2(a).

     "LIEN" means any mortgage, deed of trust, pledge, security interest, title retention agreement, lien, charge, option, adverse claim, title defect or encumbrance of any kind.

     "LIMITED PARTNER TAX DISTRIBUTION AMOUNT" means the quotient of (i) the aggregate amount of any distributions made by the Partnership to CBC, as the limited partner of the Partnership (other than in connection with the redemption provided for in Section 2.5(a)), made between November 1, 1999 and the Effective Time divided by (ii) the total number of Limited Partner Units outstanding immediately prior to the Effective Time (before giving effect to the redemption provided for in Section 2.5(a)).

     "LIMITED PARTNER UNIT PRICE" means the difference between (i) the sum of the Conversion Price and the Additional Conversion Price and (ii) the sum of the Company Expenses Reduction and the Limited Partner Tax Distribution Amount, if any.

     "LIMITED PARTNER UNITS" has the meaning set forth in Section 3.1(e).

     "LIMITED PARTNERSHIP INTEREST" has the meaning set forth in Section 2.5(a).

     "LIMITED PARTNERSHIP PURCHASE PRICE" has the meaning set forth in Section 2.6.

     "MATERIAL ADVERSE EFFECT" means, with respect to the Company or the Partnership, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Partnership, taken as a whole, and means, with respect to the Company or CBC, a material adverse effect on the ability of such person to consummate the transactions contemplated hereby; provided, however, that a Material Adverse Effect with respect to the Company or the Partnership shall not include any change in or effect upon the business, assets, liabilities, results of operations or financial condition of the Company or the Partnership, respectively, directly or indirectly arising out of or attributable to or a consequence of (i) conditions, events, or circumstances generally affecting MLB or financial markets or the economy in general, (ii) the loss by the Company or the Partnership of any of its customers, suppliers or employees as a result of the transactions contemplated hereby or the public announcement of this Agreement, or the death or disability of any employee, (iii) any event, action or change, including, without limitation, with respect to the signing, trading and release of players, contemplated by the provisions of this Agreement, or (iv) any event that occurs after January 31, 2000, provided that such event has not occurred as a result of any (x) action or inaction of the Company, the Partnership, CBC or any of their respective Affiliates (other than any action or inaction described in writing and reviewed by the Company with the Buyer Representatives and to which the Buyer Representatives did not object in writing within three (3) business days following receipt of such description) or (y) breach of a representation, warranty or covenant of the Company or CBC contained herein.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means any pollutant, contaminant or toxic or hazardous substance or waste that is regulated by or under authority of any Environmental Law, including, without limitation, any petroleum products, asbestos or polychlorinated biphenyls.

     "MERGER" has the meaning set forth in Section 2.1(a).

     "MERGER CO." has the meaning set forth in the first paragraph of this Agreement.

     "MERGER CONSIDERATION" has the meaning set forth in Section 2.3(b).

     "MLB" means Major League Baseball which includes the League, and its member clubs, the National League, and its member clubs, and the Office of the Commissioner of Major League Baseball.

     "NAME RETENTION AGREEMENT" means the Name Retention Agreement to be dated the Closing Date between the Partnership and CBC in the form previously agreed upon among the Parties.

     "NATIONAL LEAGUE" means The National League of Professional Baseball Clubs.

     "OCTOBER BALANCE SHEET" Has the meaning set forth in Section 2.8(b).

     "OHIO GENERAL CORPORATION LAW" means the General Corporation Law of the State of Ohio, as amended.

     "OPTION" means any outstanding option to acquire Common Shares issued by the Company, whether or not such Option is vested or exercisable as of the Effective Time. Option does not include the rights of CBC to exchange its limited partnership interest in the Partnership for Class A Common Shares pursuant to the Partnership Agreement.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past practice.

     "PARTIES" has the meaning set forth in the first paragraph of this Agreement.

     "PARTNERSHIP" has the meaning set forth in the Recitals to this Agreement.

     "PARTNERSHIP AGREEMENT" means the First Amended and Restated Agreement of Limited Partnership of Cleveland Indians Baseball Company Limited Partnership dated as of June 9, 1998 between the Company and CBC, as amended through the date hereof.

     "PAYMENT AGENT" has the meaning set forth in Section 2.4(a).

     "PERMITTED LIENS" means Liens for Taxes that are not yet delinquent.

     "PERSON" means any individual, entity or Governmental Entity.

     "POST-APPROVAL PERIOD" has the meaning set forth in Section 4.3(e)(ii).

     "PREDECESSORS" means Ballpark Management Company and MJC Baseball, Inc.

     "PRICING NOTICE" has the meaning set forth in Section 4.3(e)(iv).

     "PROXY STATEMENT" has the meaning set forth in Section 4.1(e).

     "PUBLIC REPORTS" has the meaning set forth in Section 3.1(f).

     "REPRESENTATIVES" has the meaning set forth in Section 4.3(b)(i).

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

     "SELECTED ASSETS" has the meaning set forth in Section 2.8 of the Disclosure Schedule.

     "SELECTED LIABILITIES" has the meaning set forth in Section 2.8 of the Disclosure Schedule.

     "SHAREHOLDER" means any Person who or which is the holder of record of any Common Share.

     "SHARE UNITS" has the meaning set forth in Section 2.3(d).

     "SPECIAL MEETING" has the meaning set forth in Section 4.3(a).

     "SPECIFIED EXPENDITURES" are (A) those categories of expenses included in the line item "Total Operating Expenses" in the 1999 Forecast and (B) those categories of expenditures included in the line items "Negative Cash: Capital Expenditures" and "Negative Cash: Retail Expansion" in the 1999 Forecast.

     "SUBSIDIARY" means any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other persons performing similar functions with respect to such entity.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.1(a).

     "TAKEOVER PROPOSAL" has the meaning set forth in Section 4.3(b)(i).

     "TAXES" shall mean any taxes of any kind, including, but not limited to, those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional tax amounts imposed with respect thereto by any Governmental Entity; provided, however, that Taxes does not include the so-called "luxury tax" to which the Partnership is subject pursuant to the Basic Agreement.

     "TAX REFUND CONVERSION PRICE" means the quotient of (i) the Company Tax Refund Amount divided by (ii) the number of Fully-diluted Common Shares, excluding any Common Shares issuable upon the exchange of Limited Partner Units whether before or after giving effect to the redemption provided for in Section 2.5(a).

     "TAX RETURN" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

     "TREASURY SHARES" means any Common Shares directly or indirectly owned by the Company.

     "TRUSTEE" has the meaning set forth in the Recitals to this Agreement.

     "TRUSTS" has the meaning set forth in the Recitals to this Agreement.

     "UNITS" has the meaning set forth in Section 3.1(e).

     "VOTING AGREEMENT" has the meaning set forth in the Recitals to this Agreement.

                                   ARTICLE II

           THE MERGER AND ACQUISITION OF LIMITED PARTNERSHIP INTEREST

2.1  THE MERGER.

     (a) THE MERGER. Subject to the terms and conditions hereof, within three
(3) business days after the later of (i) the satisfaction or waiver of the conditions set forth in Section 5.1 hereof, (ii) the delivery of notice by Merger Co. to the Company that it has available the financing necessary to consummate the transactions contemplated by this Agreement (the "Financing Notice"), and (iii) the determination of the Aggregate Additional Conversion Price pursuant to Section 2.8, Merger Co. will merge with and into the Company (the "Merger"). Following the Merger, the separate existence of Merger Co. shall cease, and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 1701.82 of the Ohio General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Co. in order to carry out and effectuate the transactions contemplated by this Agreement.

2.2  SURVIVING CORPORATION OF THE MERGER.

     (a) ARTICLES OF INCORPORATION. Subject to Section 4.2 of this Agreement, the articles of incorporation of Merger Co. immediately prior to the Effective Time shall continue as the articles of incorporation of the Surviving Corporation after the Effective Time, except that the name of the Surviving Corporation shall be "Cleveland Indians Baseball Company, Inc."

     (b) CODE OF REGULATIONS. The Company Regulations immediately prior to the Effective Time shall continue as the code of regulations of the Surviving Corporation after the Effective Time.

     (c) BOARD OF DIRECTORS. The directors of Merger Co. immediately before the Effective Time will be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or until their successors are elected or appointed and qualified.

     (d) OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected and qualified, as the case may be.

2.3  CONVERSION OF SHARES UPON MERGER.

     (a) CONVERSION OF MERGER CO. SHARES. At and as of the Effective Time, each common share, without par value, of Merger Co. shall be converted into one common share, without par value, of the Surviving Corporation, which shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

     (b) CONVERSION OF COMMON SHARES. At and as of the Effective Time, (i) each outstanding Class A Common Share (other than any Treasury Share, Dissenting Share or Buyer-Owned Share) shall be converted into the right to receive a cash payment from Merger Co. equal to the difference between (A) the sum of the Conversion Price, the Additional Conversion Price and the Tax Refund Conversion Price and (B) the Company Expenses Reduction (collectively, the "Merger Consideration"), (ii) each outstanding Class B Common Share (other than any Treasury Share or Buyer-Owned Share) shall be converted into the right to receive a cash payment from Merger Co. equal to the Merger Consideration, (iii) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation in accordance with the provisions of Sections 1701.84 and 1701.85 of the Ohio General Corporation Law, and (iv) each Buyer-Owned Share and each Treasury Share, if any, shall be canceled and no consideration shall be delivered in exchange therefor or in respect thereof; provided, however, that, subject to the provisions of Section 4.3(c), the Conversion Price shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or similar recapitalization affecting any of the Common Shares. As of the Effective Time, all Common Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented Common Shares shall cease to have any rights with respect thereto, except (other than with respect to certificates previously representing Buyer-Owned Shares or Treasury Shares), the right to receive the Merger Consideration, or, in the case of any Dissenting Shares, the rights, if any, accorded under the Ohio General Corporation Law with respect thereto.

     (c) CONVERSION OF OPTIONS. At and as of the Effective Time, each Option shall be converted into the right to receive from Merger Co. a cash payment (subject to applicable withholding tax) equal to the product of (i) the aggregate number of Class A Common Shares issuable upon the exercise of such Option, and (ii) the excess, if any, of the Merger Consideration over the per share price at which such Option is exercisable. The Board of Directors of the Company has taken or will, prior to the Closing, take such actions under Section 5(d) of the Cleveland Indians Baseball Company, Inc. Long-Term Incentive Plan or otherwise as may be required to provide that after the Effective Time, and upon payment to the holders of Options of the amount set forth in the preceding sentence, holders of Options will have no further rights in respect of Options.

     (d) DISTRIBUTION OF DEFERRED COMPENSATION. The Company has adopted the Cleveland Indians Baseball Company, Inc. Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") pursuant to which eligible directors may elect to receive certain fees in cash or Class A Common Shares or to defer payment of such fees and credit such fees to an account (the "Share Unit Account") consisting of units that are equivalent in value to Class A Common Shares ("Share Units"). The Company shall take all actions necessary so that all Share Units outstanding immediately prior to the Effective Time shall be canceled immediately at the Effective Time in exchange for the right of each holder of Share Units to receive from Merger Co. (subject to applicable withholding tax) an amount of cash equal to the product of (i) the number of Share Units in such holder's Share Unit Account outstanding immediately prior to the Effective Time and (ii) the Merger Consideration.

2.4  MERGER PAYMENT PROCEDURE.

     (a) PAYMENT AGENT. Prior to the Effective Time, Buyer shall designate The Chase Manhattan Bank ("Chase") or such other bank or trust company reasonably satisfactory to the Company and Merger Co. as payment agent for the Merger (the "Payment Agent"). Immediately prior to the Effective Time, Merger Co. shall deposit or cause to be deposited with the Payment Agent an amount of cash (the "Payment Fund") sufficient to enable the Payment Agent to effect the payments
(i) for Common Shares contemplated by Section 2.3(b), less any amounts to be paid to the Trusts at the Closing pursuant to the last sentence hereof, (ii) for conversion of Options contemplated by Section 2.3(c) and (iii) for payment for the Share Units pursuant to the Deferred Compensation Plan contemplated by Section 2.3(d). As soon as practicable after the Effective Time and, in any event, within three (3) business days thereafter, the Surviving Corporation shall use commercially reasonable efforts to cause the Payment Agent to send to each holder of certificates formerly evidencing Common Shares (other than Common Shares paid for pursuant to the last sentence of this Section 2.4(a), Treasury Shares, Dissenting Shares or Buyer-Owned Shares) (x) a customary letter of transmittal and (y) instructions for use in effecting the surrender of such certificates in exchange for the cash payment provided therefor by Section 2.3(b). Upon surrender of such a certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereon, the holder of such certificate shall be entitled to receive in exchange therefor the amount of cash to which the holder of Common Shares is entitled pursuant to Section 2.3(b), and the certificates so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.4, each certificate formerly representing Common Shares (other than Dissenting Shares, Treasury Shares, and Buyer-Owned Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the consideration provided by Section 2.3(b) or, with respect to Dissenting Shares, the rights, if any, provided by the Ohio General Corporation Law. In no event, however, will any holder of Common Shares be entitled to any interest or earnings on the amounts deposited by Merger Co. with the Payment Agent pending distribution. The Payment Agent shall accept such certificates upon compliance with such reasonable terms and conditions as it may impose to effect orderly payment thereof in accordance with normal payment practices. If any cash is to be remitted to a name other than that in which the certificate surrendered for payment is registered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer, and that the Person requesting such payment shall pay to the Surviving Corporation or the Payment Agent any transfer or other Taxes required by reason of the payment of the Conversion Price to a Person other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or the Payment Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, upon the request of the Trustee on behalf of the Trusts, Merger Co. shall make available to such requesting shareholder at the Closing, cash in the amount such shareholder is entitled pursuant to Section 2.3(b) against delivery of certificates representing Common Shares and a duly executed letter of transmittal.

     (b) CLOSING OF TRANSFER RECORDS. At the Effective Time, transfers of Common Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation. After the Effective Time, certificates evidencing Common Shares that are presented to the Payment Agent shall be canceled and exchanged for the consideration provided for in Section 2.3(b) in accordance with the procedures set forth in this Article II. Buyer and Merger Co. agree to authorize and request the Payment Agent and, if applicable, the transfer agent for the Common Shares to permit former holders of Common Shares to request and, upon payment of no more than a nominal processing charge, receive certificates formerly representing Common Shares (which shall indicate that they have been canceled) registered in their names.

     (c) UNCLAIMED AMOUNTS. Buyer may cause the Payment Agent to return any amounts deposited by Buyer with the Payment Agent remaining unclaimed 365 days after the Effective Time, and thereafter each remaining holder of Common Shares shall look only to the Surviving Corporation as a general creditor thereof with respect to consideration to which such holder is entitled upon surrender of such holder's Common Shares. Notwithstanding the foregoing, neither the Payment Agent nor any Party shall be liable to a holder of one or more certificates for Common Shares for any amount properly paid and required to be paid to a public official pursuant to any abandoned property, escheat or similar law.

     (d) INVESTMENT OF PAYMENT FUND. The Payment Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation.

     (e) LOST CERTIFICATES. If any certificate formerly representing Common Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation shall direct as indemnity against any claim that may be made against it with respect to such certificate, the Payment Agent shall pay in exchange for such lost, stolen or destroyed certificate the Conversion Price therefor pursuant to this Agreement.

     (f) WITHHOLDING RIGHT. The Surviving Corporation or the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a certificate formerly representing Common Shares such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provisions of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Surviving Corporation or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the certificate in respect of which such deduction and withholding was made by the Surviving Corporation or the Payment Agent.

     (g) DISSENTING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, to the extent required by the Ohio General Corporation Law, Class A Common Shares which are issued and outstanding immediately prior to the Effective Time and which are held by any Shareholder who shall not have voted in favor of this Agreement and the Merger and who files with the Company within ten days after such vote at the Special Meeting a written demand to be paid the fair cash value for such Common Shares in accordance with Sections 1701.84 and 1701.85 of the Ohio General Corporation Law shall not be converted into the right to receive cash as provided in Section 2.3(b) unless and until such holder fails to demand payment properly or otherwise loses such Shareholder's dissenters' rights with respect to any of its Common Shares, if any, under the Ohio General Corporation Law. If such Shareholder shall have failed to perfect or loses any such dissenters' rights, such Common Shares shall thereupon be deemed to have been converted as of the Effective Time into only the right to receive at the Effective Time the cash provided for in Section 2.3(b), without interest. From and after the Effective Time, no Shareholder who has asserted its dissenters' rights as provided in Sections 1701.84 and 1701.85 of the Ohio General Corporation Law shall be entitled to vote the Common Shares as to which dissenters' rights were asserted for any purpose or to receive payment of dividends or other distributions with respect to such Common Shares. The Company shall notify Merger Co. of each Shareholder who asserts dissenters' rights, and Merger Co. shall have the right to participate in all negotiations and proceedings with respect thereto. Prior to the Effective Time, the Company shall not, except with the prior written consent of Merger Co., make any payment with respect to, or settle or offer to settle, any dissenters' rights asserted under
Section 1701.85 of the Ohio General Corporation Law.

2.5  REDEMPTION AND ACQUISITION OF LIMITED PARTNERSHIP INTEREST.

     (a) Immediately prior to the Closing, the Company shall cause the Partnership to redeem from CBC for no monetary consideration, and CBC shall deliver to the Partnership for cancellation, a number of Limited Partner Units equal to the quotient of (i) $6,300,000 divided by (ii) the Limited Partner Unit Price, in exchange for only the transfer and distribution to CBC of the rights set forth in the Name Retention Agreement.

     (b) Subject to the terms of this Agreement, at the Effective Time, CBC shall assign, transfer, convey and deliver to Buyer, and Buyer shall acquire and accept from CBC, all of CBC's right, title and interest in CBC's limited partnership interest in the Partnership (the "Limited Partnership Interest") after the redemption provided for in Section 2.5(a), free and clear of all Liens.

     (c) Subject to the terms of this Agreement, Buyer shall assume and be liable, effective as of the Closing, for all duties and responsibilities of CBC as a limited partner of the Partnership set forth in the Partnership Agreement or pursuant to applicable law.

2.6  CONSIDERATION FOR LIMITED PARTNERSHIP INTEREST.

     Subject to the terms of this Agreement, in consideration for the Limited Partnership Interest, Buyer shall pay to CBC at the Closing an amount (the "Limited Partnership Purchase Price") equal to the product of (i) the
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Limited Partner Unit Price and (ii) the number of Limited Partner Units outstanding immediately prior to the Effective Time after giving effect to the redemption provided for in Section 2.5(a). Buyer will pay the Limited Partnership Purchase Price to CBC by wire transfer at Closing of immediately available funds to a bank account designated by CBC prior to Closing.

2.7  THE CLOSING; EFFECTIVE TIME.

     The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Hostetler LLP, 3200 National City Center, Cleveland, Ohio, commencing at 10:00 a.m., Cleveland time, on a date (the "Closing Date") which shall be within three (3) business days after the later of (i) the satisfaction or waiver of all of the conditions set forth in Section 5.1, (ii) the delivery of the Financing Notice by Merger Co. to the Company, and (iii) the determination of the Aggregate Additional Consideration pursuant to Section 2.8. At the Closing, (i) the Company and CBC will deliver to Buyer the various agreements, certificates and documents to be delivered pursuant to Section 5.3, (ii) Buyer and Merger Co. will deliver to the Company and CBC the various agreements, certificates, documents and consideration to be delivered pursuant to Section 5.2, and (iii) the Parties shall cause a certificate of merger (the "Certificate of Merger") to be filed with the Secretary of State of Ohio in such form as is required by and executed in accordance with the Ohio General Corporation Law. The Merger shall become effective at the time (the "Effective Time") the Company and Merger Co. file the Certificate of Merger with the Secretary of State of the State of Ohio.

2.8  ADDITIONAL CONSIDERATION.

     (a) The Additional Conversion Price will be determined as set forth in this
Section 2.8.

     (b) On or before December 1, 1999, the Company will prepare and deliver to Buyer, a consolidated balance sheet of the Company as at the close of business on October 31, 1999 (the "October Balance Sheet") and a computation of the difference between the (1) Selected Assets and (2) Selected Liabilities, in each case as set forth on the October Balance Sheet. The October Balance Sheet shall fairly present the consolidated financial position of the Company and the Partnership as at October 31, 1999 and shall be prepared in accordance with GAAP and on a basis consistent with the GAAP principles, procedures and elections used in the preparation of the Company's financial statements in the Public Reports. The difference between the Selected Assets and the Selected Liabilities as shown on the October Balance Sheet will be the "Initial Adjusted Net Worth." The difference between the Selected Assets and Selected Liabilities as of October 31, 1999, as determined pursuant to Section 2.8(d), will be the "Adjusted Net Worth." During the 30-day period from Buyer's receipt of the October Balance Sheet and the Initial Adjusted Net Worth computation, the Company shall provide Buyer and its independent auditors on-site access at reasonable times to the personnel, properties, books and records of the Company and the Partnership in order to review the financial records and work papers of the Company and its independent auditors relating to the creation of the October Balance Sheet and the Initial Adjusted Net Worth computation. The Initial Adjusted Net Worth will become final and binding upon the Parties on the 30th day following the receipt by Buyer thereof unless Buyer delivers a written notice (the "Contest Notice") to the Company on or prior to such date which specifies in reasonable detail those items or amounts as to which Buyer disagrees and the reasons why it thinks such items or amounts in the Initial Adjusted Net Worth computation are incorrect, either because Buyer believes they
(i) contain mathematical errors, (ii) were not prepared in accordance with the GAAP principles, procedures and elections used in the preparation of the Company's financial statements in the Public Reports or (iii) were not properly treated pursuant to the Adjustment Principle in the Initial Net Worth computation. The Contest Notice may not specify any basis for disagreement with the determination of Initial Adjusted Net Worth other than as set forth in the preceding sentence.

     (c) If Buyer delivers a Contest Notice in accordance with Section 2.8(b), then Buyer and the Company shall, during the 15-day period beginning on the date of the Company's receipt of the Contest Notice, seek in good faith to resolve any differences which they may have with respect to the matters specified in the Contest Notice. If Buyer and the Company are unable to resolve all of Buyer's objections within such 15-day period, then such unresolved objections shall be submitted to the Cleveland, Ohio office of Ernst & Young LLP or such other accounting firm to which the parties agree (the "Third Party Accountants") for review and resolution. Buyer and the Company shall each use reasonable commercial efforts to cause the Third Party Accountants to render a decision resolving the matters in dispute, along with a statement of the Third Party Accountants' fees and expenses in connection therewith, within 20 days following the submission of such matters to the Third Party Accountants. In its determination of the Adjusted Net Worth, the Third Party Accountants may not resolve any disputed item by choosing an amount that is (i) greater than the higher of the amounts asserted for such item by either Party or (ii) less than the lower of the amounts asserted for such item by either Party. The determination of the Third Party Accountants will be final and binding on each Party, and judgment may be entered upon the determination of the Third Party Accountants in any court having jurisdiction over the Party against which such determination is to be enforced. No Party shall be permitted to assert (through arbitration or otherwise), any dispute, controversy or claim with respect to the decision of the Third Party Accountants (other than for the enforcement thereof). Buyer shall pay the fees, costs and expenses of the Third Party Accountants; provided, however, that the fees, costs and expenses of the Third Party Accountants shall be treated as Company Expenses in the proportion that the aggregate dollar amount of all disputed items submitted by Buyer that are successfully disputed by Buyer (as finally determined by the Third Party Accountants) bears to the aggregate dollar amount of all disputed items so submitted.

     (d) The Adjusted Net Worth shall become final pursuant to the earliest to occur of: (x) the time period for the delivery of a Contest Notice set forth in
Section 2.8(b) expiring without such a notice being delivered to the Company,
(y) Buyer's and the Company's agreement on the amount of Adjusted Net Worth pursuant to Section 2.8(c) or (z) the Third Party Accountants' decision on the amount of Adjusted Net Worth pursuant to Section 2.8(c).

     (e) In addition to the consideration referred to in Sections 2.3(b), 2.3(c), 2.3(d) and 2.6, if on or after March 1, 2000 (i) the Closing has not occurred and (ii) all of the conditions in Sections 5.1, 5.3(a) and 5.3(b) have been satisfied (unless such conditions have not been satisfied due to Buyer's or Merger Co.'s failure to comply with its covenants hereunder), then, upon the Closing, the amounts payable pursuant to Sections 2.3(b), 2.3(c), 2.3(d) and 2.6 shall be increased by an amount per Common Share, Option, Share Unit and Limited Partner Unit, respectively, equal to the quotient obtained by dividing (A) the amount of simple interest on $267.5 million at a fixed rate of 8% annually, from and including the later of (x) March 1, 2000 and (y) the date all of the conditions in Sections 5.1, 5.3(a) and 5.3(b) have been satisfied, to but excluding the date that is three business days after delivery by Merger Co. of the Financing Notice, by (B) the number of Fully-diluted Common Shares.

     (f) For the purposes of this Agreement, Buyer and Merger Co. will be entitled to deliver the Financing Notice only when (i) the Company shall have received to its reasonable satisfaction evidence that Merger Co. and Buyer (or their respective owners) have received the proceeds for the entire equity portion of the financing necessary to consummate the transactions contemplated by this Agreement and (ii) Merger Co. and/or Buyer shall have executed a definitive credit agreement for the entire debt portion of the financing necessary to consummate the transactions contemplated by this Agreement, such credit agreement shall be in full force and effect, Buyer and Merger Co. shall not be in material default thereunder and the lenders thereunder shall have not have provided to Buyer or Merger Co. notice stating that they are aware of any condition or event that has occurred which would prevent them from fulfilling their obligations under such credit agreement upon the Closing hereunder (assuming the satisfaction of the conditions to Closing hereunder, the conditions under the credit agreement with respect to the Partnership and the conditions to closing under the credit agreement customarily satisfied at closings of secured lending transactions); provided, however, that (i) if the Financing Notice is delivered and subsequent to such delivery Buyer or Merger Co. becomes aware of any condition or event that has or will occur that would prevent the lenders from fulfilling their obligations under such credit agreement (assuming the satisfaction of the conditions referred to in the parenthetical clause above), then the Financing Notice will be rescinded and treated for purposes of this Agreement as if it were never delivered and (ii) if the Financing Notice is rescinded pursuant to clause (i) of this proviso, Buyer and Merger Co. may deliver a new Financing Notice once the conditions set forth above for the delivery of the original Financing Notice are once again satisfied. Upon delivery by Buyer and Merger Co. of the Financing Notice, Buyer and Merger Co. shall be obligated to complete the transactions contemplated hereby on the date that is the later of (i) three (3) business days after delivery of the Financing Notice and (ii) the date that the Aggregate Additional Consideration is determined pursuant to Section 2.8; provided that all of the conditions in Sections 5.1 and 5.3 have been satisfied (other than the condition in Section 5.3(e) that has not been satisfied as a result of a breach by Merger Co. or Buyer of their obligations under this Agreement).

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PARTIES

3.1  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to Buyer and Merger Co. that the statements contained in this Section 3.1 are correct and complete, except as disclosed in the Disclosure Schedule delivered by the Company to Buyer on or prior to the date of this Agreement (the "Disclosure Schedule").

     (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement and the Merger by the Shareholders and the approval of MLB pursuant to MLB rules and regulations, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to adoption of this Agreement and the Merger by the Shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (b) COMPANY ORGANIZATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. The Company is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it except where the failure to have such licenses, permits and authorizations, individually or in the aggregate, would not have a Material Adverse Effect on the Company. The Company has no Subsidiaries or any other equity interest in any Person other than the Partnership.

     (c) PARTNERSHIP ORGANIZATION. The Partnership is validly existing and in full force and effect under the laws of the State of Ohio. The Partnership is duly authorized to conduct its business and is in full force and effect or good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification, individually or in the aggregate, would not have a Material Adverse Effect on the Partnership. The Partnership has full power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it except where the failure to have such licenses, permits and authorizations, individually or in the aggregate, would not have a Material Adverse Effect on the Partnership.

     (d) CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of (i) 27,000,000 Class A Common Shares, of which 4,139,476 shares are issued and outstanding, (ii) 3,000,000 Class B Common Shares, of which 2,283,957 shares are issued and outstanding, and (iii) 1,000,000 shares of preferred stock of which none are issued and outstanding. As of October 29, 1999, the Company had issued and outstanding Options exercisable by the persons and at the exercise prices set forth on Section 3.1(d) of the Disclosure Schedule for an aggregate of 257,717 Class A Common Shares. Except for the rights of the Limited Partnership Interests to be exchanged for Class A Common Shares or as set forth above or in the Company Articles, there are no outstanding options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition, or acquisition of any of its capital stock or other equity interest or debt securities convertible into capital stock or other equity interest of the Company. Except for the Share Units, there are no outstanding stock appreciation, phantom stock, or similar rights with respect to the Company. All of the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no accrued but unpaid dividends on any Common Shares. Other than the Voting Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of the Company. All indebtedness of the Company or the Partnership for borrowed money is prepayable without more than two business days' notice and without the payment of any premium or penalty.

     (e) CAPITALIZATION OF THE PARTNERSHIP. The entire authorized partnership interest of the Partnership is comprised of 12,333,333 partnership units comprised of 6,290,000 general partnership units (the "General Partner Units") and 6,043,333 limited partnership units (the "Limited Partner Units" and, together with the General Partner Units, the "Units"). All such Units have been duly authorized, validly issued and fully paid and are nonassessable. There are no preemptive or other similar rights relating to the Units. CBC is the sole record and, together with the Trustee and the Trusts, beneficial owner of all the issued and outstanding Limited Partner Units and the Company is the sole record and, together with the Trustee and the Trusts, beneficial owner of all the outstanding General Partner Units. Except as set forth in this Section 3.1(e) and other than in connection with the transactions contemplated by this Agreement, there are no outstanding options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Partnership is a party or which are binding upon the Partnership providing for the issuance, disposition or acquisition of any of its partnership interests or other equity interests or debt securities convertible into partnership interests or other equity interests of the Partnership. The Partnership has no Subsidiaries or any other equity interest in any Person.

     (f) FILINGS WITH THE SEC. The Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since June 8, 1998 through the date hereof under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, including those filed after the date hereof, collectively, the "Public Reports"). The Public Reports, including, without limitation, any financial statements or schedules included therein, at the time filed or to be filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (i) did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied or will comply, as the case may be, in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The consolidated financial statements of the Company included in the Public Reports at the time filed or to be filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied or will comply, as the case may be, as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were or will be prepared in accordance with GAAP on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present or will fairly present, as the case may be (subject in the case of unaudited statements to normal year-end audit adjustments, none of which are or will be material), the consolidated financial condition of the Company and the Partnership as of the indicated dates and the results of operations of the Company and the Partnership for the indicated periods.

     (g) NO UNDISCLOSED LIABILITIES. Except for liabilities and obligations (i) reflected in the consolidated balance sheet of the Company (including the notes thereto) in the Company's Form 10-Q filed with the SEC on August 16, 1999, (ii) incurred in the Ordinary Course of Business since June 30, 1999, (iii) obligations set forth in the Contracts listed in the Disclosure Schedule or not required to be listed therein (but not in respect of any breach or default thereof, except as such breach or default is disclosed in the Disclosure Schedule), or (iv) which, individually or in the aggregate, would not have a Material Adverse Effect with respect to the Company or the Partnership, neither the Company nor the Partnership has any liabilities of any nature (whether known, unknown, accrued, absolute, contingent or otherwise, and whether due or to become due).

     (h) NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Public Reports filed prior to the date of this Agreement, since August 16, 1999, (i) there has been no change in the assets, liabilities, results of operations or financial condition of the Company or the Partnership which would constitute a Material Adverse Effect with respect to the Company or the Partnership, and (ii) the Company and the Partnership have operated their respective businesses in the Ordinary Course of Business, and since such date, neither the Company nor the Partnership has taken or failed to have taken any actions that, if taken or failed to have been taken (as the case may be) during the period from the date of this Agreement to the Closing Date without obtaining the consent of Buyer or Merger Co., would constitute a breach by the Company or the Partnership of Section 4.3(c).

     (i) PROXY STATEMENT. The Proxy Statement will not, at the date it is first mailed to the shareholders of the Company and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the time of mailing and at the time of the Special Meeting, comply as to form in all material respects with the requirements of the Exchange Act.

     (j) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby will not, result in a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of the Company Articles, the Company Regulations or the Partnership Agreement, or (ii) any agreement, indenture or other instrument to which either the Company or the Partnership is a party, or by which any of their properties or assets are bound, other than any such defaults, terminations, cancellations or accelerations which individually or in the aggregate would not be materially adverse to the Company or the Partnership. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") or other Person is required by or with respect to the Company or the Partnership in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report with respect to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing by the Company with the SEC of the proxy materials in connection with the Merger, (iii) the filing by the Company of the Certificate of Merger with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the giving of notice by the Company in accordance with Section 1701.78 of the Ohio General Corporation Law and (v) the approval of the League, the National League and MLB. No Contract contains a "change of control" or other similar provision which will be triggered by the entering into of this Agreement by the Company or the consummation of the transactions contemplated hereby.

     (k) LITIGATION. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of the Company, threatened against the Company, the Partnership, Gateway (as defined in Section 3.1(l) of the Disclosure Schedule) or MLB, at law or in equity, or before or by any Governmental Entity which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company or the Partnership.

     (l) CONTRACTS. Section 3.1(l) of the Disclosure Schedule contains a true and correct list of all contracts, leases, agreements, understandings and other commitments ("Contracts") to which the Company or the Partnership is a party or by which either is otherwise bound, other than (i) Contracts each of which involves, or which can be reasonably be expected to involve, the payment or receipt by either the Company or the Partnership, as the case may be, of less than $300,000 in any year or an aggregate of less than $500,000 in all years;
(ii) Contracts for the service, maintenance or rental of equipment entered into in the Ordinary Course of Business which individually, or if in a series in the aggregate, involve annual payments of less than $100,000; or (iii) Contracts for the lease of suites or premium seating on terms that were standard when they were entered into. The Company has made available to Merger Co. or, upon request by Merger Co., will furnish to Merger Co. or its counsel a correct and complete copy of each Contract. Each Contract listed in Section 3.1(l) of the Disclosure
Schedule is in full force and effect with respect to all material terms. Neither the Company nor the Partnership has (and, to the knowledge of the Company and the Partnership, no other party thereto has) breached any material provision of, or materially defaulted, nor has the Company or the Partnership received any written notice that it is in material default under the terms of any Contract, nor has there occurred any event that, with notice or lapse of time, or both, would constitute a material default by the Company or the Partnership under any such Contract.

     (m) REAL PROPERTY LEASES. Section 3.1(m) of the Disclosure Schedule contains a true and correct list of all of the leases and subleases of real property used by the Company or the Partnership in connection with their respective businesses (the "Leases"). The Company has made available to Buyer correct and complete copies of the Leases, including all amendments thereto. Each Lease is in full force and effect with respect to all material terms. Neither the Company nor the Partnership has (and, to the knowledge of the Company and the Partnership, no other party thereto has) breached any material provision of, or materially defaulted, nor has the Company or the Partnership received any written notice that it is in material default under the terms of any Lease, nor has there occurred any event that, with notice or lapse of time, or both, would constitute a material default by the Company or the Partnership under any such Lease. The real property subject to the Leases constitutes all the real property used in or held for use in, the conduct by the Company or the Partnership of their respective businesses as they are presently conducted. Neither the Company nor the Partnership owns any real property.

     (n) PERSONAL PROPERTY, ASSETS. Both the Company and the Partnership have good and marketable title to, or valid leasehold interests in, their respective material personal property and assets, free and clear of all Liens, except Permitted Liens. Both the Company and the Partnership own or have the lawful right to use all assets, properties and rights which are used in and material to the conduct of their respective businesses.

     (o) EMPLOYEE BENEFITS. Section 3.1(o) of the Disclosure Schedule lists all material employee benefit plans that each of the Company and the Partnership has maintained or to which it has contributed, in each case, in the last six years for the benefit of any current or former employee of the Company or the Partnership.

        (i) Each material employee benefit plan (and each related trust or insurance contract) has been operated in accordance with its terms, complies in form and in operation in all material respects with all laws, rules and regulations applicable thereto, including ERISA, the Code and the Comprehensive Omnibus Budget Reconciliation Act of 1985, and each of the Company and the Partnership has made all contributions due thereunder on or before the date of this Agreement.

        (ii) All contributions which are due have been paid to each employee benefit plan and all material payments required to be made under each material employee benefit plan have been made.

        (iii) No material charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand with respect to the administration or the investment of the assets of any employee benefit plan (other than routine claims for benefits) is pending or has been threatened.

        (iv) The Company has made available to Buyer correct and complete copies of the Company's and Partnership's (A) plan documents and summary plan descriptions, (B) most recent Form 5500 Annual Reports, and (C) all related trust agreements, insurance contracts and other funding agreements, which implement each employee benefit plan.

        (v) Neither the Company nor the Partnership has ever contributed to, or been under any obligation to contribute to, any multi-employer plan (as defined in Section 3(37) of ERISA).

        (vi) Each such employee benefit plan that is subject to the minimum funding standards of ERISA or the Code satisfies such standards under sections 412 and 302 of the Code and ERISA, respectively, and no such plan has incurred an "accumulated funding deficiency" within the meaning of such sections, whether or not waived.

        (vii) No employee of the Company or the Partnership (or any beneficiary or dependent of such employee) is or will become entitled to post-employment benefits of any kind by reason of employment with the Company or the Partnership, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by
     Section 4980B of the Code, (y) retirement benefits payable under any plan qualified under Section 401(a) of the Code, (z) deferred compensation payments payable under any deferred compensation plan accrued on the October Balance Sheet or disclosed in the Disclosure Schedule or (aa) pursuant to any Contract or employee benefit plan disclosed in the Disclosure Schedule. Except as expressly provided herein or in the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee.

        (viii) Neither the Company nor the Partnership will, as a result of the transactions contemplated by this Agreement, make or become obligated to make any "excess parachute payment" as defined in Section 280G of the Code.

     (p) EMPLOYEES, LABOR MATTERS, ETC. Neither the Company nor the Partnership is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or the Partnership. Since January 1, 1999, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or the Partnership. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of the Company or the Partnership.

     (q) TAXES. (i) Each of the Company, the Predecessors and the Partnership has duly filed all Tax Returns required to be filed by it except to the extent that any failure to so file would not have a Material Adverse Effect on the Company or the Partnership; (ii) all Taxes (including Taxes withheld from employees' salaries and other withholding Taxes and obligations) shown on such Tax Returns to be due have been fully and timely paid; (iii) all Taxes with respect to the Company and the Partnership for any taxable period (or a portion thereof) ending on or prior to the end of the most recent month-end prior to the date hereof which are not yet due and payable have been, and all Taxes with respect to the Company and the Partnership for any taxable period (or a portion thereof) ending on or prior to the Effective Time which are not yet due and payable will be, properly reserved for (in accordance with GAAP) on the books and records of the Company and the Partnership; (iv) no material Tax Liens have been filed and no claims are being asserted or assessed in a writing received by the Company, the Predecessors or the Partnership with respect to any Taxes; (v) there are no audits, administrative proceedings or court proceedings regarding Taxes pending against the Company, the Predecessors or the Partnership wherein an adverse determination or ruling, for any one of, or all such, audits or proceedings, would reasonably be expected to have a Material Adverse Effect on the Company or the Partnership; (vi) there are no outstanding agreements or waivers extending the statutory period of limitation to any Tax Returns required to be filed by or on behalf of the Company, the Predecessors or the Partnership;
(vii) the Partnership is, and always has been, classified and treated as a partnership for United States federal income tax purposes; (viii) neither the Company nor the Partnership is a "foreign person" for purposes of Section 1445 of the Code; and (ix) the Company has not made an election under Section 341(f) of the Code.

     (r) COMPLIANCE WITH LAWS; PERMITS.

        (i) Each of the Company and the Partnership is in compliance with all applicable laws, regulations, orders, judgments and decrees, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the Partnership.

        (ii) The Company and the Partnership hold all licenses, franchises, certificates, consents, permits, qualifications and authorizations ("Permits") from all Governmental Entities and MLB necessary for the lawful conduct of their respective businesses as currently conducted, and each such Permit is valid and in full force and effect, except where the failure to hold any of the foregoing or for any of the foregoing not to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Partnership. The Company has not received written notice of any action taken by any Person (including MLB or the League) to terminate, revoke or impair any Permit, except for any such action that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Partnership. Neither the Company nor the Partnership is in conflict with, or in default or violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any of its properties or assets is bound, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Partnership.

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     (s) BROKERS' FEES. Neither the Company nor the Partnership has any
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, other than amounts required to be paid to Goldman, Sachs & Co. and McDonald Investments, Inc., a KeyCorp Company. All such fees and expenses will be included in "Company Expenses."

     (t) INTELLECTUAL PROPERTY AND MLB FRANCHISE.

        (i) Section 3.1(t) of the Disclosure Schedule sets forth a true and complete list of all trademark registrations and applications, domain name applications and registrations, patents, patent applications, patentable inventions and copyright registrations and applications owned by the Company or the Partnership (hereinafter collectively referred to as the "Owned Intellectual Property"), and sets forth a true and complete list of all licenses and sublicenses under which either of the Company or the Partnership is a licensor, licensee or otherwise authorized to use or practice any Intellectual Property (as defined below) material to the Company or the Partnership. Such section of the Disclosure Schedule also includes all material trademark registrations and applications and service mark registrations and applications owned by MLB on behalf of either of the Company or the Partnership (which, together with the Owned Intellectual Property, other property rights of the kind contemplated by the term Owned Intellectual Property (but not owned by the Company or the Partnership) and material know-how, trade secrets, and computer programs, software and databases which are proprietary to the Company or the Partnership, whether owned, licensed or otherwise used by the Company or Partnership, constitute the "Intellectual Property"). Except for such rights as are held or controlled by MLB pursuant to agreements identified in Section 3.1(t) of the Disclosure Schedule, the Company or the Partnership has good and valid title to the Owned Intellectual Property, or with respect to Intellectual Property noted above used pursuant to license, sufficient rights to use the Intellectual Property in the manner in which it is currently used, except where failure to have such title or rights would not have, individually or in the aggregate, a Material Adverse Effect on the Company or the Partnership and the registrations and applications relating to the Owned Intellectual Property have not lapsed, expired or been abandoned. There are no pending or, to the knowledge of the Company, threatened proceedings or litigation or other adverse claims affecting or relating to the Owned Intellectual Property or the Intellectual Property owned jointly with, licensed to or licensed from, third parties which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or the Partnership.

        (ii) Neither the Owned Intellectual Property nor the Intellectual Property owned jointly with, licensed to or licensed from, third parties nor the conduct of the business of either of the Company or the Partnership conflicts with or infringes in any way the proprietary right of any third party, which conflict or infringement would have, individually or in the aggregate, a Material Adverse Effect on the Company or the Partnership. Neither the Company nor the Partnership has entered into or is bound by any material consent, indemnification, forbearance to sue, settlement agreement or cross licensing arrangement with any person relating to the Owned Intellectual Property or the Intellectual Property of any third party material to the Company or the Partnership.

        (iii) The software used by the Company and the Partnership that contains or calls on a calendar function, including, but not limited to, any function that is indexed to a CPU clock, provides specific dates or calculates spans of dates, is able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates including and following January 1, 2000, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Partnership.

        (iv) The Partnership is the owner, holder and operator of a valid, subsisting and effective franchise of the League which permits the Partnership to operate a professional baseball team currently known as the "Cleveland Indians."

     (u) TRANSACTIONS WITH AFFILIATES. Since June 9, 1998, no director, executive officer, partner or Affiliate of the Company or the Partnership, their relatives nor any of their respective Affiliates has been involved, directly or indirectly, in any business arrangement, relationship or transaction, or has been a party to any agreement, with the Company or the Partnership, including, without limitation, any lease agreement relating to seats or suites at the Stadium, and no such Person owns any property or right, tangible or intangible, which is used by the Company or the Partnership in connection with its business, other than agreements with respect to suites, Club Seats, seating, and Terrace Club memberships on terms substantially the same as those available to unaffiliated third parties.

     (v) VOTE REQUIRED. Neither the Company Articles nor the Company Regulations contains any provision that would require a vote of the Company's Shareholders in excess of two-thirds of the outstanding Common Shares in order to approve the Merger in accordance with the terms of this Agreement. The vote in favor of the Merger by the Common Shares subject to the Voting Agreement is sufficient for the adoption of the Agreement by the Company's Shareholders.

     (w) TAKEOVER STATUTES. No state takeover statute or similar statute or regulation applies to the Merger, this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby, and no provision of the Company Articles, the Company Regulations or the Partnership Agreement would, directly or indirectly, restrict or impair the ability of Buyer, Merger Co. or any of their respective Affiliates to vote, or otherwise to exercise the rights of an equity holder with respect to, shares of the capital stock or partnership interests of the Company or the Partnership, as the case may be, that may be acquired or controlled by Buyer, Merger Co. or such Affiliates (including the Surviving Corporation).

     (x) ENVIRONMENTAL MATTERS.

        (i) Each of the Company and the Partnership is in compliance in all material respects with all Environmental Laws, and neither the Company nor the Partnership is the subject of or has any liability with respect to any Environmental Claim or has received any written communication that alleges that the Company or the Partnership is not in compliance with any Environmental Laws, and there are no circumstances known to the Company that may prevent or interfere with such compliance in the future, except where any such non-compliance or liability would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Partnership.

        (ii) There are no past or present actions, activities, circumstances, conditions, events or incidents relating to facilities presently or formerly owned or leased by the Company or the Partnership or the Predecessors that could form the basis of any Environmental Claim against the Company or the Partnership, or against any Person whose liability for any Environmental Claim the Company or the Partnership has retained or assumed either contractually or by operation of law which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or the Partnership.

        (iii) There has been no material environmental investigation, study or audit prepared for the Company in the last five years of which the Company has knowledge in relation to the business of the Company or the Partnership or any property or facility now or previously owned, leased or operated by the Company or the Partnership or the Predecessors which has not been made available to Merger Co. and Buyer.

     (y) INSURANCE. The Company and the Partnership have made available to Buyer and Merger Co. a list and copies of all insurance policies and fidelity bonds material to the assets, business, operations, employees, officers or directors of the Company or the Partnership. There is no material claim by the Company or the Partnership pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have in all material respects been timely paid and the Company, the Partnership and such parties have otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since June 30, 1998 and remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting business similar to that of the Company and the Partnership.

     (z) NAMING RIGHTS. Except as provided in the Name Retention Agreement, none of the Trustee or either of the Trusts has any veto, consultation or other right with respect to the right to change the name of the Ballpark.

     (aa) DISCLOSURE. The representations and warranties of the Company, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be so stated herein or necessary in order to make the statements herein, in light of the circumstances in which they were made, not misleading.

3.2  REPRESENTATIONS AND WARRANTIES OF CBC.

     CBC represents and warrants to Buyer and Merger Co. that the statements contained in this Section 3.2 are correct and complete, except as set forth on the Disclosure Schedule.

     (a) AUTHORITY. CBC has all requisite corporate power and authority to enter into this Agreement and, subject to approval of MLB pursuant to MLB rules and regulations, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CBC and have been approved by the requisite vote of the shareholders of CBC. This Agreement has been duly executed and delivered by CBC, and constitutes a valid and binding obligation of CBC enforceable against CBC in accordance with its terms.

     (b) ORGANIZATION. CBC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. CBC has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is engaged and to own the Limited Partnership Interest, except where the failure to have such licenses, permits and authorizations would not have a Material Adverse Effect on CBC.

     (c) TITLE AND RELATED MATTERS. CBC has and will convey to Buyer at the Closing good and marketable title to the Limited Partnership Interest free and clear of any Liens. CBC is the sole record and, together with the Trustee and the Trusts, beneficial owner of the Limited Partnership Interest.

     (d) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation by CBC of the transactions contemplated hereby in accordance with the terms of this Agreement will not, result in a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under (i) any provision of the CBC Articles or the code of regulations of CBC, or (ii) any material agreement, indenture or other instrument to which CBC is a party or by which its properties or assets are bound, other than any such defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a Material Adverse Effect on CBC. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other person or entity is required by or with respect to CBC in connection with the execution and delivery of this Agreement or the consummation by CBC of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report by CBC under the HSR Act, and (ii) the approval of the League, the National League and MLB.

     (e) LITIGATION. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of CBC, threatened against CBC at law or in equity, or before or by any Governmental Entity which are reasonably likely to have a Material Adverse Effect on CBC.

     (f) BROKERS. CBC does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     (g) PARTNERSHIP AGREEMENT. The only duties and responsibilities of a limited partner of the Partnership are those set forth in the Partnership Agreement and imposed by applicable law.

     (h) FOREIGN PERSON. CBC is not a "foreign person" for purposes of Section 1445 of the Code.

3.3  REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER CO.

     Buyer and Merger Co. jointly and severally represent and warrant to the Company and CBC that the statements contained in this Section 3.3 are correct and complete as of the date of this Agreement.

     (a) ORGANIZATION. Buyer is a limited liability company duly formed, validly existing and in full force and effect under the laws of the State of Ohio. Merger Co. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. Merger Co. is a new corporation formed solely for the purposes of effectuating the transactions contemplated hereby and has engaged in no other business activities and conducted operations only as contemplated by this Agreement, including the financing of the transactions contemplated hereby. Each of Buyer and Merger Co. is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the lack of such qualification would not have a material adverse effect on the ability of Buyer or Merger Co. to consummate the transactions contemplated hereby. Each of Buyer and Merger Co. has full limited liability company or corporate power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it except where the failure to have such licenses, permits and authorizations would not have a material adverse effect on the ability of Buyer or Merger Co. to consummate the transactions contemplated hereby.

     (b) AUTHORITY. Each of Buyer and Merger Co. has all requisite limited liability company or corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Buyer and Merger Co. and the consummation of the transactions contemplated hereby by each of Buyer and Merger Co. have been duly authorized by all necessary limited liability company or corporate action on the part of Buyer and Merger Co. This Agreement has been duly executed and delivered by Buyer and Merger Co. and constitutes a valid and binding obligation of Buyer and Merger Co., enforceable against Buyer and Merger Co. in accordance with its terms.

     (c) CAPITALIZATION OF MERGER CO. The authorized capital stock of Merger Co. consists of 1,000 common shares, no par value, consisting of 100 Class A common shares and 900 Class B common shares. Except as set forth above or in the articles of incorporation of Merger Co., there are no outstanding options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which Merger Co. is a party or which are binding upon Merger Co. providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding stock appreciation, phantom stock, or similar rights with respect to Merger Co. All of the issued and outstanding common shares of Merger Co. have been duly authorized and are validly issued, fully paid, and nonassessable. There are no accrued but unpaid dividends on any common shares of Merger Co. As of the Effective Time, the record and beneficial ownership of all of the outstanding equity securities of Buyer and Merger Co. will be as set forth in Section 3.3 of the Buyer Disclosure Schedule delivered by Buyer and Merger Co. to the Company and CBC on or prior to the date hereof (the "Buyer Disclosure Schedule"). Lawrence J. Dolan holds, directly or indirectly, 100% of the voting power of the outstanding voting securities of Buyer and Merger Co.

     (d) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation by Buyer and Merger Co. of the transactions contemplated hereby in accordance with the terms of this Agreement will not, result in a default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation under, (i) any provision of the limited liability company agreement of Buyer or the articles of incorporation or code of regulations of Merger Co. or (ii) any material agreement, indenture, instrument, order, judgment or decree applicable to Buyer or Merger Co. or their respective properties or assets, other than any such violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on the ability of Buyer or Merger Co. to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Buyer or Merger Co. in connection with the execution and delivery of this Agreement or the consummation by Buyer or Merger Co. of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report by Buyer under the HSR Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio and appropriate documents with the relevant authorities of other states in which Buyer is qualified to do business, and (iii) the approval of the League, the National League and MLB and any filings in connection therewith.

     (e) TRANSACTION FINANCING. Buyer and Merger Co. have delivered to the Company and CBC fully executed commitment letters from (i) Chase, providing the detailed terms and conditions upon which Chase has committed to provide the entire debt portion of the financing required to consummate the transactions contemplated by this Agreement and (ii) Bear, Stearns & Co., Inc. ("Bear, Stearns"), providing the detailed terms and conditions upon which Bear, Stearns has committed to provide the entire equity portion of the financing required to consummate the transactions contemplated by this Agreement (the "Bear, Stearns Letter"). Buyer has also delivered to the Company the Letter of Credit.

     (f) SOLVENCY. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or Merger Co. in order to effect the transactions contemplated by this Agreement, and assuming the material accuracy of the representations and warranties regarding the Company and the Partnership contained herein, Buyer, Merger Co. and the Surviving Corporation will each be able to pay its debts as they become due and will own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or Merger Co. in order to effect the transactions contemplated by this Agreement, and assuming the material accuracy of the representations and warranties regarding the Company and the Partnership contained herein, Buyer, Merger Co. and the Surviving Corporation each will have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by Buyer or Merger Co. in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer, Merger Co. or the Surviving Corporation. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of Buyer or Merger Co., threatened against Buyer or Merger Co. at law or in equity, or before or by any Governmental Entity which could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

     (g) BROKERS' FEES. Neither Buyer nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Company or CBC could become liable or obligated.

     (h) INFORMATION TO BE DISCLOSED. All of the information to be disclosed by Buyer and Merger Co. to MLB and the League in the Criteria and Qualification for Ownership Application to be submitted to the League by Buyer and Merger Co. will be true and correct in all material respects.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

     The Parties agree as follows with respect to the period from and after the execution of this Agreement.

4.1  MUTUAL COVENANTS.

     (a) GENERAL. Each of the Parties will use all commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective as soon as practicable the transactions contemplated by this Agreement (including satisfying the conditions precedent to the Merger).

     (b) HSR ACT. As soon as practicable, and in any event no later than seven
(7) business days after the date hereof, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the transactions contemplated by this Agreement, will use all commercially reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper or advisable.

     (c) THIRD PARTY CONSENTS AND APPROVALS; COMPLIANCE WITH MLB RULES. Each of the Parties will take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of third parties, including, without limitation, the League, the National League and MLB, that it may be required to give, make or obtain as promptly as practicable. Without limiting the foregoing, the Company and the Partnership shall cooperate and consult with Buyer and Merger Co.

in the preparation of the application to be presented to MLB in connection with the transactions contemplated hereby and the Parties shall use all reasonable commercial efforts to cause MLB to act upon and approve such application as quickly as practicable, including the acceptance by Buyer, Merger Co. and their direct and indirect equity owners of any commercially reasonable conditions or covenants required by MLB. Each of the Parties is aware of the provisions contained in the Major League Agreement, the Constitution of the League (the "Constitution") and the bulletin issued by the Ownership Committee of Baseball on August 23, 1993 regarding "Control Interest Transfers -- Guidelines & Procedures" (the "Guidelines"). The Company represents that it has notified the Commissioner of Baseball and President of the League of the proposed transaction, has provided to each a detailed written description of the proposed transaction and has applied for approval of the transaction in accordance with and pursuant to the applicable provisions of the Major League Agreement, the Constitution of the League, the Guidelines, and any other applicable rules, guidelines, regulations and requirements of MLB. Each of the Parties represents that to date it has acted, and covenants that it will continue to act, in full and strict compliance with the Major League Agreement, the Constitution and the Guidelines in connection with the transactions contemplated hereby. Each of the Parties further represents that all information contained in documents or statements provided by or on behalf of it to the Office of the Commissioner of Baseball, the Ownership Committee, and/or the League shall be true, complete and correct in all material respects and, to its knowledge, shall not contain any untrue or misleading information.

     (d) OTHER GOVERNMENTAL MATTERS. Each of the Parties will take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of Governmental Entities that it may be required to give, make or obtain.

     (e) PROXY STATEMENT. The Company shall (i) as promptly as practicably, and in any event no later than 30 days after the date hereof, prepare and file with the SEC, after providing Merger Co. the opportunity to review and comment thereon, (ii) have cleared by the SEC, and (iii) mail to its Shareholders a proxy statement and form of proxy with respect to the Special Meeting in connection with the Merger (such proxy statement and the form of proxy, including all amendments, supplements, or modifications thereto, is herein referred to as the "Proxy Statement"). The Proxy Statement shall comply in all material respects with the Exchange Act and shall include all information and statements which any Party shall reasonably believe to be necessary for inclusion therein but shall not include any statement which any Party shall reasonably believe to be inaccurate or misleading. The Company shall use reasonable efforts to obtain and furnish the information required to be included in the Proxy Statement, promptly inform Merger Co. of the receipt of comments from the SEC, and respond promptly, after approval from Merger Co., to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof. Merger Co. shall as expeditiously as practicable supply all information concerning itself, its directors, officers, shareholders and Affiliates as reasonably may be requested by the Company in connection with the preparation of the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company on the one hand, and Buyer and Merger Co. on the other hand, shall promptly inform the other of such occurrence with respect thereto and, promptly after review and comment thereon by Merger Co., the Company shall file with the SEC and/or mail to the shareholders of the Company, such amendment or supplement to the Proxy Statement.

4.2  COVENANTS OF BUYER.

     (a) INDEMNIFICATION. From and after the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, the Surviving Corporation will fulfill and honor the obligations of the Company pursuant to the indemnification agreements entered into between the Company and its officers and directors listed on Section 4.2(b) of the Disclosure Schedule and any indemnification provision contained in the Company Articles or the Company Regulations (as in effect on the date of this Agreement). The articles of incorporation and code of regulations of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and exculpation of present and former directors, officers, employees and agents of the Company than are presently set forth in the Company Articles and the Company Regulations, and such provisions shall remain in effect at and for a period of at least six (6) years after the Effective Time, and no such provision shall be repealed or modified at or at any time after the Effective Time in any manner that might adversely affect the rights thereunder of any indemnified party or potentially indemnified party.

     (b) DIRECTORS' AND OFFICERS' INSURANCE. Subject to the next sentence, the Surviving Corporation will cause to be maintained for a period of not less than six (6) years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy to the extent that it provides coverage for events occurring prior to the Effective Time ("D&O Insurance") for all persons who are directors and officers of the Company or any of its Subsidiaries on the date of this Agreement, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid by the Company therefor prior to the date of this Agreement (the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will use all commercially reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous to the covered persons than the existing D&O Insurance. The Company represents to Merger Co. that the last annual premium paid by it for D&O Insurance prior to the date of this Agreement was $56,304.

     (c) BENEFIT PLANS. After the Effective Time, all employees of the Company and the Partnership who are employed by the Surviving Corporation shall, at the option of the Surviving Corporation, either continue to be eligible to participate in an employee benefit plan of the Company or the Partnership which is, at the option of the Surviving Corporation, continued by the Surviving Corporation, or alternatively shall be eligible to participate in any employee benefit plan that provides comparable benefits established, sponsored or maintained by the Surviving Corporation after the Effective Time. With respect to each such employee benefit plan not formerly maintained by the Company or the Partnership, service with the Company or the Partnership (as applicable) shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits and all pre-existing condition exclusions shall be waived and expenses incurred by any employee for deductibles and copayments in the portion of the year prior to the date employee first becomes a participant in such employee benefit plan shall be credited to the benefit of such employee under such employee benefit plan for the year in which the employee's participation commences.

     (d) NOTICE OF EVENTS. Buyer and Merger Co. will promptly advise the Company and the Partnership of the occurrence of any event that would prevent Buyer or Merger Co. from satisfying any of the conditions to Closing contained in this Agreement. Without limiting the generality of the foregoing, Buyer and Merger Co. will keep the Company reasonably informed of any events which could have an adverse effect on their ability to obtain the financing necessary to consummate the transactions contemplated by this Agreement.

4.3  COVENANTS OF THE COMPANY AND CBC.

     (a) SHAREHOLDER MEETING; RECOMMENDATION. As soon as practicable after the date of this Agreement, the Company shall duly call, give notice of and convene a meeting of its Shareholders (the "Special Meeting") in accordance with the Ohio General Corporation Law, the Company Articles and the Company Regulations to consider and vote upon adoption of this Agreement and the Merger. The notice of meeting to the Company's Shareholders and the Proxy Statement shall contain the recommendation of the Board of Directors of the Company in favor of the Merger, and the Board of Directors of the Company shall recommend that the Shareholders of the Company vote to adopt this Agreement and the Merger.

     (b) NO SOLICITATION BY THE COMPANY.

        (i) Prior to the Effective Time or the earlier termination of this Agreement, none of the Company, CBC or the Partnership shall, nor shall any of them authorize or permit any of their shareholders, partnership unit holders, directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent, representative or Affiliate (collectively, "Representatives") to, directly or indirectly through another Person or otherwise, (a) solicit, initiate or knowingly encourage any inquiries or the making of any proposal which would constitute any Takeover Proposal, (b) participate in any discussions or negotiations regarding any Takeover Proposal or (c) furnish any information that could reasonably be expected to lead to a Takeover Proposal; provided, however, that if, at any time prior to the adoption of this Agreement and the Merger by the Company's Shareholders, the Board of Directors of the Company determines in good faith, after consultation with and based on the advice of its outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's Shareholders under applicable law, the Company may,

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

     in response to an unsolicited Takeover Proposal that involves a bona fide Takeover Proposal to acquire more than 50% of the equity or voting power of the Company and the Partnership then outstanding or all or substantially all of the assets of the Company and the Partnership, and subject to providing written notice of its decision to take such action to Merger Co. (the "Company Notice"), (x) furnish such information with respect to the Company and the Partnership as the Company determines is appropriate to any Person making such a Takeover Proposal pursuant to a confidentiality agreement containing terms and conditions no less favorable to the Company than those contained in the Confidentiality Agreement and (y) participate in discussions or negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company, CBC or the Partnership, whether or not such Person is purporting to act on behalf of the Company, CBC or the Partnership or otherwise, shall be deemed to be a breach of this Section 4.3(b) by the Company, CBC and the Partnership. Each of the Company, the Partnership and CBC will promptly notify Buyer after receipt by it or any of its Representatives of any Takeover Proposal or any request for nonpublic information relating to the Company or the Partnership or for access to any of the properties, books or records of the Company, CBC or the Partnership by any Person or of any negotiations or discussions being sought to be initiated with it that could reasonably be expected to lead to a Takeover Proposal, and shall in such notice indicate the identity of the Person making or initiating such Takeover Proposal, request, negotiations or discussions and all the material terms and conditions thereof. The Company will keep Buyer and Merger Co. fully informed of the status and details (including amendments or proposed amendments), of any such request, Takeover Proposal or inquiry. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to any (a) direct or indirect acquisition or purchase of a substantial portion of the assets of the Company or the Partnership, (b) direct or indirect acquisition or purchase of 10% or more of any class of equity securities of the Company or the Partnership, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of the Company or the Partnership, or (d) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or the Partnership, other than the transactions contemplated by this Agreement.

        (ii) The Company, the Partnership, CBC and all Representatives shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Merger Co. and Buyer) conducted heretofore with respect to any Takeover Proposal.

        (iii) Neither the Board of Directors of the Company nor any committee thereof shall (a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Buyer or Merger Co., the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement,
     (b) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (c) cause the Company or the Partnership to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with and based on the advice of its outside counsel, that in light of a Company Superior Proposal, it is necessary to do so in order to comply with its fiduciary duties to the Company's Shareholders under applicable law, the Board of Directors of the Company may, upon delivery to Merger Co. of the written opinion of the Company's outside counsel, which will contain only customary qualifications, to the effect that, notwithstanding the withdrawal or modification of the Company's recommendation, the Special Meeting can take place as provided in Section 4.3(a) and the Merger will be valid under the Ohio General Corporation Law upon Shareholder approval and the filing of the Certificate of Merger, withdraw or modify the Board's recommendation of the Merger and this Agreement (but the Board of Directors may not under any circumstances revoke its approval of the Merger or terminate this Agreement). For purposes of this Agreement, a "Company Superior Proposal" means a bona fide takeover proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the equity or voting power of the Company and the Partnership then outstanding or all or substantially all the assets of the Company and the Partnership, and otherwise on terms which the Board of Directors of the Company determines in its good faith reasonable judgment to be more favorable to the Company's Shareholders than the Merger (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Merger), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors, based on advice from the Company's independent financial advisor, is reasonably capable of being financed by such third party and for which the Board of Directors determines, in its good faith reasonable judgment, that such proposed transaction is reasonably likely to be consummated without undue delay.

        (iv) Nothing contained in this Section 4.3 shall prohibit the Company from taking and disclosing to its Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's Shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with and based on the advice of outside counsel, failure so to disclose would be in violation of its obligations under applicable law; provided, however, that, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger, except as expressly provided in this Section 4.3(b), or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

     (c) CONDUCT OF THE BUSINESS OF THE COMPANY AND THE PARTNERSHIP. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause the Partnership to, conduct its respective operations in the Ordinary Course of Business and in compliance in all material respects with all applicable laws, and to use its respective commercially reasonable efforts to preserve intact its respective business organization, to keep available the services of its officers and key employees and to maintain satisfactory relationships with those Persons having material business relationships with it. Without limiting the generality of the foregoing, and except as set forth in
Section 4.3(c) of the Disclosure Schedule or as otherwise expressly provided in this Agreement, prior to the Effective Time, without the prior written consent of Merger Co. or Buyer, the Company shall not and shall not permit the Partnership to:

        (i) amend the Company Articles or the Company Regulations (in the case of the Company) or the Partnership Agreement (in the case of the Partnership);

        (ii) issue, pledge or sell any shares of capital stock or other equity interest of the Company, including, without limitation, Share Units (other than with respect to the conversion of Class B Common Shares into Class A Common Shares and other than the issuance of Common Shares upon the exercise of outstanding Options) or partnership or other equity interests of the Partnership, as the case may be, or issue any securities convertible into, exchangeable for or representing the right to purchase or receive such capital stock, partnership interests or other equity interests;

        (iii) split, combine or reclassify any shares of its capital stock or partnership interests, as the case may be, or (other than with respect to Tax distributions payable to holders of partnership interests of the Partnership in the Ordinary Course of Business), declare, set aside or pay any dividend or other distribution or redemption (whether in cash, stock or property or any combination thereof) in respect of its capital stock or partnership interests, as the case may be, or redeem or otherwise acquire any of its securities;

        (iv) (A) incur any indebtedness for borrowed money except for borrowings in the Ordinary Course of Business of less than $1 million in the aggregate under any credit agreement of the Partnership in effect on the date hereof, or permit any material modifications or amendments of any agreements related to any such indebtedness, (B) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) or responsible for the obligations of any Person, or permit the renewal or extension of any Contract or other obligation that is the subject of a third-party guarantee or similar obligation, other than the endorsement of checks for deposit in the Ordinary Course of Business, (C) make any material loans, advances or capital contributions to, or investments in, any other Person, or (D) enter into any material contract, or alter, amend, modify or exercise any material option under any existing material contract, except in the Ordinary Course of Business, including with respect to the trading or signing of ballplayers;

        (v) adopt or amend (except as may be required by law or as specifically provided in this Agreement) any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, consultant, officer or employee other than the team manager, players and coaches as to the foregoing except with respect to profit sharing, stock option, stock appreciation right or restricted stock, or (except for normal increases to non-executive employees in the Ordinary Course of Business and that, in the aggregate, do not result in a material increase in benefits or compensation expense and except for increases required by Contracts in effect on the date hereof) increase in any manner the compensation or fringe benefits of any director, consultant, officer or employee (other than players or coaches) or pay any material benefit not required by any material employee benefit plan of the Company or the Partnership as in effect on the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units);

        (vi) acquire, sell, mortgage, lease, encumber or dispose of any assets with a value in excess of $50,000 outside the Ordinary Course of Business;

        (vii) except as required as a result of a change in law or GAAP, change any of its accounting policies or practices;

        (viii) make any material Tax election, settle or compromise any material claim with respect to federal, state, local or foreign income Taxes or file amended Tax Returns;

        (ix) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the Ordinary Course of Business;

        (x) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of litigation where the only liability to the Company or the Partnership arising therefrom consists of a payment obligation (after giving effect to insurance proceeds actually received) in settlement or compromise that does not exceed $50,000, provided that the aggregate amount paid in connection with the settlement or compromise of all such litigation matters shall not exceed $200,000;

        (xi) hold any meeting of its shareholders or holders of partnership interests, as the case may be, except (A) to the extent contemplated herein or (B) a 2000 annual meeting of shareholders if the Closing does not occur by May 31, 2000 and this Agreement has not been terminated;

        (xii) cause or allow aggregate Specified Expenditures incurred or likely to be incurred by the Company or the Partnership (A) for fiscal year 1999 to be materially greater than the 1999 Forecast Amount and (B) for fiscal year 2000 to be greater than 110% of the 1999 Forecast Amount; or

        (xiii) agree, in writing or otherwise, to take any of the foregoing actions or any action that would make any of the representations and warranties regarding the Company or the Partnership contained in this Agreement untrue or incorrect in any material respect or would result in any of the conditions to Closing contained in this Agreement not being satisfied.

     (d) COVENANTS OF CBC PENDING THE CLOSING. During the period from the date of this Agreement to the Closing Date, CBC shall not:

        (i) sell, assign, dispose, transfer, mortgage, pledge or subject to any Lien any of the Limited Partnership Interest; or

        (ii) agree, in writing or otherwise, to take the foregoing action or any action that would make any of the representations and warranties of CBC contained in this Agreement untrue or incorrect in any material respect or would result in any of the conditions to closing contained in this Agreement not being satisfied.

     (e) OWNERSHIP TRANSITION PLAN.

        (i) Buyer and Merger Co. shall together designate not more than three representatives (the "Buyer Representatives") reasonably acceptable to the Company. During the period from the date of this Agreement to the Effective Time, Buyer Representatives and the Company shall develop and implement an Ownership Transition Plan pursuant to which (i) the Buyer Representatives will have, from and after the date of this Agreement until the Effective Time (or the termination of this Agreement), reasonable access through the Chief Executive Officer of the Company or his designee (the "Company Liaison") during normal business hours so as not to unreasonably disrupt the normal business operations of the Company and the Partnership, to the premises, management personnel, properties, books, records, contracts, tax records, accounting work papers, and documents of or pertaining to the Company and the Partnership and (ii) the Company, through the Company Liaison, will use commercially reasonable efforts to timely assist the Buyer Representatives in understanding, through discussion of, and/or making available information or documents relating to, the business practices, policies and methodologies employed by the Company and the Partnership. The parties agree that any information concerning CBC, the Company, the Partnership or MLB obtained by or on behalf of the Buyer and Merger Co. pursuant to the provisions of this Agreement or otherwise shall be subject to the terms of the confidentiality agreement between Lawrence
     J. Dolan, the Company, CBC and the Partnership, dated June 21, 1999 (the "Confidentiality Agreement").

        (ii) Without limiting Section 4.3(e)(i) or any other provision of this Agreement, after the date hereof and prior to the Effective Time if (i) the waiting period pursuant to the HSR Act with respect to the transactions contemplated hereby has expired and (ii) MLB, the League and the National League have approved the transactions contemplated hereby (the "Post-Approval Period"), the Company shall use reasonable efforts to invite the Buyer Representatives to participate in any meetings and teleconference calls during which it is likely that the Company Liaison will make any decisions regarding the following subject matters:

           (A) the adoption of, or material revision or amendment to, any operating or capital budget; or

           (B) the execution of, or material revision or amendment to, any agreement or contract regarding (1) the Partnership's rights to occupy, use or manage the Ballpark or its spring training facility, (2) the provision of food, beverage or merchandise concessions or catering at the Ballpark or its spring training facility, (3) the right of any person to broadcast or otherwise distribute through the electronic media baseball games involving the Indians, (4) the employment, assignment, reassignment, trade or termination of any major league player or the team manager or coach, but, with respect to such player only, only to the extent that the "average annual value" (as determined under the Basic Agreement) of any such player is greater than $1,000,000, (5) the Partnership's right to occupy, use or manage any retail premises or warehouse space, other than the Ballpark or its spring training facility, or (6) the employment, assignment, reassignment or termination of executive personnel. In the event the participation of the Buyer Representatives does not occur, the Company shall use its reasonable best efforts to brief and update the Buyer Representatives as soon as possible after any such meeting or conference call.

        (iii) Notwithstanding the foregoing, after the date hereof and prior to the later of (A) the commencement of the Post-Approval Period and (B) the receipt by the Company of the Pricing Notice, neither the Company nor the Partnership shall approve or otherwise take any action referred to in clause (A) or (B) of Section 4.3(e)(ii) without first causing such action to be reviewed with one or more of the Buyer Representatives.

        (iv) Without limiting Section 4.3(c) or 4.3(e)(i) or (ii), upon the later to occur of (i) the commencement of the Post-Approval Period and (ii) the Company's receipt of written notice from Bear, Stearns that the "Initial Level Start Date" (as such term is defined in the Bear, Stearns Letter) has occurred (the "Pricing Notice"), neither the Company nor the Partnership shall approve or otherwise take any action referred to in clause (A) or (B) of Section 4.3(e)(ii) without the written consent of any of the Buyer Representatives (which shall not be unreasonably withheld or delayed).

     (f) SUITES, ETC. The Company and CBC shall take all actions necessary so that, upon the Closing, all commitments or lease agreements relating to seats or suites within the Ballpark that (a) are set forth on Section 3.1(u) of the Disclosure Schedule or (b) should have been set forth on Section 3.1(u) of the Disclosure Schedule in order to make the representations and warranties of
Section 3.1(u) true and correct shall be terminated, except as provided in the Name Retention Agreement.

     (g) NOTICE OF EVENTS. The Company and CBC will promptly advise Merger Co. and Buyer of the occurrence of any event that would prevent the Company, the Partnership or CBC from satisfying any of the conditions to Closing contained in this Agreement.

     (h) LEGAL ACTIONS. The Company shall keep Merger Co. advised and shall consult with Merger Co. regarding the defense of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by the Agreement. The Company shall not settle any such stockholder litigation without the prior written consent of Merger Co.

     (i) COMPANY EXPENSES. Three (3) business days prior to the Closing, the Company and the Partnership shall prepare and deliver to Merger Co. and Buyer a statement setting out in reasonable detail the calculation of all Company Expenses incurred or expected to be incurred through the Closing Date. The chief financial officer of the Company and the Partnership shall certify to the accuracy of such amount.

4.4  STOCKHOLDER DEFAULT.

     The Parties agree that the Company and CBC shall be deemed to be in material default of this Agreement if either "Stockholder" (as such term is defined in the Voting Agreement) is in material default of its obligations under the Voting Agreement.

                                   ARTICLE V

                      CONDITIONS PRECEDENT TO THE CLOSING

5.1  MUTUAL CONDITIONS.

     The obligations of each of the Parties to consummate the Closing shall be subject to fulfillment of the following conditions precedent:

     (a) This Agreement and the Merger shall have been duly and validly adopted by the Shareholders at the Special Meeting;

     (b) no temporary restraining order or preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (each Party agreeing to use commercially reasonable efforts to cause any such injunction, order or decree to be lifted), and no statute, rule or regulation shall have been enacted by any state or federal government or government agency in the United States which would prevent the consummation of the transactions contemplated by this Agreement;

     (c) approval of MLB pursuant to the rules and regulations of MLB to the transactions contemplated by this Agreement shall have been obtained and not rescinded as of the Closing (which approval the Parties agree and acknowledge they shall not be entitled to waive); and

     (d) all waiting periods (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

5.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY.

     The obligation of the Company to effect the transactions contemplated by this Agreement shall also be subject to the fulfillment of the following conditions:

     (a) The representations and warranties of Buyer and Merger Co. set forth in
Article III shall be true and correct (i) at and as of the date hereof and (ii) at and as of the Effective Time as though then made except, in each case, where the failure of such representations and warranties in the aggregate to be true and correct would not have a Material Adverse Effect on the ability of Buyer and Merger Co. to consummate the transactions contemplated hereby.

     (b) Each of Buyer and Merger Co. shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

     (c) Each of Buyer and Merger Co. shall have furnished to the Company a certificate executed by its respective chairman, president or any vice-president dated the Closing Date in which such officer shall certify on behalf of Buyer or Merger Co., as the case may be, that the conditions set forth in Sections 5.2(a) and 5.2(b) have been fulfilled.

     (d) Buyer shall have, pursuant to Section 2.5, and subject to the terms and conditions of this Agreement, purchased the Limited Partnership Interest from CBC concurrently with the filing of the Certificate of Merger.

5.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF BUYER AND MERGER CO.

     The obligations of Buyer and Merger Co. to effect the transactions contemplated by this Agreement shall also be subject to the fulfillment of the following conditions:

     (a) The representations and warranties of the Company and CBC set forth in
Article III shall be true and correct (i) at and as of the date hereof and (ii) at and as of the Effective Time with the same effect as if made on and as of the Effective Time (except for representations and warranties made as of a specified date, which shall be true and correct as of such date), except, in each case, where the failure of one or more of such representations and warranties, individually or in the aggregate, to be true and correct would not have a Material Adverse Effect on the Company, the Partnership or CBC.

     (b) Each of the Company and CBC shall have performed in all material respects each obligation and agreement and complied in all material respects with each covenant to be performed and complied with by each of them hereunder at or prior to the Effective Time, other than the covenants in Sections 4.3(e)(i) through (iii). The Company and CBC shall not have willfully or in bad faith failed to comply with the covenants in Sections 4.3(e)(i) through (iii). The Company shall not be in material default of this Agreement pursuant to
Section 4.4.

     (c) Each of the Company and CBC shall have furnished to Buyer a certificate executed by its chairman, president or any vice-president dated the Closing Date in which such officers shall certify on behalf of the Company and CBC, respectively, that the conditions set forth in Sections 5.3(a) and 5.3(b) hereof have been fulfilled.

     (d) The redemption of Limited Partner Units pursuant to Section 2.5(a) shall have occurred.

     (e) CBC shall have, pursuant to Section 2.5, and subject to the terms and conditions of this Agreement, sold the Limited Partnership Interest to Buyer concurrently with the filing of the Certificate of Merger.

     (f) The Management Agreement (as defined in Section 3.1(l) of the Disclosure Schedule) shall have been terminated, the Company shall not have had any obligation with respect to such termination, and shall have no further obligations with respect thereto.

     (g) Each of the Company and CBC shall have furnished to Buyer such affidavits or certifications in form and substance reasonably satisfactory to Buyer as are necessary to exempt the transactions contemplated by this Agreement from the provisions of Section 1445 of the Code.

     (h) The Company shall deliver to Buyer the Letter of Credit.

                                   ARTICLE VI

                                  TERMINATION

6.1  TERMINATION OF AGREEMENT.

     This Agreement, may be terminated at any time prior to the Effective Time as provided below:

     (a) the Company and Buyer may terminate this Agreement by mutual written consent;

     (b) this Agreement may be terminated at any time after January 31, 2000 by the Company if the "Initial Level Start Date" (as such term is defined in the Bear, Stearns Letter) has not occurred on or prior to such date of termination; provided, however, that the right to terminate this Agreement pursuant to this
Section 6.1(b) shall not be available to the Company if, at the time of termination, the conditions in Sections 5.3(a) and 5.3(b) are not satisfied;

     (c) this Agreement may be terminated by the Company or Buyer if the Closing shall not have been consummated on or before April 30, 2000, unless extended by the Boards of Directors of Buyer, Merger Co., the Company and CBC; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(c) shall not be available (1) to the Company if, at the time of termination, the conditions in Sections 5.3(a) or 5.3(b) are not satisfied, or (2) to Buyer if, at the time of termination, the conditions in Sections 5.2(a) or 5.2(b) are not satisfied or Merger Co. shall not have delivered the Financing Notice by April 27, 2000; and provided, further, that if the Adjusted Net Worth has not been finally determined pursuant to Section 2.8 by April 30, 2000, then the termination right shall not be available until four business days after the Adjusted Net Worth has been finally determined pursuant to Section 2.8.

     (d) this Agreement may be terminated by the Company or Buyer if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or Buyer's purchase of the Limited Partnership Interest;

     (e) this Agreement may be terminated by Buyer or Merger Co. following a breach of any representation, warranty or covenant of the Company or CBC set forth in this Agreement (or a material breach of this Agreement pursuant to Section 4.4), in either case such that the conditions set forth in Section 5.3(a) or 5.3(b), as the case may be, are not satisfied, or would be incapable of being satisfied, within 30 days after the giving of written notice thereof to the Company or CBC;

     (f) this Agreement may be terminated by the Company or CBC, following a breach of any representation, warranty or covenant of Buyer or Merger Co. set forth in this Agreement, in either case such that the condition set forth in
Section 5.2(a) or 5.2(b), as the case may be, are not satisfied, or would be incapable of being satisfied, within 30 days after the giving of written notice to Buyer or Merger Co.;

     (g) this Agreement may be terminated by the Company or Buyer if the Merger shall not have been approved by the requisite approval of the League, the National League and MLB on or before April 30, 2000.

6.2  EFFECT OF TERMINATION.

     (a) If any Party terminates this Agreement pursuant to Section 6.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that (i) the confidentiality provisions of Section 4.3(e)(i) shall survive any such termination; (ii) no Party will be relieved of any liability under this Section 6.2 if this Agreement is terminated as a result of such Party's breach of this Agreement; (iii) if this Agreement is terminated pursuant to Section 6.1(b), then the Company shall be entitled to draw down $15 million under the Letter of Credit issued by Chase and delivered to the Company by Buyer on the date hereof (the "Letter of Credit") as liquidated damages and not as a penalty, whereupon the Letter of Credit will be canceled; and (iv) if this Agreement is terminated by the Company pursuant to Sections 6.1(c) or 6.1(f), and all of the conditions in Section 5.1 are satisfied (other than any that have not been satisfied as a result of a breach by Merger Co. or Buyer of their obligations under this Agreement) and Buyer does not have the right to terminate this Agreement pursuant to Section 6.1(e), the Company shall be entitled to draw down $30 million under the Letter of Credit as liquidated damages and not as a penalty. Buyer and Merger Co. agree that in the case of a termination referred to in clause (iii) or (iv) of the proviso of the immediately preceding sentence, the Company and CBC will sustain immediate and irreparable economic harm and loss of opportunities and that actual losses suffered by such Parties will be difficult, if not impossible, to ascertain, but that such liquidated damages amounts referred to in such clauses are reasonable, are intended to reimburse the Company and CBC for their losses arising from such termination and their reasonable expenses incurred in connection with this transaction and has been arrived at after a good faith effort by the Parties to estimate such losses.

     (b) The Company and CBC agree that the Partnership's right to receive payment of the liquidated damages amount shall be the Company's and CBC's sole and exclusive right and remedy arising from the termination of this Agreement for any reasons referred to in clause (iii) or (iv) of the proviso in Section 6.2(a).

                                  ARTICLE VII

                                 MISCELLANEOUS

7.1  SURVIVAL.

     None of the representations and warranties of the Parties will survive the Effective Time.

7.2  PRESS RELEASES AND ANNOUNCEMENTS.

     No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that the Company may make any public disclosure it believes in good faith, based upon the advice of its counsel, is required by law or regulation (in which case the Company will use reasonable best efforts to consult with the other Parties prior to making the disclosure). Notwithstanding the foregoing, the Parties shall agree to the timing and the text of the initial press release announcing the execution and delivery of this Agreement.

7.3  ENTIRE AGREEMENT.

     This Agreement (including the documents referred to herein), the Confidentiality Agreement, the Name Retention Agreement and the Voting Agreement constitute the entire agreement among the Parties and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

7.4  SUCCESSION AND ASSIGNMENT.

     This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Parties; provided, however, that Buyer or Merger Co. may assign their respective rights under this Agreement to any of its Affiliates without the consent of the other Parties hereto, so long as such assignment does not prevent or delay consummation of the Closing, it being understood that no such assignment shall relieve Buyer or Merger Co. from any of their respective obligations hereunder.

7.5  THIRD-PARTY BENEFICIARIES.

     Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries, except as provided in Sections 4.2(a) and 4.2(b) hereof.

7.6  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7.7  HEADINGS.

     The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8  NOTICES.

     All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        IF TO THE COMPANY:                         COPY TO:

        Cleveland Indians Baseball Company, Inc.   Baker & Hostetler LLP
        2401 Ontario Street                        3200 National City Center
        Cleveland, Ohio 44115                      Cleveland, Ohio 44114
        Attn: Richard E. Jacobs                    Attn: Edward G. Ptaszek, Jr.
        Fax: (440) 808-6901                        Fax: (216) 696-0740

        IF TO CBC                                  COPY TO:

        Cleveland Baseball Corporation             Baker & Hostetler LLP
        25425 Center Ridge Road                    3200 National City Center
        Cleveland, Ohio 44145                      Cleveland, Ohio 44114
        Attn: Richard E. Jacobs                    Attn: Edward G. Ptaszek, Jr.
        Fax: (440) 808-6901                        Fax: (216) 696-0740

        IF TO BUYER OR MERGER CO.:                 COPY TO:

        CIBC Merger Co. CBC Acquisition, LLC       Debevoise & Plimpton
        c/o Thrasher, Dinsmore & Dolan             875 Third Avenue
        100 7th Avenue, Suite 150                  New York, NY 10022
        Chardon, OH 44024                          Attn: Richard D. Bohm
        Attn: Joseph R. Znidarsic                  Fax: (212) 909-6836
        Fax: (440) 285-9423

     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth herein.

7.9  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Ohio state or federal court sitting in the City of Cleveland.

7.10  CONSENT TO JURISDICTION; VENUE.

     (a) Each of the Parties irrevocably submits to the jurisdiction of the state courts of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the Parties irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Ohio state or federal court sitting in the City of Cleveland. Each of the Parties agrees that a final, non-appealable judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the Parties hereto hereby waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, including, without limitation, the Merger.

     (c) Each of the Parties irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 7.10 shall affect the right of any Party to serve legal process in any other manner permitted by law.

7.11  SPECIFIC PERFORMANCE.

     The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (in each case without the requirement to post any bond), in addition to any other remedy to which they are entitled at law or in equity.

7.12  AMENDMENTS AND WAIVERS.

     No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. In addition, all amendments shall be approved by MLB. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

7.13  SEVERABILITY.

     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

7.14  EXPENSES.

     Subject to Section 2.8, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except that those expenses incurred in connection with filing, printing and mailing the Proxy Statement (including any filing fees related thereto) will be shared equally by the Company and Buyer.

7.15  CONSTRUCTION.

     The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

              [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
               LIMITED PARTNERSHIP INTEREST PURCHASE AGREEMENT.]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        CLEVELAND INDIANS BASEBALL COMPANY, INC.

                                        By: /s/  Richard E. Jacobs
                                        ----------------------------------------
                                        Name:  Richard E. Jacobs
                                        Title:   Chairman, President and Chief
                                                 Executive Officer

                                        CLEVELAND BASEBALL CORPORATION

                                        By: /s/  Richard E. Jacobs
                                        ----------------------------------------
                                        Name:  Richard E. Jacobs
                                        Title:   Chairman, President and Chief
                                                 Executive Officer

                                        CBC ACQUISITION, LLC

                                        By: /s/  Lawrence J. Dolan
                                        ----------------------------------------
                                        Name:  Lawrence J. Dolan
                                        Title:   Sole Member of LJD Baseball,
                                                 Limited, its Managing Member

                                        CIBC MERGER CO.

                                        By: /s/  Lawrence J. Dolan
                                        ----------------------------------------
                                        Name:  Lawrence J. Dolan
                                        Title:   President

                                                                      APPENDIX B

                               DISSENTERS' RIGHTS

Ohio Revised Code Sec. 1701.85 -- Dissenting shareholder's demand for fair cash value of shares.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly will return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them will bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation will make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares will bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint will contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

        (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

        (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

        (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

        (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                  DETACH CARD
 -------------------------------------------------------------------------------

                    CLEVELAND INDIANS BASEBALL COMPANY, INC.
                          (FOR CLASS A COMMON SHARES)

     The undersigned hereby appoints DAVID W. PANCOAST and ANTHONY W. WEIGAND and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the special meeting of shareholders of Cleveland Indians Baseball Company, Inc. (the "Company") to be held at the Terrace Club, 2401 Ontario Street, Cleveland, Ohio 44115, on Monday, February 7, 2000, at 10:00 a.m., local time, or any postponements or adjournments thereof, and to vote the number of Class A Common Shares of the Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as follows:

1. Proposal to adopt the Agreement and Plan of Merger and Limited Partnership Interest Purchase Agreement,
   dated November 3, 1999, by and among CBC Acquisition, LLC, CIBC Merger Co., the Company and Cleveland
   Baseball Corporation.
                     [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN
2. In their discretion, to vote on such other business as may properly come before the special meeting or any postponements or adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IN ITEM 1 AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                (Continued, and to be signed, on the other side)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                        (Continued from the other side.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
I PLAN TO ATTEND THE SPECIAL MEETING.     [ ]

                                                  Receipt of the Notice of
                                                  special meeting of
                                                  Shareholders and Proxy
                                                  Statement dated January 5,
                                                  2000, is hereby acknowledged.

                                                  Dated ________________, 2000

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  (Please sign exactly as your
                                                  name or names appear hereon,
                                                  indicating, where proper,
                                                  official position or
                                                  representative capacity.)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                    CLEVELAND INDIANS BASEBALL COMPANY, INC.
                          (FOR CLASS B COMMON SHARES)

     The undersigned hereby appoints DAVID W. PANCOAST and ANTHONY W. WEIGAND and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the special meeting of shareholders of Cleveland Indians Baseball Company, Inc. (the "Company") to be held at the Terrace Club, 2401 Ontario Street, Cleveland, Ohio 44115, on Monday, February 7, 2000, at 10:00 a.m., local time, or any postponements or adjournments thereof, and to vote the number of Class B Common Shares of the Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present, as follows:

1. Proposal to adopt the Agreement and Plan of Merger and Limited Partnership Interest Purchase Agreement,
   dated November 3, 1999, by and among CBC Acquisition, LLC, CIBC Merger Co., the Company and Cleveland
   Baseball Corporation.
                     [ ] FOR               [ ] AGAINST            [ ] ABSTAIN
2. In their discretion, to vote on such other business as may properly come before the special meeting or any postponements or adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL IN ITEM 1 AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

                                (Continued, and to be signed, on the other side)

                                  DETACH CARD
 -------------------------------------------------------------------------------

                        (Continued from the other side.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
I PLAN TO ATTEND THE SPECIAL MEETING.     [ ]

                                                  Receipt of the Notice of
                                                  special meeting of
                                                  Shareholders and Proxy
                                                  Statement dated January 5,
                                                  2000, is hereby acknowledged.

                                                  Dated _________________, 2000

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                           Signature(s)

                                                  (Please sign exactly as your
                                                  name or names appear hereon,
                                                  indicating, where proper,
                                                  official position or
                                                  representative capacity.)